    As Filed With the Securities and Exchange Commission on September 6, 2001

                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             HARRIS INTERACTIVE INC.
             (Exact Name Of Registrant As Specified In Its Charter)


   Delaware                          8532                     16-1538028

(State Or Other            (Primary Standard                (I.R.S. Employer
Jurisdiction Of            Industrial Classification      Identification No.)
Incorporation              Code Number)
Or Organization)


                               135 Corporate Woods
                            Rochester, New York 14623
                                 (716) 272-8400
          (Address, Including Zip Code, And Telephone Number, Including
             Area Code, Of Registrant's Principal Executive Offices)

                                 Gordon S. Black
                      Chairman And Chief Executive Officer
                               135 Corporate Woods
                            Rochester, New York 14623
                                 (716) 272-8400
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                       ----------------------------------

                                   Copies To:

       Beth Ela Wilkens, Esq.                      Howard A. Sobel, Esq.
       Harris Beach LLP                            Kramer Levin Naftalis
       130 East Main Street                          & Frankel LLP
       Rochester, New York  14604                  919 Third Avenue
       Telephone:  (716) 232-4440                  New York, New York  10022
                                                   Telephone:  (212) 715-9100

                       ----------------------------------

Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described in the Joint Proxy Statement/Prospectus included in this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           --------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           --------------------------


                         CALCULATION OF REGISTRATION FEE

Title Of Each              Amount To                 Proposed          Proposed
Class Of                   Be Registered (1)         Maximum           Maximum          Amount Of
Securities To Be                                     Offering          Aggregate        Registration
Registered                                           Price Per         Offering         Fee (4)
                                                     Unit              Price (3)
--------------------------------------------------------------------------------------------------------

Common stock, par          19,498,437                N/A               $43,879,459.25   $10,969.87
value $.001 par share

--------------------------------------------------------------------------------------------------------


(1) Based upon the maximum number of shares of common stock of the Registrant that may be issued to the stockholders of Total Research Corporation pursuant to the merger described herein, giving effect to the exercise of all options outstanding to purchase Total Reserach Corporation common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, and based upon the product of (a) the maximum number of shares of Total Research Corporation's common stock to be cancelled in the merger described herein (15,956,167), which number assumes the exercise of options to purchase up to 2,412,000 shares of Total Research Corporation common stock, and (b) the average of the high and low prices of Total Research Corporation's common stock on Wednesday, September 5, 2001 ($2.75), as reported on the Nasdaq National Market.

(3) Calculated by multiplying 0.00025 by the proposed maximum aggregate offering price ($43,879,459.25).


                      ------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to completion, dated September 6, 2001

                         [HARRIS INTERACTIVE INC. LOGO]

                        [TOTAL RESEARCH CORPORATION LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

The respective boards of directors of Harris Interactive Inc. ("Harris") and Total Research Corporation ("Total") have agreed on a merger. The merger is structured so that Harris will be the surviving publicly-traded company and Total will become a wholly owned subsidiary of Harris. Total stockholders will receive 1.222 shares of Harris common stock for each share of Total common stock they own. Harris stockholders will continue to own their existing shares. Harris expects to issue approximately ______ shares of its common stock in the merger. If the merger was completed today and assuming no additional issuances of common stock or options to purchase common stock by Harris or Total, the shares of Harris common stock to be issued to Total stockholders would represent approximately 32.76% of the shares of Harris common stock outstanding after the merger on a fully diluted basis. Likewise, the shares of Harris common stock held by Harris stockholders prior to the merger would represent approximately 67.25% of the shares of Harris common stock outstanding after the merger on a fully diluted basis. Upon completion of the merger, shares of Total common stock will be delisted and will no longer be traded on the Nasdaq National Market. The merger cannot be completed unless the Total stockholders adopt the merger agreement and the Harris stockholders approve the issuance of shares of Harris common stock in connection with the merger. Total has scheduled a special meeting for the Total stockholders to vote on these matters, and the Harris stockholders will vote on these matters at Harris's annual meeting. Your vote is very important.

Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to Harris or Total, as applicable. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger if you are a Total stockholder, and in favor of the issuance of shares of Harris common stock in connection with the merger if you are a Harris stockholder.

Only stockholders of record of Total as of _________, 2001 and stockholders of record of Harris as of ____________, 2001 are entitled to attend and vote at the meetings. The dates, times and places of the meetings are as follows:


For Harris stockholders:                        For Total stockholders:

(date)                                          (date)
(time)                                          (time)
(location)                                      (location)

         Shares of Harris common stock are listed on the Nasdaq National Market under the symbol "HPOL". Shares of Total common stock are listed on the Nasdaq National Market under the symbol "TOTL".

         This Joint Proxy Statement/Prospectus provides detailed information about the proposed merger. Stockholders are encouraged to read this entire Joint Proxy Statement/Prospectus carefully. In addition, a copy of each of Total's and Harris's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 accompanies this Joint Proxy Statement/Prospectus. Stockholders may obtain additional information about Harris and Total from documents that each company has filed with the Securities and Exchange Commission (the "SEC").


         /s/ Gordon S. Black                       /s/ David Brodsky
         -------------------                       -----------------

         Gordon S.  Black                          David Brodsky
         Chairman and Chief Executive Officer      Chairman
         Harris Interactive Inc.                   Total Research Corporation

         See "Risk Factors" beginning on page _____ for a discussion of issues which should be considered by stockholders with respect to the merger.

         Neither the SEC nor any state securities commission has approved or disapproved the shares of Harris common stock to be issued in connection with the merger or determined if this Joint Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This Joint Proxy Statement/Prospectus is dated ____________, 2001, and is first being mailed to stockholders on or about _____________, 2001.

                           TOTAL RESEARCH CORPORATION
                               5 Independence Way
                        Princeton, New Jersey 08543-5305

                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON , 2001

                            ------------------------

TO THE STOCKHOLDERS OF TOTAL RESEARCH CORPORATION:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Total Research Corporation ("Total") will be held at ____________________ on _____________, 2001, at _______ [a.m./p.m.], Eastern Time, for the following purposes:

         1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 5, 2001, by and among Total, Harris Interactive Inc., a Delaware corporation ("Harris"), and Total Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Harris ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into Total, and each outstanding share of Total common stock will be exchanged for 1.222 shares of Harris common stock, as more fully explained in the Joint Proxy Statement/Prospectus that accompanies this notice; and

         2. To transact such other business that may properly come before the special meeting.

         Only holders of record of shares of Total common stock at the close of business on , 2001 are entitled to notice of and to vote at the special meeting or any adjournment or adjournments thereof.

         Under Delaware law, the affirmative vote of the holders of shares representing at least a majority of the outstanding shares of Total common stock entitled to vote is required to adopt the merger agreement.

         We hope that you will attend the special meeting. Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the postage-paid envelope provided to ensure that your shares are represented at the special meeting. If you attend the special meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. You may revoke your proxy at any time before it is voted. Please review the Joint Proxy Statement/Prospectus accompanying this notice for more information regarding the proposal to adopt the merger agreement proposed for your consideration at the special meeting.

                                    By Order of the Board of Directors,


                                    Jane B. Giles
                                    Corporate Secretary


Princeton, New Jersey
__________, 2001


   The Board of Directors of Total unanimously recommends that you vote "FOR" adoption of the merger agreement. Your support is appreciated.

                             HARRIS INTERACTIVE INC.
                               135 Corporate Woods
                            Rochester, New York 14623

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON _________, 2001

                              ---------------------

TO THE STOCKHOLDERS OF HARRIS INTERACTIVE INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Harris Interactive Inc. ("Harris"), will be held at _______________________, on ________, _______, 2001, at _________ [a.m./p.m.], Eastern Time, for the
following purposes:

         1. To approve the issuance of shares of common stock, par value $.001 per share, of Harris in connection with the Agreement and Plan of Merger, dated as of August 5, 2001, by and among Harris, Total Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Harris ("Merger Sub"), and Total Research Corporation, a Delaware corporation ("Total");

         2. To re-elect Thomas D. Berman and David H. Clemm as directors, to serve for the ensuing three years;

         3. To approve an amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan by 500,000 shares; and

         4. To transact such other business that may properly come before the annual meeting.

         Only holders of record of shares of Harris common stock at the close of business on _____, 2001 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

         We hope that you will attend the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the postage-paid envelope provided to ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. You may revoke your proxy at any time before it is voted. Please review the Joint Proxy Statement/Prospectus accompanying this notice for more information regarding the proposals to be considered at the annual meeting.




                                    By Order of the Board of Directors,


                                    Bruce A. Newman
                                    Corporate Secretary


Rochester, New York
______________, 2001


  The Board of Directors of Harris unanimously recommends that you vote "FOR"
          each of the proposals to be considered at the annual meeting.
                          Your support is appreciated.

                         WHERE TO FIND MORE INFORMATION


         Each of Harris and Total file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information at the SEC's public reference room, located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, at prescribed rates.

         The filings of Harris and Total with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov."

         Harris filed a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), to register with the SEC the shares of Harris common stock issuable in connection with the merger. This Joint Proxy Statement/Prospectus is a part of that registration statement and constitutes a prospectus of Harris, in addition to being a proxy statement of Harris, for its annual meeting of stockholders, and of Total, for its special meeting of stockholders. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4, and any amendments to that document, in the manner described above.

         The SEC allows each of Harris and Total to "incorporate by reference" certain information into this Joint Proxy Statement/Prospectus, which means that Harris and Total may disclose important information to their respective stockholders about each company's business and finances by referring them to another document filed separately with the SEC. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that Harris and Total have previously filed with the SEC. These documents contain important information that stockholders should read about Harris and Total and their respective businesses and finances.

Harris SEC Filings (File No. 000-27577)                  Period
--------------------------------------------    -------------------------

Annual Report on Form 10-K                      Fiscal year ended June 30, 2001
Current Report on Form 8-K                      Filed on August 6, 2001
Current Report on Form 8-K                      Filed on August 14, 2001
Current Report on Form 8-K                      Filed on August 14, 2001


Total SEC Filings (File No. 000-15692)                   Period
--------------------------------------------    -------------------------

Annual Report on Form 10-K                      Fiscal year ended June 30, 2001
Current Report on Form 8-K                      Filed on August 6, 2001
Current Report on Form 8-K                      Filed on August 14, 2001


         Harris and Total are also incorporating by reference additional documents that they file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act between the date of this Joint Proxy Statement/Prospectus and the respective dates of the annual meeting of Harris stockholders and the special meeting of Total stockholders. The information incorporated by reference is considered to be part of this Joint Proxy Statement/Prospectus, except for any information that is superseded by information that is included in this Joint Proxy Statement/Prospectus.

         Documents incorporated by reference are available from Harris and Total without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

         Bruce A. Newman,                       Matthew Kirby,
            Corporate Secretary and Chief          Chief Financial Officer
            Financial Officer                   Total Research Corporation
         Harris Interactive Inc.                5 Independence Way
         135 Corporate Woods                    Princeton, New Jersey 08543-5305
         Rochester, New York  14623             (609) 520-9100
         (716) 272-8400


         If you would like to request documents from Total, please do so by _________, 2001 to receive them before the special meeting. If you would like to request documents from Harris, please do so by __________, 2001 to receive them before the annual meeting.

         Harris has supplied all information contained in this Joint Proxy Statement/Prospectus relating to Harris, and Total has supplied all information contained in this Joint Proxy Statement/Prospectus relating to Total.

         You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote on the matters submitted to you. Neither Harris nor Total has authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus is dated ____________, 2001. You should not assume that the information contained in this Joint Proxy Statement/Prospectus is accurate as of any date other than this date, and neither the mailing of this Joint Proxy Statement/Prospectus to stockholders nor the delivery of shares of Harris common stock in connection with the merger will create any implication to the contrary. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Joint Proxy Statement/Prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Joint Proxy Statement/Prospectus does not extend to you.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1
SUMMARY...........................................................................................................3
     The Companies................................................................................................3
     The Meetings.................................................................................................4
         TOTAL SPECIAL MEETING....................................................................................4
         HARRIS ANNUAL MEETING....................................................................................4
     The Merger...................................................................................................5
         THE EXCHANGE RATIO.......................................................................................5
         STOCKHOLDER VOTE REQUIRED................................................................................5
         APPRAISAL RIGHTS.........................................................................................5
         MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER..............................................6
         INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER........................................................6
         CONDUCT OF BUSINESS AND INTEGRATION COMMITTEE............................................................7
         CONDITIONS TO THE MERGER.................................................................................7
         TERMINATION OF THE MERGER................................................................................7
         TERMINATION FEE AND EXPENSES.............................................................................8
         NO SOLICITATION..........................................................................................8
         ACCOUNTING TREATMENT.....................................................................................8
         OPINION OF TOTAL'S FINANCIAL ADVISOR.....................................................................9
         OPINION OF HARRIS'S FINANCIAL ADVISOR....................................................................9
     Other Harris Proposals.......................................................................................9
RISK FACTORS......................................................................................................9
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION...............................................................10
SELECTED FINANCIAL DATA OF HARRIS AND TOTAL......................................................................11
         SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.................11
         UNAUDITED COMPARATIVE PER SHARE DATA....................................................................13
         COMPARATIVE MARKET PRICE INFORMATION....................................................................14
TOTAL SPECIAL MEETING............................................................................................16
         JOINT PROXY STATEMENT/PROSPECTUS........................................................................16
         DATE, TIME AND PLACE....................................................................................16
         PURPOSE OF THE TOTAL SPECIAL MEETING....................................................................16
         RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE.......................................................16
         RECOMMENDATION OF THE BOARD OF DIRECTORS OF TOTAL.......................................................17
         PROXIES; REVOCATION.....................................................................................17
         SOLICITATION OF PROXIES.................................................................................18
HARRIS ANNUAL MEETING............................................................................................18
         JOINT PROXY STATEMENT/PROSPECTUS........................................................................18
         DATE, TIME AND PLACE....................................................................................19
         PURPOSE OF THE HARRIS ANNUAL MEETING....................................................................19
         RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE.......................................................19
         RECOMMENDATION OF THE BOARD OF DIRECTORS OF HARRIS......................................................20
         PROXIES; REVOCATION.....................................................................................21
         SOLICITATION OF PROXIES AND EXPENSES....................................................................21
THE MERGER.......................................................................................................22
         BACKGROUND OF THE MERGER................................................................................22


         RECOMMENDATION OF THE BOARD OF DIRECTORS OF TOTAL; REASONS OF TOTAL FOR THE MERGER......................25
         OPINION OF TOTAL'S FINANCIAL ADVISOR....................................................................29
         RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF HARRIS; REASONS OF HARRIS FOR THE MERGER...................36
         OPINION OF HARRIS'S FINANCIAL ADVISOR...................................................................38
         INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................45
         MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...........................................................50
         ACCOUNTING TREATMENT....................................................................................51
         CERTAIN LEGAL MATTERS...................................................................................51
         U.S. FEDERAL SECURITIES LAW CONSEQUENCES................................................................52
         DIVIDENDS...............................................................................................52
         NASDAQ LISTING..........................................................................................53
         APPRAISAL RIGHTS........................................................................................53
PROVISIONS OF THE MERGER AGREEMENT...............................................................................53
         GENERAL.................................................................................................53
         THE MERGER..............................................................................................53
         EFFECTIVE TIME..........................................................................................53
         MERGER CONSIDERATION....................................................................................53
         EXCHANGE OF TOTAL COMMON STOCK..........................................................................54
         REPRESENTATIONS AND WARRANTIES..........................................................................55
         CONDUCT OF BUSINESS BY TOTAL............................................................................56
         CONDUCT OF BUSINESS BY HARRIS...........................................................................58
         INTEGRATION COMMITTEE...................................................................................59
         NO SOLICITATION.........................................................................................59
         CERTAIN OTHER COVENANTS.................................................................................61
         CONDITIONS TO THE MERGER................................................................................63
         TERMINATION OF THE MERGER...............................................................................65
         TERMINATION FEE AND EXPENSES............................................................................66
         PARTIES IN INTEREST; AMENDMENT; WAIVER..................................................................67
RELATED AGREEMENTS...............................................................................................67
         VOTING AGREEMENTS.......................................................................................67
         EMPLOYMENT AGREEMENTS...................................................................................68
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION...............................................................69
DESCRIPTION OF CAPITAL STOCK.....................................................................................71
         AUTHORIZED CAPITAL STOCK................................................................................71
         HARRIS COMMON STOCK.....................................................................................72
         HARRIS PREFERRED STOCK..................................................................................73
         LISTING.................................................................................................73
OTHER HARRIS PROPOSALS FOR STOCKHOLDER ACTION....................................................................
     Harris Proposal Number 2 - Election Of Harris Directors.....................................................73
         VOTE REQUIRED...........................................................................................74
         NOMINEES TO BOARD OF DIRECTORS..........................................................................74
         DIRECTORS NOT STANDING FOR ELECTION.....................................................................74
         BOARD MEETINGS AND COMMITTEES...........................................................................76
         DIRECTOR REMUNERATION...................................................................................76
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................76
         EXECUTIVE COMPENSATION..................................................................................78
         STOCK OPTIONS...........................................................................................79
         OPTION EXERCISES AND VALUES FOR FISCAL 2001.............................................................80
         REPORT OF HARRIS'S BOARD OF DIRECTORS ON COMPENSATION ISSUES............................................80


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS...................82
         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................83
         PERFORMANCE GRAPH.......................................................................................83
         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................................................84
         AUDIT COMMITTEE REPORT..................................................................................84
         INDEPENDENT PUBLIC ACCOUNTANTS..........................................................................85
         AUDIT FEES..............................................................................................85
         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES............................................85
         ALL OTHER FEES..........................................................................................85
     Harris Proposal Number 3 - Long-Term Incentive Plan Share Increase..........................................85
         SUMMARY OF THE PROVISIONS OF THE PLAN...................................................................85
         SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF HARRIS'S LONG-TERM INCENTIVE PLAN.........................87
COMPARISON OF STOCKHOLDER RIGHTS.................................................................................88
         CAPITALIZATION..........................................................................................89
         SPECIAL MEETINGS OF STOCKHOLDERS........................................................................89
         ACTION BY WRITTEN CONSENT IN LIEU OF A STOCKHOLDERS' MEETING............................................89
         NOTICE OF STOCKHOLDER MEETING...........................................................................90
         VOTING RIGHTS...........................................................................................92
         NUMBER AND ELECTION OF DIRECTORS........................................................................92
         VACANCIES ON THE BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS............................................93
         AMENDMENTS TO CHARTER DOCUMENTS.........................................................................93
         AMENDMENTS TO BY-LAWS...................................................................................94
         INDEMNIFICATION OF DIRECTORS AND OFFICERS...............................................................94
LEGAL MATTERS....................................................................................................95
EXPERTS..........................................................................................................96
OTHER MATTERS....................................................................................................96
FUTURE STOCKHOLDER PROPOSALS.....................................................................................96
         TOTAL...................................................................................................96
         HARRIS..................................................................................................96

Annex A - Agreement and Plan of Merger
Annex B - Opinion of Howard, Lawson & Co., LLC
Annex C - Opinion of U.S. Bancorp Piper Jaffray Inc.
Annex D - Harris Long-Term Incentive Plan

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


         Q. Why are Harris and Total proposing the merger?

         A. Harris and Total are engaged in complementary businesses in the market research and polling industry, and the merger is expected to create opportunities for revenue growth, cost savings and other synergies. By synergies, it is meant that the companies will be able to sell to one another's customers, offer customers more comprehensive and diverse products and services, use a combined worldwide network, and pursue jointly future acquisitions. This is intended to result in increased value for stockholders.

         Q. What will happen to Total as a result of the merger?

         A. Upon consummation of the merger, Total will become a wholly owned subsidiary of Harris.

         Q. What will stockholders receive in the merger?

         A. Total stockholders will receive 1.222 shares of Harris common stock in exchange for each of their shares of Total common stock. This fraction is referred to as the "exchange ratio."

         Harris stockholders will not change their holdings of shares of Harris common stock as a result of the merger.

         Q. When will the merger be completed?

         A. Harris and Total and their respective professional advisors are working diligently to complete the merger as quickly as possible. If the merger agreement is adopted by the Total stockholders and the issuance of shares of Harris common stock in connection with the merger is approved by the Harris stockholders, and all other conditions to the closing of the merger are met or waived, the merger is expected to be completed during the fourth quarter of calendar year 2001.

         Q. What should stockholders do now?

         A. After carefully reading and considering the information contained in this Joint Proxy Statement/Prospectus, stockholders should complete, sign, date and mail their proxy card in the enclosed postage-prepaid envelope as soon as possible so that their shares will be voted at the meetings. The Board of Directors of Total unanimously recommends voting for adoption of the merger agreement. The Board of Directors of Harris unanimously recommends voting for approval of the issuance of shares of Harris common stock in connection with the merger.

         Total stockholders should not send in their share certificates now. After the merger is completed, Total stockholders will receive written instructions for exchanging their share certificates.

         Q. What if a stockholder doesn't vote?

         A. If a Total stockholder fails to respond, it will have the same effect as a vote against adoption of the merger agreement. If a Total stockholder responds and does not indicate how such stockholder desires to vote, such stockholder's proxy will be counted as a vote in favor of adoption of the merger agreement. If a Total stockholder responds and abstains from voting, such stockholder's proxy will have the same effect as a vote against adoption of the merger agreement.

            So long as a quorum is present at the annual meeting, if a Harris stockholder fails to respond, it will have no effect on the proposal relating to the issuance of shares of Harris common stock in connection with the merger. If a Harris stockholder responds and does not indicate how such stockholder desires to vote, such stockholder's proxy will be counted as a vote in favor of the issuance of shares of Harris common stock in connection with the merger and in favor of all other proposals presented at the annual meeting. If a Harris stockholder responds and abstains from voting, such stockholder's proxy will have the same effect as a vote against the issuance of shares of Harris common stock in connection with the merger.

         Q. Can stockholders change their vote?

         A. Yes. Stockholders of record can change their vote at any time prior to the applicable meeting by mailing a later-dated signed proxy card or by attending their meeting and voting in person.

         Q. How do stockholders vote if their shares of Harris common stock or Total common stock are held by a bank or broker?

         A. Stockholders whose shares are held by a bank, broker or other fiduciary must contact the fiduciary to vote on their behalf.

         If a Total stockholder whose shares are held by a bank, broker or other fiduciary does not instruct the fiduciary on how to vote such stockholder's shares, the fiduciary will not vote such shares, which will have the same effect as a vote against the adoption of the merger agreement.

         If a Harris stockholder whose shares are held by a bank, broker or other fiduciary does not instruct the fiduciary on how to vote such stockholder's shares, the fiduciary will not vote such shares. This will have the same effect as a vote against the issuance of shares of Harris common stock in connection with the merger.

         Q. What should stockholders do if they have questions?

         A. Total stockholders should call Patti Hoffman at (609) 919-2548 (collect). Harris stockholders should call Dan Hucko, Harris's Director of Investor Relations, at (800) 866-7655 (toll free in the United States and Canada) or (716) 272-8400 (collect).

                                     SUMMARY

         This summary highlights selected information from this Joint Proxy Statement/Prospectus and does not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire Joint Proxy Statement/Prospectus and the other documents to which you have been referred. See "Where to Find More Information" on page i. We have also included page references to direct you to a more complete description of the topics presented in this summary.

                                  The Companies

HARRIS INTERACTIVE INC.
135 Corporate Woods
Rochester, New York  14623
(716) 272-8400

         Harris, a Delaware corporation, together with its subsidiaries, is a leading market research, polling and consulting firm, which uses Internet-based and traditional methodologies to provide its worldwide customers with critical market knowledge in many industries. Known for its HARRIS POLLSM, Harris has over 45 years of experience in providing its clients with information about the views, experiences and attitudes of people worldwide. Harris's Internet-based and traditional market research and polling services include:

         - research studies conducted on specific issues for specific customers (Custom Research);

         - research studies on issues of general interest developed and sold to numerous clients (Multi-Client Research);

         - research conducted for other research firms (Service Bureau Research); and

         - outsourced customer relationship services (Customer Relationship Services).

         In September 1997, Harris began developing its Internet Panel and its proprietary technology infrastructure to provide its clients with online market research and polling products and services. Harris's Internet Panel presently consists of several million individuals who have voluntarily agreed to participate in various online market research and polling studies. Harris believes that its Internet Panel is larger than those of any of its competitors. Consequently, Harris believes that it is the leading Internet-based market research and polling firm in the world. Harris's extensive Internet Panel and proprietary technology infrastructure enable it to offer Internet-based market research and polling products and services which meet its clients' needs for fast, comprehensive and accurate information.

         Historically, Harris provided its market research services exclusively through traditional methodologies, including direct mail, telephone surveys, mall intercepts, focus groups and in-person interviews. Harris believes, however, that the Internet is changing the market research and polling industry. Accordingly, Harris has made, and will continue to make, significant expenditures in the development of its technology platform, its Internet Panel and management and staff to lead the transformation of the market research and polling industry to an Internet-based platform.

         For further information regarding the business of Harris, see Harris's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, accompanying this Joint Proxy Statement/Prospectus.

TOTAL RESEARCH CORPORATION
5 Independence Way
Princeton, New Jersey 08543-5305
(609) 520-9100

         Total, a Delaware corporation, is a leading full-service custom and web-enabled marketing organization that provides global marketing research and marketing services to assist its clients with the pricing and positioning of new or existing products, customer loyalty measurements, brand equity and e-commerce issues, organizational structure and other marketing concerns. Total provides services for its clients by using proprietary market research and other marketing technologies developed by Total and distributed throughout various mediums, including the Internet.

         Total's clients consist principally of Fortune 100 corporations operating in a wide array of industries, including automotive, chemicals, consumer products, financial services, government, health care, information technologies, manufacturing, telecommunications, travel and utilities.

         Total operates as one business segment with four divisions which are located in several cities in the United States and in London, England. The Customer Loyalty Management division operates from offices in Princeton and Minneapolis. The Global Life Sciences division is international in nature, and maintains staff in both the Princeton and London offices. The Strategic Brand division operates from the Princeton and Minneapolis offices, and the Total Research Europe division operates from the London offices.

         For further information regarding Total's business, see Total's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, accompanying this Joint Proxy Statement/Prospectus.

                                  The Meetings

TOTAL SPECIAL MEETING

         The special meeting of Total stockholders will be held at _________________________, on _______, 2001, at _________ [a.m./p.m.], Eastern
Time. At the special meeting, Total stockholders will be asked to adopt the merger agreement. For further information, see "Total Special Meeting" beginning on page ____.

         The record date for Total stockholders entitled to receive notice of and to vote at the Total special meeting is the close of business on ___________, 2001. On that date, there were _____________ shares of Total common stock outstanding. Total stockholders will have one vote at the special meeting for each share of Total common stock which they owned on the record date.

HARRIS ANNUAL MEETING

         The annual meeting of Harris stockholders will be held at ___________, on _______, 2001, at _________ [a.m./p.m.], Eastern Time. At the annual meeting, Harris stockholders will be asked to vote in favor of the issuance of shares of Harris common stock in connection with the merger, in favor of the re-election of Thomas D. Berman and David H. Clemm as directors, and in favor of an amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance thereunder. For further information, see "Harris Annual Meeting" beginning on page ____.

         The record date for Harris stockholders entitled to receive notice of and to vote at the Harris annual meeting is the close of business on ________, 2001. On that date, there were ___ shares of Harris common stock outstanding. Harris stockholders will have one vote at the annual meeting for each share of Harris common stock which they owned on the record date.

                                   The Merger

         The proposed merger is pursuant to a merger agreement by and among Harris, Total Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Harris ("Merger Sub"), and Total. In the merger, Merger Sub will merge with and into Total and Total will become a wholly owned subsidiary of Harris. A copy of the merger agreement is attached to this Joint Proxy Statement/Prospectus as Annex A and is incorporated by reference into this Joint Proxy Statement/Prospectus. Stockholders are encouraged to read the merger agreement because it is the principal document governing the merger.

THE EXCHANGE RATIO

         In the merger, holders of Total common stock will receive 1.222 shares of Harris common stock for each share of Total common stock which they own.

STOCKHOLDER VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Total common stock as of the record date for the special meeting of the Total stockholders is required to adopt the merger agreement. Total's directors, executive officers and their respective affiliates are entitled to vote ___% of the outstanding shares of Total common stock as of ________, 2001, the record date of the special meeting of Total stockholders. For further information, see "Total Special Meeting" beginning on page ___, and see "Related Agreements - Voting Agreements" on page ___.

         Harris stockholder approval of the issuance of shares of Harris common stock in connection with the merger is required under the rules of the Nasdaq Stock Market, on which shares of Harris common stock are listed, because the number of shares of Harris common stock issued in the merger will exceed 20% of the number of shares of Harris common stock outstanding immediately prior to the merger. The affirmative vote of the holders of a majority of the outstanding shares of Harris common stock present and entitled to vote at the annual meeting of the Harris stockholders is required to approve the issuance of shares of Harris common stock in connection with the merger. Because the approval of the Harris stockholders is a condition of closing, Harris will not proceed to a closing of the merger without the requisite stockholder approval. Harris's officers and directors and their respective affiliates are entitled to vote ___% of the outstanding shares of Harris common stock as of _________, 2001, the record date of the annual meeting of Harris stockholders. For further information, see "Harris Annual Meeting" beginning on page ___, and see "Related Agreements - Voting Agreements" on page _____.

         For additional information concerning shares of Total common stock owned by Total officers and directors and Total stockholders beneficially owning more than 5% of Total's outstanding common stock as of August 1, 2001, please refer to "Item 12. Security Ownership of Certain Beneficial Owners and Management" of Total's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, accompanying this Joint Proxy Statement/Prospectus.

APPRAISAL RIGHTS

         Under Delaware law, which governs the merger, neither the Total stockholders nor the Harris stockholders have appraisal rights in connection with the merger. See "Appraisal Rights" on page _____.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


         The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Assuming the merger qualifies as a reorganization, holders of shares of Total common stock will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of their shares of Total common stock for shares of Harris common stock in the merger, except for cash received in lieu of fractional shares of Harris common stock. To review the federal income tax consequences of the merger in greater detail, see "Material U.S. Federal Income Tax Consequences" beginning on page _____.

         Tax matters are very complicated and the tax consequences of the merger to Total's stockholders will depend on the facts of each stockholder's own situation. Total stockholders should consult their own tax advisors for a full understanding of the tax consequences of the merger to them.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendation of Total's Board of Directors in favor of the merger, Total and Harris stockholders should be aware that members of Total's Board of Directors and certain of Total's executive officers will receive benefits as a result of the merger that will be in addition to or different from benefits received by Total stockholders generally. These benefits include the following:

         - severance benefits and continuation of welfare benefits to certain directors and executive officers of Total provided under pre-existing employment agreements;

         - the expansion of Harris's Board of Directors and the appointment of three present directors of Total, Albert A. Angrisani, David Brodsky and Howard L. Shecter, to Harris's Board of Directors;

         - accelerated vesting, upon consummation of the merger, of outstanding options to purchase shares of Total common stock held by certain directors and executive officers of Total and all other holders of options; and

         - customary rights to indemnification of directors and executive officers of Total against specified liabilities.

         In addition, Harris has entered into an employment agreement with Albert A. Angrisani, the President and Chief Executive Officer of Total, the effectiveness of which is conditioned upon the completion of the merger.

         For further information, see "Interests Of Certain Persons In The
Merger" beginning on page   .

         For information concerning compensation paid to or earned by Messrs. Angrisani, Brodsky and Shecter, as executive officers and/or directors of Total, positions and offices held by Messrs. Angrisani, Brodsky and Shecter within the last five years, certain relationships and transactions between Total and Messrs. Angrisani, Brodsky and Shecter and other information about these individuals, please refer to Part III of Total's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, accompanying this Joint Proxy Statement/Prospectus, including those discussions set forth under the headings "Item 10. Directors and Executive Officers of the Registrant," "Item 11. Executive Compensation," "Item 12. Security Ownership of Certain Beneficial Owners and Management" and "Item 13. Certain Relationships and Related Transactions."

CONDUCT OF BUSINESS AND INTEGRATION COMMITTEE

         Harris and Total have agreed that, prior to the consummation of the merger, each will conduct business in the ordinary and usual course, consistent with past practice. Each of Harris and Total has agreed to specific restrictions which are subject to exceptions described in the merger agreement. The parties have also established an "Integration Committee", whose purpose and power is to oversee the integration of Harris and Total as well as certain matters described in the merger agreement. For further information, see "Conduct of Business by Total" beginning on page __, "Conduct of Business by Harris" beginning on page __, and "Integration Committee" beginning on page __.

CONDITIONS TO THE MERGER

         The consummation of the merger depends upon satisfaction of a number of conditions, including:

         -        adoption of the merger agreement by the Total stockholders;

         - approval by the Harris stockholders of the issuance of shares of Harris common stock to be delivered to the Total stockholders in connection with the merger;

         - the absence of any law, decree, injunction, order or institution of any judicial or administrative proceeding that materially restricts or prohibits, or seeks to materially restrict or prohibit, the consummation of the merger;

         - all authorizations, consents, orders or approvals of, and all expirations or terminations of any waiting periods imposed by, any governmental entity have been obtained and are in full force and effect;

         - the registration statement on Form S-4, of which this Joint Proxy Statement/Prospectus forms a part, is not the subject of any stop order or proceedings seeking a stop order;

         - receipt of opinions from Kramer Levin Naftalis & Frankel LLP and Harris Beach LLP to the effect that, for United States federal income tax purposes, the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

         - approval for listing on the Nasdaq National Market of the shares of Harris common stock to be issued in connection with the merger; and

         - other customary contractual conditions set forth in the merger agreement.

         For further information, see "Conditions To the Merger" beginning on page _____.

TERMINATION OF THE MERGER

         Harris and Total may terminate the merger agreement if both parties consent in writing. In addition, either Harris or Total may terminate the merger agreement if:

         - the merger is not consummated by January 31, 2002 through no fault of the party seeking to call off the merger;

         -        the Total stockholders do not adopt the merger agreement;

         - the Harris stockholders do not approve the issuance of shares of Harris common stock in connection with the merger;

         -        there are legal restraints preventing the merger; or

         - there is a breach of any representation, warranty, covenant or agreement contained in the merger agreement which would give rise to a failure of a condition set forth in the merger agreement and which breach is incurable or has not been cured within ten business days of written notice thereof.

         Harris or Total may also terminate the merger agreement if the other party's board of directors withdraws or adversely modifies its approval, adoption or recommendation of the merger agreement or fails to hold its respective stockholders meeting as contemplated by the merger agreement or to solicit proxies in connection therewith.

         Subject to certain conditions, Total may terminate the merger agreement to accept an acquisition proposal if Total's Board of Directors reasonably believes, after consultation with its financial advisor, that such acquisition proposal is more favorable from a financial point of view to Total's stockholders than the proposed merger with Harris.

         For further information, see "Termination of the Merger" beginning on page ___.

TERMINATION FEE AND EXPENSES

         If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, Total may be required to pay a termination fee of $1,250,000 to Harris and to reimburse Harris for up to $500,000 of Harris's reasonable out-of-pocket expenses. If the merger is terminated by Harris or Total on account of a breach by the other party, the breaching party may be required to reimburse the other party for up to $625,000 of such other party's reasonable costs and expenses.

         The termination fee payable by Total, as well as the no-solicitation provisions described below, may have the effect of discouraging persons who might be interested in entering into a business combination with Total from proposing a business combination transaction. This may be so even where the consideration payable to Total stockholders in the other transaction would exceed the consideration payable in the merger.

         For further information, see "Termination Fee and Expenses" beginning on page ___.

NO SOLICITATION

         Total has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transaction with third parties. Total may respond to unsolicited transaction proposals if Total's Board of Directors reasonably determines in good faith, after due consultation with its legal advisor, that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties. Total must promptly notify Harris if it receives proposals for any such alternative acquisition transactions. For further information, see "No Solicitation" beginning on page ___.

ACCOUNTING TREATMENT

         The merger will be accounted for as a purchase by Harris in accordance with U.S. generally accepted accounting principles. For further information, see "Accounting Treatment" on page ______.

OPINION OF TOTAL'S FINANCIAL ADVISOR

         Total's financial advisor, Howard, Lawson & Co., LLC ("HL&Co"), has given a written opinion to Total's Board of Directors as to the fairness, as of August 5, 2001, to Total, from a financial point of view, of the exchange ratio set forth in the merger agreement. The full text of the written opinion of HL&Co, dated August 5, 2001, is attached to this Joint Proxy Statement/Prospectus as Annex B and should be read carefully in its entirety. The opinion of HL&Co is directed to Total's Board of Directors and does not constitute a recommendation to any stockholder how to vote on the adoption of the merger agreement. For further information, see "Opinion of Total's Financial Advisor" beginning on page ___.

OPINION OF HARRIS'S FINANCIAL ADVISOR

         Harris's financial advisor, U.S. Bancorp Piper Jaffray, Inc. ("U.S. Bancorp Piper Jaffray"), has given a written opinion to Harris's Board of Directors as to the fairness to Harris, from a financial point of view, of the exchange ratio pursuant to the merger agreement. The full text of the written opinion of U.S. Bancorp Piper Jaffray, dated August 5, 2001, is attached to this Joint Proxy Statement/Prospectus as Annex C and should be read carefully in its entirety. The opinion of U.S. Bancorp Piper Jaffray is directed to Harris's Board of Directors and does not constitute a recommendation to any stockholder how to vote on the issuance of shares of Harris common stock to be delivered in connection with the merger. For further information, see "Opinion of Harris's Financial Advisor" beginning on page ___.

                             Other Harris Proposals

         The other proposals being presented to Harris stockholders at the Harris annual meeting are:

         1. The re-election of Thomas D. Berman and David H. Clemm as directors, to serve for the ensuing three years; and

         2. An amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan from 2,750,000 to 3,250,000.

                                  RISK FACTORS

         In evaluating the merger and the merger agreement, stockholders should take into account the following risks, as well as other information included in or incorporated by reference into this Joint Proxy Statement/Prospectus, including Harris's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Total's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, each of which accompanies this Joint Proxy Statement/Prospectus:

THE EXCHANGE RATIO FOR SHARES OF HARRIS COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE.

         Under the merger agreement, each share of Total common stock will be converted into the right to receive 1.222 shares of Harris common stock. This exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of shares of Harris common stock or Total common stock. The respective prices of shares of Harris common stock and Total common stock at the completion of the merger may vary from their respective prices on the date of this Joint Proxy Statement/Prospectus and on the respective dates of the Total special meeting and the Harris annual meeting. These prices may vary as a result of changes in the business, operations or prospects of Harris and/or Total, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the respective dates of the Total special meeting and the Harris annual meeting, the respective prices of shares of Harris common stock and Total common stock on the dates of the respective meetings may not be indicative of their respective prices on the date the merger is completed. Total stockholders and Harris stockholders are encouraged to obtain current market quotations for shares of Harris common stock and Total common stock.

THE INTEGRATION OF HARRIS AND TOTAL FOLLOWING THE MERGER WILL PRESENT SIGNIFICANT CHALLENGES.

         Harris and Total will face significant challenges in combining their operations and product and service offerings in a timely and efficient manner and retaining key personnel. The integration of Harris and Total will be complex and time consuming. The failure to integrate successfully Harris and Total and to manage successfully the challenges presented by the integration process may result in Harris and Total not achieving the anticipated potential benefits of the merger.

THE PRICE OF SHARES OF HARRIS COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF SHARES OF TOTAL COMMON STOCK.

         Upon completion of the merger, holders of shares of Total common stock will become holders of shares of Harris common stock. Harris's business is different in certain respects from that of Total, and Harris's results of operations, as well as the price of shares of Harris common stock, may be affected by factors different than those affecting Total's results of operations and the price of shares of Total common stock. For a discussion of Harris's and Total's businesses and certain factors to consider in connection with such businesses, see Harris's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Total's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, each of which accompanies and is incorporated by reference in this Joint Proxy Statement/Prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Certain statements contained in or incorporated by reference into this Joint Proxy Statement/Prospectus are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statements regarding the timing or benefits of the merger or the value of the shares of Harris common stock to be received by Total stockholders as consideration for the merger, as well as expectations with respect to future sales and other results of operations, operating efficiencies and product and service expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Harris and Total and which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

         - the ability to integrate Total's business and operations into Harris's operations;

         -        overall economic and business conditions;

         -        the demand for Harris's and Total's products and services;

         - competitive factors in the market research and polling industry;

         - the risk factors described in this Joint Proxy Statement/Prospectus under the heading "Risk Factors," the risk factors set forth under the heading "Risk Factors" in Harris's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, which accompanies this Joint Proxy Statement/Prospectus, and the risk factors set forth under the heading "Factors Affecting Future Performance" in Total's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, which accompanies this Joint Proxy Statement/Prospectus;

         -        changes in government regulation;

         - changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations;

         -        economic and political conditions in international markets;

         - the ability to achieve anticipated synergies in connection with the merger; and

         - the timing, impact and other uncertainties of future mergers or acquisitions by Harris.

                   SELECTED FINANCIAL DATA OF HARRIS AND TOTAL

         The following selected historical consolidated financial information of Harris and Total is being provided to assist stockholders in analyzing the financial aspects of the merger. The information for Harris has been derived from the historical consolidated audited financial statements of Harris, including the notes thereto. The information for Total has been derived from the historical consolidated audited financial statements of Total, including the notes thereto. The information is only a summary. The information should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Harris and Total with the SEC. See "Where To Find More Information" on page i. Unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of Harris's operating results or its financial position had the merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results of the combined company. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that Harris believes are achievable.

SELECTED HISTORICAL CONSOLIDATED AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The unaudited pro forma combined financial information has been prepared using the purchase method of accounting. For purposes of the pro forma presentation, the book value of the office equipment, leasehold improvements, and software approximate fair market value. The final calculations will be determined based on studies and valuations which will be conducted. The excess of the purchase price over the net assets acquired has been allocated to goodwill and other intangibles in this presentation.

                           Harris Selected Historical
                       Consolidated Financial Information
                      (In thousands, except per share data)

                       For the Fiscal Years Ended June 30,

                               1997        1998         1999         2000         2001
Operations:
Revenues                    $23,327     $26,290      $28,965      $51,289      $60,061
Net income (loss)               728      (1,939)      (8,847)     (20,942)     (24,020)
Income (loss) per share
   Available to holders
   of common stock
       Basic                  $0.06      $(0.16)      $(1.01)      $(0.93)      $(0.70)
       Diluted                $0.06      $(0.16)      $(1.01)      $(0.93)      $(0.70)
Financial Position:
Total assets                  9,721       9,798       14,785      104,452       85,221
Long-term debt                  700         400           --           --           --
Long-term liabilities           700         400           --           --           --
Stockholders' equity/         2,392         947       (8,496)      94,350       71,174
(deficit)


                            Total Selected Historical
                       Consolidated Financial Information
                      (In thousands, except per share data)

                       For the Fiscal Years Ended June 30,

                           1997      1998      1999      2000      2001
Operations:
Revenues                $29,443   $34,057   $41,562   $50,756   $53,782
Net income                  638     1,125     1,976     1,917     2,050
Net income per share
       Basic              $0.06     $0.11     $0.17     $0.16     $0.16
       Diluted            $0.06     $0.10     $0.16     $0.14     $0.16
Financial Position:
Total assets             12,948    15,469    21,717    35,119    29,209
Debt, less current
  maturities                 --        --        --     3,702        --
Long-term liabilities       279       484       717     4,124       573
Stockholders' equity      3,648     5,077     9,079    11,905    14,377


                      Selected Unaudited Pro Forma Combined
                  Supplemental Statement Of Income Information
                      (In thousands, except per share data)

                                 Year ended June 30, 2001

Revenues                                 $113,843
Net Loss                                  (20,876)
Net Loss Per Share
   Basic                                   $(0.41)
   Diluted                                 $(0.41)

                      Selected Unaudited Pro Forma Combined
                     Supplemental Balance Sheet Information
                      (In thousands, except per share data)

                                      June 30, 2001
Total assets                             $150,103
Long-term debt                                 --
Long-term liabilities                         573
Stockholder's equity                      117,723


UNAUDITED COMPARATIVE PER SHARE DATA

         The following table summarizes on a per share basis certain (i) historical financial information, and (ii) unaudited pro forma and equivalent pro forma financial information.

         The unaudited pro forma supplemental financial information illustrates the effects of the merger as if the merger had occurred at July 1, 2000 for the statement of income information and at June 30, 2001 for the balance sheet information. The unaudited pro forma financial information, has been prepared based on the purchase method of accounting and does not include the impact of non-recurring charges directly attributable to the merger. The unaudited pro forma per share information for Harris is based on the weighted average number of outstanding shares of Harris common stock adjusted to include the number of shares of Harris common stock that would be issued in the merger in exchange for the outstanding shares of Total common stock, based on the number of shares of Total common stock outstanding for the period reported.

         All potentially dilutive securities were excluded from the calculation of diluted net loss per share, as the effect would be anti-dilutive.

         The unaudited equivalent pro forma per share information for Total is based on the unaudited pro forma amounts per share on a combined basis multiplied by the exchange ratio of 1.222. The information set forth below is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial information of Harris and Total incorporated by reference in this Joint Proxy Statement/Prospectus and the "Unaudited Pro Forma Combined Financial Information" included elsewhere in this Joint Proxy Statement/Prospectus.

                      Unaudited Comparative Per Share Data

                                                 Year Ended
                                                June 30, 2001

Harris:
Income (loss) per share
      Basic and Diluted                           ($0.70)
      Pro forma Basic and Diluted                 ($0.41)

Book value per share:
      Historical                                   $2.07

      Pro forma                                    $2.31

Cash dividends per share
      Historical                                   $ ---
      Pro forma                                    $ ---

Total:
Income (loss) per share
      Basic and Diluted                            $0.16
      Equivalent Pro forma Basic
         And Diluted                              ($0.50)

Book value per share:
      Historical                                   $1.06
      Equivalent Pro forma                         $2.82


Cash dividends per share
      Historical                                   $ ---
      Equivalent Pro forma                         $ ---


COMPARATIVE MARKET PRICE INFORMATION

         Harris Market Price Information

         Shares of Harris common stock have traded on the Nasdaq National Market under the symbol "HPOL" since Harris's initial public offering on December 6, 1999.

         The following table sets forth the high and low sale prices for shares of Harris common stock as reported on the Nasdaq National Market beginning with Harris's initial public offering.

                                                            High          Low
                                                            ----          ---
                  Fiscal 2000
                     Second quarter                        $24.00        $13.00
                     Third quarter                          21.00          6.00
                     Fourth quarter                         7.875          3.00

                  Fiscal 2001
                     First quarter                          5.375         3.125
                     Second quarter                         4.875         2.50
                     Third quarter                          6.0625        2.625
                     Fourth quarter                         3.80          2.05

         As of June 30, 2001, there were approximately 4,710 holders of record of shares of Harris common stock.

         Total Market Price Information

         Shares of Total common stock are traded on the Nasdaq National Market under the symbol "TOTL".

         The following table sets forth the high and low sale prices for shares of Total common stock as reported on the Nasdaq National Market for the prior three fiscal years of Total.

                                                     High               Low
                                                     ----               ---
                  Fiscal 1999
                     First quarter                  $3.9375            $2.50
                     Second quarter                  2.75               1.75
                     Third quarter                   3.5625             2.25
                     Fourth quarter                  4.1875             2.125

                  Fiscal 2000
                     First quarter                   4.00               3.125
                     Second quarter                  7.9375             3.25
                     Third quarter                   7.625              5.00
                     Fourth quarter                  6.00               2.375

                  Fiscal 2001
                     First quarter                   4.4375             2.6875
                     Second quarter                  4.125              2.5626
                     Third quarter                   4.00               2.50
                     Fourth quarter                  2.875              1.8125

         As of June 30, 2001, there were approximately 380 holders of record of shares of Total common stock.

         Recent Closing Prices

         The following table sets forth the closing prices per share of Harris common stock and Total common stock as reported on the Nasdaq National Market on August 3, 2001, the last full trading day prior to the public announcement of the merger agreement, and ________________, 2001, the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement/Prospectus. This table also sets forth the equivalent price per share of Total common stock on those dates. The equivalent price per share is equal to the closing price of a share of Harris common stock on that date multiplied by 1.222, the exchange ratio in the merger.

                                            Harris                     Total                     Equivalent
                  Date                      Common Stock               Common Stock              Per Share Price
                  ----                      ------------               ------------              ---------------
                  August 3, 2001            $2.70                      $2.80                         $3.30
                  _______, 2001             $_____                     $_____                        $_____


         See "Risk Factors - The Exchange Ratio for Shares of Harris Common Stock to be Received in the Merger is Fixed and Will Not Be Adjusted in the Event of Any Change in Stock Price" on page ___.

         Dividends

         Since Harris became a public company on December 6, 1999, it has not declared or paid dividends and does not intend to pay any dividends on its capital stock in the foreseeable future. Harris's future dividend policy will depend on its earnings, capital requirements, financial condition, the requirements of any financing agreements to which it may be a party, and on other factors considered relevant by its Board of Directors.

         Total's policy is to retain earnings to support the growth of its business and Total has not paid dividends to date. Total does not intend to change this policy at the present time.

         Under the terms of the merger agreement, each of Harris and Total is restricted from declaring, making or paying any dividend or other distribution or payment with respect to its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger.

                              TOTAL SPECIAL MEETING

JOINT PROXY STATEMENT/PROSPECTUS

         This Joint Proxy Statement/Prospectus is being furnished to Total stockholders in connection with the solicitation of proxies by Total's Board of Directors regarding the proposed merger. This Joint Proxy Statement/Prospectus is first being furnished to Total stockholders on or about , 2001.

DATE, TIME AND PLACE

         The special meeting of Total stockholders will be held at _____________ on ___________________, 2001, at ___________ [a.m./p.m.], Eastern Time.

PURPOSE OF THE TOTAL SPECIAL MEETING

         At the special meeting, Total stockholders will consider and vote upon a proposal to adopt the merger agreement, dated as of August 5, 2001, by and among Total, Harris and Merger Sub. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger agreement provides, among other things, that Merger Sub will be merged with and into Total and each outstanding share of Total common stock will be exchanged for 1.222 shares of Harris common stock. Total is not proposing any matters other than the adoption of the merger agreement at the special meeting.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

         The close of business on , 2001 is the record date for determining the holders of shares of Total common stock who are entitled to receive notice of and to vote at the special meeting or at any adjournment or adjournments of the special meeting. Total has one class of capital stock outstanding: common stock, par value $.001 per share. Each holder of shares of Total common stock is entitled to one vote for each share held. The holders of a majority of the outstanding shares of Total common stock entitled to vote must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business. The affirmative vote of the holders of shares representing at least a majority of the outstanding shares of Total common stock entitled to vote is required to adopt the merger agreement. On the record date, shares of Total common stock were outstanding, excluding shares held in treasury, and were held by approximately ___________ holders of record.

         Total's officers, directors and affiliates have voting power with respect to an aggregate of approximately __________ shares of Total common stock, or approximately __% of Total's total voting power outstanding as of the record date. It is currently expected that each such executive officer, director and affiliate of Total will vote the shares of Total common stock beneficially held by him or her for the adoption of the merger agreement. In addition, all of the directors of Total have entered into voting agreements with Harris that obligate them to vote all of their shares of Total common stock, which represents in the aggregate approximately 24% of the voting power of the outstanding shares of Total common stock, in favor of adoption of the merger agreement.

         Votes cast by proxy or in person at the Total special meeting will be tabulated and will determine whether or not a quorum is present. Abstentions and broker non-votes will be treated as shares present in determining whether Total has a quorum for the special meeting. However, because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Total common stock, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement. A broker non-vote means a broker or other fiduciary or nominee indicates on a proxy that it does not have direction or authority to vote certain shares. A broker or other fiduciary or nominee will vote shares of Total common stock only if the beneficial owner of such shares provides instructions on how to vote by following the instructions provided by such broker, fiduciary or other nominee.

         Total's Board of Directors urges the Total stockholders to sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF TOTAL

         Total's Board of Directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby. Total's Board of Directors has determined that the merger agreement is fair to and in the best interests of Total and its stockholders and unanimously recommends that Total's stockholders vote for the adoption of the merger agreement. See "Recommendation of the Board of Directors of Total; Reasons of Total for the Merger" beginning on page __, and "Interests of Certain Persons in the Merger" beginning on page
__.

PROXIES; REVOCATION

         A proxy card is enclosed for use by Total stockholders. Total's Board of Directors requests that stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. If stockholders have questions or requests for
assistance in completing and submitting proxy cards, they should contact       ,
a firm retained by Total, at the following address and telephone number:

                            -------------------------

                            -------------------------

                            -------------------------

         All properly executed proxies that are not revoked will be voted at the special meeting as instructed on those proxies. A stockholder who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to any of the persons named as proxies or to the Secretary of Total, or by attending the special meeting and voting in person. If you instructed a nominee on how to vote your shares of Total common stock, you must follow directions received from your nominee to change your vote. A proxy that has been properly executed, but has otherwise been left blank, will be voted for the adoption of the merger agreement, unless the proxy is revoked before the vote is taken. Shares that are not voted will have the same effect as a vote against adoption of the merger agreement.

         Total's Board of Directors is unaware of any other matters that may be presented for action at the Total special meeting. If other matters do properly come before the meeting, however, it is intended that shares represented by proxies in the enclosed form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against adoption of the merger agreement will be voted in favor of any adjournment or adjournments of the Total special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

         Management of Total may use the services of its directors, officers and employees in soliciting proxies, who will not receive any additional compensation therefor, but who will be reimbursed for their out-of-pocket expenses. Total will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies. In addition, Total has retained ........ to assist with the solicitation of proxies for a fee not to exceed $_________, plus reimbursement of out-of-pocket expenses. Total and Harris will pay their respective expenses incurred in connection with the filing, printing and mailing of this Joint Proxy Statement/Prospectus. If the merger is not consummated, the parties will share equally in the aggregate filing, printing and mailing expenses.

                              HARRIS ANNUAL MEETING

JOINT PROXY STATEMENT/PROSPECTUS

         Harris is furnishing this Joint Proxy Statement/Prospectus to holders of shares of Harris common stock in connection with the solicitation by Harris's Board of Directors of proxies to be voted at the annual meeting and at any adjournment or postponement of the annual meeting.

         This Joint Proxy Statement/Prospectus is also being furnished by Harris to Total's stockholders as a prospectus in connection with the issuance by Harris of shares of Harris common stock as contemplated by the merger agreement. This Joint Proxy Statement/Prospectus is first being mailed to Harris's stockholders on or about _______, 2001.

DATE, TIME AND PLACE

         The annual meeting of Harris stockholders will be held at _______________, on ________, 2001, at _________ [a.m./p.m.], Eastern Time.

PURPOSE OF THE HARRIS ANNUAL MEETING

         At the Harris annual meeting, Harris stockholders will be asked to consider and vote upon the following proposals:

         1. to approve the issuance of 1.222 shares of Harris common stock for each outstanding share of Total common stock in connection with the merger;

         2. to re-elect Thomas D. Berman and David H. Clemm as directors of Harris, to serve for the ensuing three years; and

         3. to approve an amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan from 2,750,000 to 3,250,000.

         The consummation of the merger is not conditioned on the approval by the Harris stockholders of proposals 2 or 3.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

         The close of business on _______, 2001 is the record date for determining the holders of shares of Harris common stock who are entitled to receive notice of and to vote at the Harris annual meeting or at any adjournment or postponement of the Harris annual meeting.

         Harris has one class of capital stock outstanding: common stock, par value $.001 per share. Each holder of shares of Harris common stock is entitled to one vote for each share held. The holders of a majority of the outstanding shares of Harris common stock entitled to vote must be present at the annual meeting, in person or by proxy, to constitute a quorum to transact business.

         The affirmative vote of the holders of a majority of the outstanding shares of Harris common stock present and entitled to vote at the annual meeting is required to approve the issuance of shares of Harris common stock in connection with the merger and the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the re-election of the director nominees. On the record date, there were shares of Harris common stock outstanding, excluding shares held in treasury, held by approximately holders of record.

         Harris's officers and directors and their affiliates have voting power with respect to an aggregate of approximately _________ shares of Harris common stock, or approximately ______% of Harris's aggregate voting power, outstanding as of the record date. It is currently expected that each such officer and director of Harris and his or her affiliates will vote the shares of Harris common stock beneficially held by him, her or it for the approval of the issuance of shares of Harris common stock in connection with the merger, the re-election of Thomas D. Berman and David H. Clemm as directors of Harris, and the approval of the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of

Harris common stock reserved for issuance under the Long-Term Incentive Plan. Certain Harris officers and directors entered into voting agreements with Total which obligate them to vote shares of Harris common stock, which represent in the aggregate approximately ___% of the outstanding shares of Harris common stock on _______, 2001, the record date for the annual meeting, in favor of the issuance of shares of Harris common stock in connection with the merger.

         Votes cast by proxy or in person at the Harris annual meeting will be tabulated and will determine whether or not a quorum is present. Abstentions will be treated as shares present in determining whether Harris has a quorum for the annual meeting, and will have the same effect as a vote against the issuance of shares of Harris common stock in connection with the merger and against amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan. Abstentions will have no effect on the outcome of the proposal relating to re-election of the director nominees.

         A broker or other fiduciary or nominee will vote shares of Harris common stock only if the beneficial owner of such shares provides instructions on how to vote by following the instructions provided by such broker, fiduciary or nominee. If a broker or other fiduciary or nominee indicates on a proxy that it does not have direction or authority to vote certain shares, those shares will be considered present at the annual meeting for purposes of determining a quorum. Broker non-votes will have the same effect as a vote against the issuance of shares of Harris common stock in connection with the merger and against the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan. Broker non-votes will have no effect on the outcome of the proposal relating to the re-election of the director nominees.

         Because approval of the issuance of shares of Harris common stock in connection with the merger and approval of the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan each requires the affirmative vote of the holders of a majority of the outstanding shares of Harris common stock present and entitled to vote at the annual meeting, abstentions and broker non-votes will have the same effect as a vote against the issuance of shares of Harris common stock in connection with the merger and against the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan.

         Because approval of the proposal relating to re-election of the director nominees requires a plurality of the votes cast at the annual meeting, abstentions and broker non-votes will have no effect on the outcome of the proposal relating to re-election of the director nominees.

         Accordingly, Harris's Board of Directors urges the Harris stockholders to complete, sign and date and return the enclosed proxy card as promptly as possible in the enclosed, postage-prepaid envelope.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF HARRIS

         Harris's Board of Directors has unanimously approved the issuance of shares of Harris common stock in connection with the merger and the transactions contemplated by the merger agreement. Harris's Board of Directors has determined that the merger is fair to and in the best interest of Harris and its stockholders and unanimously recommends that the Harris stockholders vote for the approval of the issuance of shares of Harris common stock in connection with the merger. See "Recommendation of the Board of Directors of Harris; Reasons of Harris for the Merger" beginning on page _____, and "Interests of Certain Persons in the Merger" beginning on page ____. Harris's Board of Directors also unanimously recommends that the Harris stockholders vote for the re-election of Thomas D. Berman and David H. Clemm to serve as directors of Harris and for the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan.

PROXIES; REVOCATION

         A proxy card is enclosed for use by Harris stockholders. Harris's Board of Directors requests that stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. Any Harris stockholder who has questions or requests for assistance in completing and submitting a proxy card should contact Harris at the following address and telephone number:

                             Harris Interactive Inc.
                               135 Corporate Woods
                            Rochester, New York 14623
                                 (716) 272-8400

         All properly executed proxies that are not revoked will be voted at the Harris annual meeting as instructed on such proxies. A stockholder of record who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to any of the persons named as proxies or to Harris, addressed to the Secretary, or by attending the Harris annual meeting and voting in person. A stockholder whose shares are held by a broker, bank or other fiduciary must bring to the special meeting a legal proxy from such fiduciary authorizing such stockholder to vote the shares at the special meeting. A proxy that has been properly executed, but has otherwise been left blank, will be voted for the approval of the issuance of shares of Harris common stock in connection with the merger, for the approval of the amendment to Harris's Long-Term Incentive Plan to increase the number of shares of Harris common stock reserved for issuance under the Long-Term Incentive Plan, and for the re-election of Thomas D. Berman and David H. Clemm to serve as directors of Harris, unless the proxy is revoked before the vote is taken. Harris's Board of Directors is unaware of any other matters that may be presented for action at the Harris annual meeting. If other matters do properly come before the meeting, however, it is intended that shares represented by the proxies in the enclosed form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval of the issuance of shares of Harris common stock in connection with the merger will be voted in favor of any adjournment or postponement of the Harris annual meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES AND EXPENSES

         Management of Harris may use the services of its directors, officers and employees in soliciting proxies. These persons will not receive any additional compensation therefor, but will be reimbursed for their out-of-pocket expenses. Harris will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies. Harris and Total will pay their respective expenses incurred in connection with the filing, printing and mailing of this Joint Proxy Statement/Prospectus. If the merger is not consummated, the parties will share equally in the aggregate filing, printing and mailing expenses.

                                   THE MERGER

         This section, as well as the following section entitled "Provisions of the Merger Agreement," describes the material aspects of the proposed merger, including the merger agreement. These discussions are qualified in their entirety by reference to the merger agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus. Stockholders should read the merger agreement in its entirety as it is the legal document that governs the merger.

BACKGROUND OF THE MERGER

         In the Prospectus filed in connection with its initial public offering of stock in December 1999, Harris indicated its intention to use a portion of the proceeds to expand its business through acquisitions of complementary businesses. Following the offering, Harris's officers identified a number of companies that might fit into Harris's strategic plan. From time to time, direct approaches were made to companies in which Harris had an interest, or Harris responded to inquiries from such companies. Pursuant to this plan, Harris acquired the custom research business of Yankelovich Partners, Inc. in the United States in February 2001 and Market Research Solutions, Ltd. in England in August 2001.

         Total was among the companies identified by Harris as it reviewed possible advantageous business combinations. On May 2, 2001, Dr. Gordon S. Black, Chief Executive Officer and Chairman of the Board of Harris, contacted Albert A. Angrisani, President and Chief Executive Officer of Total, outlining possible strategic advantages of a merger and suggesting further discussions. Mr. Angrisani responded the same day indicating a willingness to explore the possibility of a business combination with Harris.

         As a result of these communications, a meeting was held in New York City on May 11, 2001, attended by Dr. Black, David H. Clemm, President and Chief Operating Officer of Harris, Thomas D. Berman, a director of Harris, James R. Riedman, a director of Harris, Mr. Angrisani and Howard L. Shecter, Vice Chairman of the Board of Total. It was the consensus of the meeting to engage in discussions, and valuation and governance were identified as the key issues to be addressed initially. On May 17, Dr. Black, Mr. Clemm and Mr. Angrisani had a meeting in New York City to discuss generally certain management and governance issues. Dr. Black, Mr. Shecter and Mr. David Brodsky, Chairman of the Board of Total, had a follow up meeting on May 24, 2001 and generally discussed the process for proceeding further with discussions regarding a potential transaction. On May 30, 2001, a confidentiality agreement was signed by the parties which was amended on June 5, 2001.

         In April 2001, prior to receiving Dr. Black's initial communication, Total's Executive Committee had begun a process of reviewing Total's strategic alternatives, including the possibility of making strategic acquisitions, remaining independent without further acquisitions, or effecting a strategic merger with a peer company. In the course of this process, Total's Executive Committee interviewed three potential financial advisors and received presentations and proposals from each.

         On May 29, 2001, Dr. Black sent a memorandum to Harris's Board of Directors describing certain potential benefits of a transaction with Total. He also engaged Harris Beach LLP to provide legal services, and began discussions with several investment banking firms regarding financial advisory services in connection with the possible merger. Proposals from three investment banking firms were sent to members of Harris's Board of Directors for review.

         In late May, Total's Executive Committee had discussions with potential financial advisors, including two of the firms which it had interviewed the preceding month and ultimately retained HL&Co on June 1, 2001. At approximately the same time, Total also engaged Kramer Levin Naftalis & Frankel LLP to serve as its legal advisor and Ernst & Young LLP to serve as its accounting advisor.

         Dr. Black sent a memo to Mr. Angrisani and Mr. Shecter on May 30, 2001 with a proposed governance structure to serve as a basis for further discussion. On June 1, Dr. Black, Mr. Clemm, and Mr. Angrisani met in Princeton, New Jersey and issues regarding a post-merger management structure were reviewed.

         Harris's Board of Directors met by conference telephone call on May 31, 2001. Harris's Board of Directors approved retention of U.S. Bancorp Piper Jaffray to act as financial advisor in connection with the possible transaction, and designated Dr. Black, Mr. Clemm, and outside directors, Mr. Berman and Mr. Riedman, to act as principal representatives of Harris in negotiations with Total. Harris's Board of Directors met again in Rochester, New York on June 6, 2001. Representatives of Harris Beach LLP briefed Harris's Board of Directors on legal considerations in connection with the proposed transaction and representatives of U.S. Bancorp Piper Jaffray reviewed selected publicly available business and financial information concerning Total and a potential business combination between Harris and Total. Management provided an overview of possible benefits and risks of a transaction. Harris's Board of Directors determined to proceed with due diligence and negotiations.

         On June 8, Mr. Angrisani met with Bruce A. Newman, Harris's Chief Financial Officer, in New York City to discuss the financial performance and financial projections of the two companies.

         On June 11, Harris directors Benjamin Addoms and Mr. Berman met with Mr. Shecter and Mr. Brodsky in Chicago to discuss issues related to corporate culture, management and governance. Messrs. Shecter and Brodsky met in Rochester the following day with Mr. Riedman, and separately with Dr. Black and Mr. Clemm, regarding the same issues.

         Between June 13 and the end of June, several drafts of a proposed term sheet were circulated among the parties' respective financial and legal advisors, after consultation with management. It was ultimately determined to proceed to negotiation of a definitive agreement rather than finalizing the term sheet. The parties' respective financial advisors also had preliminary discussions regarding a possible range of valuations during the same period.

         The parties' accountants, financial advisors, legal counsel and management representatives began due diligence in mid-June. On June 20, 2001, a special meeting of the Board of Directors of Total was convened in Princeton to discuss preliminary financial, legal and accounting due diligence issues with representatives of Total's financial, legal and accounting advisors. Representatives of Kramer Levin Naftalis & Frankel LLP also discussed with Total's Board of Directors its fiduciary duties in considering a potential transaction with Harris. Total's Board of Directors discussed the possible benefits and strategic advantages of a combination between Harris and Total and emphasized the view that Mr. Angrisani should have a significant role in the management of the combined company following any combination. Total's Board of Directors discussed the nature of the proposed executive responsibilities that Mr. Angrisani would assume and also discussed the notion that Messrs. Angrisani, Brodsky and Shecter would join Harris's Board of Directors following a combination. Total's Board of Directors ratified the engagement of Howard, Lawson & Co., LLC ("HL&Co"), Kramer Levin Naftalis & Frankel LLP and Ernst & Young LLP, and authorized the Executive Committee and Total's advisors to proceed with due diligence and the negotiation of a merger agreement.

         On June 29, 2001, the first draft of a merger agreement was circulated to senior management and the advisors of each company. Draft voting agreements were circulated shortly thereafter, and the management and advisors of each company reviewed and negotiated the legal and economic terms of the agreements and valuation issues over the next month. On June 22, Mr. Angrisani met with Mr. Berman in Princeton and, on July 5, Mr. Angrisani met with Mr. Riedman in Princeton. The subjects of discussion at both meetings were management and governance.

         Among management issues, Mr. Angrisani's post-combination management responsibilities and his post-combination employment agreement received significant attention. On June 27, 2001, Mr. Angrisani's legal advisor suggested proposed terms of an agreement and Dr. Black requested Messrs. Berman, Riedman and Shecter to act as an informal negotiating committee related to Mr. Angrisani's employment arrangement. Numerous discussions occurred over the following month.

         On July 18, a special meeting of the Board of Directors of Total was held by teleconference. At the meeting, Total's advisors reported on due diligence issues and the status of negotiations of the merger agreement. HL&Co made a preliminary presentation regarding its financial analysis of the proposed transaction. Total's Board of Directors authorized continuing the negotiations with Harris. On July 25, Total's Board of Directors held another special meeting in New York City to discuss the proposed transaction. HL&Co provided an update of its financial analysis and Kramer Levin Naftalis & Frankel LLP provided a status report on the negotiation of the merger agreement and the voting agreements. Total's Board of Directors again authorized the continuation of the negotiations with Harris.

         On July 27, 2001, Harris's Board of Directors met to review the proposed transaction. The results of due diligence were reviewed, and Harris's legal counsel discussed open issues relating to the merger and related agreements. Senior management of Harris described the status of discussions related to management and governance issues. Harris's Board of Directors authorized continued work on the legal agreements but directed management not to proceed with the transaction until open issues relating to the management and operations of the combined company were resolved to the satisfaction of Harris's Board of Directors.

         Beginning late in the afternoon of July 27 and continuing into the evening, Mr. Brodsky, Mr. Shecter and Mr. Angrisani, on behalf of Total, and Dr. Black, Mr. Clemm, Mr. Newman and David Vaden, Vice President - Corporate Finance, on behalf of Harris, met in New York City to discuss various open issues, including valuation and the indicative exchange ratio.

         Mr. Angrisani traveled to Rochester on July 30 and 31, 2001 for meetings with Harris's senior management regarding the executive responsibilities of the senior executives of the combined company following the completion of the merger as well as future plans regarding operations of the combined company. Following those meetings, Dr. Black and Mr. Clemm provided additional information to, and had further discussions with, members of Harris's Board of Directors, and the parties continued to negotiate the final exchange ratio for the proposed transaction. Harris's financial advisors conducted an informal telephonic briefing on financial issues to some of Harris's outside directors the afternoon of August 3, 2001. A conference call was held among Dr. Black, Mr. Clemm, Mr. Shecter and the respective parties' legal counsel the evening of August 3, 2001, at which time tentative agreement was reached as to remaining issues related to conduct of the businesses prior to stockholder approval of the transaction and terms and conditions of Mr. Angrisani's employment agreement. Negotiations continued on August 4, 2001 and August 5, 2001 regarding Mr. Angrisani's proposed contract.

         With respect to valuation, the initial proposal made by Harris to Total was that Total stockholders would receive approximately 29% or 30% of the equity of the combined company. Total's initial response was that its stockholders should receive in excess of 35% of the equity of the combined company. As a consequence of numerous discussions and counterproposals by the parties and their financial advisors, the parties ultimately agreed that Total stockholders would receive approximately 32.76% of the equity of the combined company, from which the 1.222 exchange ratio was derived.

         Harris's Board of Directors met on the afternoon of August 5, 2001 and reviewed various written materials previously presented to Harris's Board of Directors. Harris's senior management made a presentation regarding the status of discussions and negotiations, including the results of discussions related to management issues and the proposed exchange ratio. Harris's management, legal and financial advisors further reviewed the due diligence process and results, as well as the proposed merger agreement, voting agreements and employment agreement with Mr. Angrisani. Representatives of U.S. Bancorp Piper Jaffray reviewed in detail information relating to Harris and Total as well as market and other related data, and delivered its opinion to Harris's Board of Directors to the effect that the exchange ratio was fair, from a financial point of view, to Harris. After further review and discussion, Harris's Board of Directors, with Mr. Addoms absent, approved the merger agreement and declared its advisability, recommended for approval of the Harris stockholders the issuance of shares of Harris common stock as contemplated by the merger agreement, and authorized management to execute and deliver such agreement subject to final resolution of issues related to Mr. Angrisani's agreement in form satisfactory to Dr. Black, Mr. Berman and Mr. Riedman. A conference call among Dr. Black, Mr. Berman and Mr. Riedman followed the meeting of Harris's Board of Directors and issues related to Mr. Angrisani's employment agreement were resolved.

         On August 5, Total's Board of Directors held a special meeting by teleconference. Kramer Levin Naftalis & Frankel LLP reviewed with Total's Board of Directors the proposed final merger agreement and voting agreements. Mr. Shecter reviewed with Total's Board of Directors Mr. Angrisani's proposed executive responsibilities with respect to the combined company and the proposed terms of Mr. Angrisani's employment agreement with Harris, which would take effect upon the consummation of the merger. Kramer Levin Naftalis & Frankel LLP and Mr. Shecter also discussed with Total's Board of Directors the proposed role and responsibilities of the Integration Committee and the nature of the matters that would be referred to the Integration Committee for consideration. HL&Co presented its financial analysis and provided its opinion that, subject to the terms and conditions thereof, as of August 5, 2001 the exchange ratio was fair to the stockholders of Total, other than Harris, Merger Sub, or any subsidiaries of Harris or Merger Sub, from a financial point of view. Total's Board of Directors then approved the merger agreement, declared its advisability and recommended that the agreement be submitted to the stockholders of Total for their approval.

         The Board of Directors of Merger Sub, and Harris as the sole stockholder of Merger Sub, approved the merger agreement and authorized management to execute and deliver such agreement, acting by unanimous written consent on August 5, 2001.

         The definitive merger agreement, voting agreements and agreement with Mr. Angrisani were executed the evening of August 5, 2001, and on August 6, 2001, the parties issued a joint press release announcing the signing of the merger agreement. At a telephonic meeting held on August 21, 2001, Harris's Board of Directors, with Mr. Addoms present, ratified the actions of Harris's Board of Directors on August 5, 2001.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF TOTAL; REASONS OF TOTAL FOR THE
MERGER

         At a meeting of the Total Board of Directors held on August 5, 2001, after careful consideration, Total's Board of Directors unanimously:

         - determined that the merger is fair to, and in the best interests of, Total and its stockholders;

         -        approved the merger and adopted the merger agreement; and

         - recommended that holders of shares of Total common stock vote for the adoption of the merger agreement.

         In deciding to approve and adopt the merger agreement and to recommend approval and adoption of the merger agreement by the holders of shares of Total common stock, Total's Board of Directors consulted with Total management, as well as Total's financial and legal advisors.

         The strategic factors considered by Total's Board of Directors in approving the merger and adopting the merger agreement were the following:

         - the market research industry in which Total operates continues to be affected by advances in technology, including the use of the Internet as a less expensive and faster means of data collection as compared to telephonic data collection. Through the merger, Total will become part of a larger and more diversified company, and will have access to Harris's leading technological expertise in the area of Internet-based market surveys. Total will be able to offer its existing and future customers Harris's full spectrum of market research capabilities, including Harris's Internet-based methodologies. Accordingly, Total's Board of Directors believes that a combination with Harris will provide Total with access to significantly greater financial and operational resources and a stronger market and competitive position than Total could achieve on a stand-alone basis;

         - the complementary nature of certain of Total's and Harris's products, which Total's Board of Directors believes will allow Total both to attract Harris's customers as new customers for Total products and to offer Harris products to Total's current customers; and

         - the combination of Total and Harris should accelerate the development of product ideas and create opportunities for efficiencies that should enable each company to enhance its skill base, competitiveness, marketability, product quality and profitability. Furthermore, it is expected that the cost of future research and development activities can be distributed over a larger base and that the combined research and development efforts of the two companies will promote enhanced productivity.

         Total's Board of Directors also considered, in approving the merger and adopting the merger agreement, the following additional factors and potential benefits of the merger:

         - the Total Board of Directors' familiarity with and review of Total's own business, operations, financial condition and earnings on a historical and prospective basis;

         - the Total Board of Directors' review of Harris's business, operations, financial condition and earnings on a historical and prospective basis;

         - the current and prospective economic and competitive environment facing the market research industry generally;

         - the financial and business prospects for the combined company, including general information relating to possible synergies, cost reductions, operating efficiencies and consolidations; and the ability of the combined company to offer customers a broader spectrum of market research services;

         - the fact that the exchange ratio of 1.222 shares of Harris common stock for each share of Total common stock had an implied transaction value of $3.30 per share of Total common stock based upon the closing price of shares of Total common stock on the Nasdaq National Market as of August 3, 2001. The implied transaction value was a 17.8% premium over the closing price of shares of Total common stock on the Nasdaq National Market as of August 3, 2001, a 60.9% premium over the closing price of shares of Total common stock on the Nasdaq National Market 30 calendar days prior to August 3, 2001, and a 46.4% premium over the closing price of shares of Total common stock on the Nasdaq National Market 30 trading days prior to August 3, 2001;

         - the fact that, when the merger is completed, the former Total stockholders will own approximately 32.76% of the shares of Harris common stock outstanding after the merger on a fully diluted basis;

         - the financial presentations by HL&Co to Total's Board of Directors and the information and analyses contained in its presentations, and the opinion of HL&Co that as of August 5, 2001, and based upon and subject to the procedures followed, assumptions made, matters considered and limitations on the analyses undertaken as described in its written opinion, the exchange ratio of 1.222 was fair from a financial point of view to Total stockholders other than Harris, Merger Sub or any subsidiaries of Harris or Merger Sub. The full text of the HL&Co written opinion, dated as of August 5, 2001, is attached as Annex B to this Joint Proxy Statement/Prospectus. Total stockholders are urged to read this opinion carefully and in its entirety. Also, see "Opinion of Total's Financial Advisor" beginning on page ___;

         -        the qualification of the merger as a reorganization for U.S.
                  federal income tax purposes, which will permit Total stockholders to receive shares of Harris common stock in a tax-free exchange under U.S. federal income tax laws;

         - the combined company's strong and experienced management team which, pursuant to the merger agreement, will include Albert
                  A. Angrisani as the new President and Chief Operating Officer;

         - the agreement that upon the completion of the merger, the Harris Board of Directors will be expanded to ten members and will include the following former members of Total's Board of
                  Directors: Albert A. Angrisani, David Brodsky and Howard L. Shecter;

         - the fact that the merger agreement provides that, upon the signing of the merger agreement, an Integration Committee was established that is comprised of certain members of Total's Board of Directors and certain members of Harris's Board of Directors;

         - the support of the merger by certain of Total's stockholders (representing in the aggregate approximately __% of the outstanding shares of Total common stock), as evidenced by the execution by each of them of voting agreements with Harris pursuant to which such stockholders committed to vote their shares of Total common stock in favor of adoption of the merger agreement. Such Total stockholders will not be receiving any consideration for their shares in the merger different from any other Total stockholders. See "Voting Agreements" on page ___;

         - the support of the merger by certain of Harris's stockholders (representing in the aggregate approximately __% of the outstanding shares of Harris common stock), as evidenced by the execution by each of them of voting agreements with Total pursuant to which such stockholders committed to vote their shares of Harris common stock in favor of the issuance of shares of Harris common stock in connection with the merger. See "Voting Agreements" on page ___;

         - the fact that adoption of the merger agreement requires the affirmative vote of at least a majority of the holders of the outstanding shares of Total common stock entitled to vote;

         - the review of, and discussions with, Total's senior management and legal, accounting and financial advisors regarding the business, financial, legal and accounting aspects of the merger;

         - the recognition by Total's Board of Directors that certain members of Total's management have interests in the merger that are in addition to or different from their interests as holders of shares of Total common stock. See "Interests of Certain Persons in the Merger" beginning on page ___; and

         - the effect of the merger on various employment agreements and benefit plans of Total, including the fact that outstanding options to acquire shares of Total common stock that are unvested at the completion of the merger will vest and become immediately exercisable and convert into options to purchase shares of Harris common stock at that time, in accordance with the terms and conditions of the applicable agreements and plan, as amended. See "Treatment of Total Stock Options" beginning on page ___.

         Total's Board of Directors also considered and balanced against the potential benefits of the merger the following potentially negative factors:

         -        the risk that the merger would not be consummated;

         - the substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

         - the fact that Total stockholders will not receive the full benefit of any future growth in the value of their equity that Total may have achieved as an independent company, and the potential disadvantage to Total stockholders in the event that Harris does not perform as well in the future as Total may have performed as an independent company;

         - the risks associated with integrating Total's existing operations with those of Harris, including the potential loss of key personnel of Total and difficulty in integrating corporate, accounting, financial reporting and management information systems of Total with those of Harris;

         - the possibility that certain provisions of the merger agreement, including, among others, the non-solicitation and termination fee payment provisions, as well as the voting agreements, might have the effect of discouraging other persons potentially interested in merging with or acquiring Total from pursuing such an opportunity; and

         - other matters described under "Risk Factors" beginning on page ___.

         After detailed consideration of these factors, Total's Board of Directors concluded that the potential benefits of the merger outweighed these considerations.

         The above discussion of the information and factors considered by Total's Board of Directors is not exhaustive and does not include all factors considered by the Board of Directors of Total. Each member of Total's Board of Directors also may have considered different factors. In view of the variety of factors considered in connection with its evaluation of the merger, Total's Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative or specific weights to the different factors. Rather, Total's Board of Directors views its recommendation as being based on the totality of the information presented to and considered by it. Total's Board of Directors considered all of these factors and determined that these factors, as a whole, supported the conclusions and recommendations described above. Based on the factors outlined above, Total's Board of Directors determined that the merger is fair to, and in the best interests of, Total and its stockholders.

         Total's Board of Directors has unanimously determined that the merger is fair to, and in the best interests of, Total and its stockholders and unanimously recommends that Total stockholders vote for the adoption of the merger agreement.

OPINION OF TOTAL'S FINANCIAL ADVISOR

         Total retained Howard, Lawson & Co., LLC ("HL&Co"), an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation, as its exclusive financial advisor in connection with the merger. Total asked HL&Co, in its role as financial advisor to Total, to render an opinion as to the fairness, from a financial point of view, of the exchange ratio. On August 5, 2001, at a meeting of Total's Board of Directors, HL&Co delivered its oral opinion to Total's Board of Directors, which was subsequently confirmed in writing, that as of August 5, 2001, based upon and subject to the assumptions, limitations, qualifications and other matters described in the written HL&Co opinion, the exchange ratio was fair, from a financial point of view, to the holders of shares of Total common stock other than Harris, Merger Sub, or any subsidiaries of Harris or Merger Sub. No limitations were imposed by Total's Board of Directors on HL&Co with respect to the investigations made or procedures followed by HL&Co in furnishing its opinion. HL&Co was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger.

         The full text of the HL&Co opinion is attached to this Joint Proxy Statement/Prospectus as Annex B. The opinion sets forth, among other things, the assumptions made, matters considered and limitations on HL&Co's review, and is incorporated by reference into this Joint Proxy Statement/Prospectus. This summary of the HL&Co opinion is qualified in its entirety by reference to the full text of the HL&Co opinion, and you are urged to read the HL&Co opinion in its entirety. The HL&Co opinion was prepared for the benefit and use of Total's Board of Directors in its evaluation of the financial terms of the exchange ratio and the merger. The opinion is not a recommendation to the stockholders of Total as to how they should vote on, or take any other action with respect to, the merger or their shares of Total common stock.

         In arriving at its opinion, HL&Co:

         1. reviewed certain publicly available historical financial statements and other historical business, financial and operating information of Total and Harris, respectively;

         2. reviewed certain internal historical financial statements and other historical business, financial and operating data of Total and Harris prepared by the management of Total and Harris, respectively;

         3. reviewed certain financial forecasts and other forward looking financial and operating information, including certain projections, prepared by the management of Total and Harris, respectively;

         4. held discussions with the management of Total and Harris, respectively, concerning their businesses, past and current operations, financial condition and future prospects on both an independent and combined basis, including cost savings and other synergies that may result from the merger, as well as their views regarding the strategic rationale for the merger;

         5. reviewed the financial terms set forth in the draft merger agreement, dated August 5, 2001, including the exchange ratio;

         6. reviewed the price and trading history of shares of Total common stock and Harris common stock;

         7. compared the historical financial performance of Total and Harris and the trading prices and volume of shares of Total common stock and Harris common stock with that of certain other publicly traded companies which HL&Co believed to be relevant;

         8. compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that HL&Co believed to be relevant;

         9. reviewed the anticipated pre-tax pro forma impact of the merger on the earnings per share of Harris common stock;

         10. reviewed and considered information prepared by members of management of Total and Harris relating to the relative historical and expected pre-tax pro forma contributions of Total and Harris to the combined company on a post-merger basis;

         11. prepared a discounted cash flow analysis of the Total projections and the Harris projections;

         12. participated in discussions and negotiations among representatives of Total and Harris and their financial and legal advisors;

         13. reviewed draft reports and analyses as prepared by Ernst & Young LLP, Total's consultant with respect to certain due diligence;

         14.      reviewed the draft merger agreement dated August 5, 2001; and

         15. made such other studies and inquiries, and reviewed such other data, as HL&Co deemed relevant.

         The following is a summary of the material financial analyses performed by HL&Co in connection with rendering its opinion and presented by HL&Co to Total's Board of Directors on August 5, 2001. This summary is not a complete description of all of the analyses performed by HL&Co. Portions of the information in this section are presented in a tabular form. In order to better understand the financial analyses performed by HL&Co, these tables must be read together with the text of each summary.

         HL&Co employed several methodologies in performing its analyses and rendering its opinion. No one method of analysis should be regarded as critical to the overall conclusion reached by HL&Co. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions reached by HL&Co are based on all analyses and factors taken as a whole and also on application of HL&Co's own experience and judgment. These conclusions may involve significant elements of subjective judgment and qualitative analysis. Because of this, HL&Co did not provide an opinion as to the value or merit, standing alone, of any one or more parts of its analysis. In performing its analyses, HL&Co considered general economic, market and financial conditions and other matters, many of which are beyond the control of Total.

         No company, business or transaction compared in the comparable companies analysis or comparable acquisition analysis is identical to Total or the merger. Accordingly, an analysis of the results of the comparable companies analysis or comparable acquisition analysis is not entirely mathematical. It involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, comparable acquisitions or the business segment, company or transactions to which they are being compared.

         Calculation Of Transaction Value Of The Exchange Ratio

         HL&Co reviewed the terms of the merger and noted that the exchange ratio of 1.222 shares of Harris common stock for each share of Total common stock had an implied transaction value of $3.30 per share of Total common stock based upon the closing price of Harris common stock of $2.70 on August 3, 2001 (the last trading day preceding the August 5, 2001 board meeting). HL&Co also noted that the transaction had an implied aggregate transaction value of approximately $47.05 million as of August 3, 2001, based on the implied transaction value of $3.30 per share of Total common stock and the number of fully diluted shares of Total common stock outstanding. Upon completion of the merger, former Total stockholders would own 32.76% of the total equity of Harris, on a fully diluted basis.

         HL&Co noted that when the market capitalizations of Total and Harris as of August 3, 2001 are combined, the fully diluted market capitalization of Total was equal to 28.1% of the combined fully diluted market capitalization of the two companies. For the 30 days ending August 3, 2001, the fully diluted market capitalization of Total averaged 23.8% of the combined fully diluted market capitalization of the two companies. HL&Co compared these percentages to the 32.76% of the shares of Harris common stock, calculated on a fully diluted basis, which Total stockholders would receive upon completion of the merger.

         The analyses performed by HL&Co indicated that the implied transaction value of $3.30 per share of Total common stock was a 17.8% premium to the closing price of Total common stock as of August 3, 2001. The analyses performed by HL&Co also indicated that the implied transaction value was a 60.9% premium to the closing price of Total common stock 30 calendar days prior to August 3, 2001, and a 46.4% premium to the closing price of Total common stock 30 trading days prior to August 3, 2001.

         HL&Co also analyzed the implied aggregate transaction value as a multiple of Total's estimated fiscal 2001 revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income, and stockholders' equity. HL&Co's analyses indicated that as of August 3, 2001, the aggregate transaction value indicated a multiple of 0.9x Total's estimated fiscal 2001 revenues, 9.1x Total's estimated fiscal 2001 EBITDA, 13.5x Total's estimated fiscal 2001 EBIT, 21.1x Total's estimated fiscal 2001 net income, and 3.3x Total's estimated book value of stockholders' equity as of June 30, 2001. The implied value of the total capitalization of Total (adjusting for cash and debt) indicated a multiple of 0.8x Total's estimated fiscal 2001 revenues, 8.8x Total's estimated fiscal 2001 EBITDA and 13.0x Total's estimated fiscal 2001 EBIT.

         Relative Contribution Analysis

         HL&Co analyzed the relative contribution of Total and Harris to the combined estimated results of operations of both companies for fiscal year 2001 and the combined projected results of operation for fiscal years 2002 through 2006. For fiscal year 2001, Total contributed 42.3% of the combined estimated revenues, pro forma to reflect recent acquisitions as if owned for the full year. As a result of operating losses of Harris in fiscal year 2001, Total contributed greater than 100% of the combined estimated operating income in fiscal year 2001. Using the Total projections and the Harris projections for fiscal years 2002 through 2006, Total is projected to contribute 43.0%, 42.3%, 41.3%, 40.5% and 39.3%, respectively, of the combined projected revenues. For fiscal years 2002 through 2006, Total's contribution to combined operating income is projected to be greater than 100% (as a result of operating losses at Harris), 89.0%, 51.4%, 39.7% and 32.4%, respectively.

         HL&Co noted that at the implied transaction value of $3.30 per share of Total common stock, the total capitalization of Total was 45.6% of the combined total capitalizations of Harris and Total after adjusting for the estimated cash balances of Total and Harris as of June 30, 2001. This percentage was greater than Total's contribution of combined estimated and projected revenue for fiscal years 2001 through 2006 and greater than Total's contribution of combined projected operating income for fiscal years 2005 and 2006, although less than its contribution in fiscal years 2001 through 2004.

         Earnings Per Share Analysis

         HL&Co examined Harris's earnings per share, before income taxes and amortization related to the merger ("EBTA"), based on operating and financial projections both on a stand alone basis and in combination with Total. The combined projections assumed completion of the merger and gave no consideration to any synergies that may arise from the merger. Combining the projections for Total prepared by its management and projections for Harris prepared by its management for fiscal years 2003 through 2006 indicated that combined EBTA per share is projected to be higher than the projected EBTA per share of Harris on a stand alone basis, with the exception of fiscal year 2006.

         Discounted Cash Flow Analysis

         HL&Co performed a discounted cash flow analysis of the Total projections and the Harris projections using estimates of after-tax free cash flows for the fiscal years 2002 to 2006. The purpose of the discounted cash flow analysis was to compare the relative valuations of the equity of Total and Harris utilizing a net present value of their projected cash flows. After-tax free cash flows were calculated as the after-tax operating earnings of the two companies adjusted to add back non-cash expenses and deduct certain uses of cash not reflected in the income statements. HL&Co first discounted the projected after-tax free cash flows of Total and Harris through June 30, 2006 using discount rates derived from an estimation of each company's cost of capital. HL&Co then added to the present value of the after-tax free cash flows the terminal value of Total and Harris at June 30, 2006, discounted back to the present at the same discount rates as were the net cash flows, and each company's estimated cash balance as of June 30, 2001.

         HL&Co discounted the projected, after-tax free cash flows of Total through December 31, 2006, using discount rates ranging from 13.5% to 17.5%. The terminal value was determined by capitalizing terminal cash flow by a capitalization rate equal to the discount rate less a long term growth rate ranging from 1% to 5%. HL&Co discounted the projected, after-tax free cash flows of Harris through December 31, 2006, using discount rates ranging from 22.0% to 26.0%. The terminal value was determined by capitalizing terminal cash flow by a capitalization rate equal to the discount rate less a long term growth rate ranging from 6% to 10%. When the equity values of Total and Harris determined under the discounted cash flow analyses are combined, Total's contribution to the combined equity value ranged from 25.7% to 32.2% with a midpoint of 28.2%. This compares to the 32.76% relative value of the equity capitalization indicated by the implied transaction value. The following table summarizes the resulting contribution to equity value for Total under the discounted cash flow analyses:

Total % of Combined Equity Values

Discount Rates Applied

          Harris   right arrow       22.0%     24.0%         26.0%
        -------------------------------------------------------------
           down         Total        13.5%     15.5%         17.5%
           arrow   --------------------------------------------------
 Growth     6.0%          1.0%       29.0%     27.2%         25.7%
  Rate             --------------------------------------------------
Assumed     7.0%          2.0%       29.6%     27.7%         26.1%
  At               --------------------------------------------------
Terminal    8.0%          3.0%       30.4%     28.2%         26.5%
 Value             --------------------------------------------------
            9.0%          4.0%       31.2%     28.8%         26.9%
                   --------------------------------------------------
           10.0%          5.0%       32.2%     29.5%         27.5%
        -------------------------------------------------------------

         Comparable Companies Analysis

         Using publicly-available information, HL&Co analyzed certain financial, trading and valuation statistics for certain publicly-traded companies that were deemed by HL&Co to have business and operating characteristics similar to those of Total. These statistics were the aggregate net debt and equity values ("Total Capitalization") as a multiple of revenues, EBIT, and EBITDA for the most recent twelve months, and equity values ("Price") as a multiple of net income for the latest twelve months ended March 31, 2001. These comparable companies were comprised of DoubleClick, Inc., Forrester Research, Inc., Harte Hanks, Inc., Interpublic Group of Companies, Inc., Gartner Group, Inc., Jupiter Media Metrix, Inc., National Research Corporation, Omnicom Group, and Opinion Research Corporation. The table below summarizes the range of the multiples described above as derived by HL&Co, as well as the implied aggregate transaction value and total capitalization implied by the merger as a multiple of Total's estimated results for fiscal 2001.


                                                    Price to                Total Capitalization to:
                                                    --------                -----------------------
       Company                                      Net Income      Revenues          EBIT      EBITDA
       -------                                      ----------      --------          ----      ------
     -------------------------------------------------------------------------------------------------------
       DOUBLECLICK INC.                             neg             2.1x              neg       neg
       FORRESTER RESEARCH INC.                      21.8x           1.5               8.9x      6.8x
       HARTE HANKS INC.                             18.8            1.6               10.8      8.1
       INTERPUBLIC GROUP OF COS.                    19.3            1.9               13.1      9.8
       GARTNER GROUP INC.                           55.8            1.3               21.3      10.3
       JUPITER MEDIA METRIX INC.                    neg             neg               nmf       nmf
       NATIONAL RESEARCH CORP.                      16.7            2.0               11.1      8.0
       OMNICOM GROUP                                34.6            2.8               19.9      16.4
       OPINION RESEARCH CORP.                       9.9             0.5               7.5       4.7
     -------------------------------------------------------------------------------------------------------

       Mean:                                        25.3x           1.7x              13.2x     9.2x
       Median:                                      19.3            1.8               11.1      8.1

       High:                                        55.8            2.8               21.3      16.4
       Low:                                         9.9             0.5               7.5       4.7

     -------------------------------------------------------------------------------------------------------

       Multiples Implied by Merger                  21.1x           0.8x              13.0x     8.8x
     -------------------------------------------------------------------------------------------------------

         *neg = negative
          nmf = not meaningful


         HL&Co noted that multiples implied by the merger were superior to the median multiples of net income, EBIT and EBITDA of the group, most of which are larger and better capitalized than Total. While the multiple of revenues was generally lesser than the group, HL&Co noted that Total has had lower profit margins in general than the group.

         Comparable Acquisition Analysis

         Using publicly-available information, HL&Co analyzed certain financial and valuation statistics for certain acquisition transactions involving companies that were deemed by HL&Co to have business and operating characteristics similar to those of Total. Due to the limited amount of operating data publicly available, HL&Co focused principally on the total capitalization implied by such acquisition transactions as a multiple of the acquired company's revenues for the most recent twelve months. HL&Co considered 18 transactions involving market research companies completed between June 1, 1999 and August 3, 2001, none of which was considered to be identical to the merger. The analyses performed by HL&Co indicated that the multiple of total capitalization to revenues of the acquired companies ranged from 0.3x to 7.0x with a mean and median of 1.7x and 1.6x, respectively. This compares to an implied multiple for the total capitalization in the merger of 0.8x. Information with respect to the earnings and cash flow of the 18 acquired companies was inadequate to provide a meaningful indication on this basis.

         Premium Analysis

         HL&Co also reviewed selected merger transactions involving public market research companies that occurred between June 1, 1999 and August 3, 2001. HL&Co considered seven transactions involving public market research companies, none of which was considered to be identical to the merger. The analyses performed by HL&Co indicated that the mean and median per share transaction premium as measured by stock prices 30 days prior to the announcement date of those transactions were 51% and 56%, respectively. The mean and median per share transaction premium as measured by stock prices one day prior to the announcement date of those transactions were 56% and 43%, respectively. HL&Co also considered acquisitions of public companies across all industries in which the acquired company was purchased with the stock of another public company and in which the consideration was valued at less than $100 million. HL&Co considered 30 transactions completed between November 1, 2000 and August 3, 2001. The analyses performed by HL&Co indicated that the mean and median per share transaction premium as measured by stock prices 30 days prior to the announcement date of those transactions were 65% and 44%, respectively. The mean and median per share transaction premium as measured by stock prices one day prior to the announcement date of those transactions were 56% and 43%, respectively. The implied transaction value of $3.30 per share of Total common stock was a premium of 60.9% to the Total stock price 30 days prior to August 3, 2001, and a 17.8% premium to the Total stock price as of August 3, 2001.

         Other Factors and Comparative Analyses

         In rendering its opinion, HL&Co considered certain other factors and conducted certain other comparative analyses, including a review of the history of trading prices and volumes for the shares of Total common stock and Harris common stock from July 31, 1998 to August 3, 2001.

         While the summary above describes certain analyses and factors that HL&Co deemed material in its presentation to Total's Board of Directors, it is not a comprehensive description of all analyses and factors considered by HL&Co. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances. HL&Co believes that its analyses must be considered as a whole. Selecting only portions of its analyses and of the factors considered by it would create an incomplete view of the evaluation process underlying the HL&Co opinion.

         The analyses performed by HL&Co do not predict actual values or future results, which may be significantly more or less favorable than those suggested by HL&Co's analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased. Furthermore, HL&Co is not expressing an opinion with respect to the prices at which shares of Total common stock or Harris common stock may be traded at any future time.

         The engagement letters between HL&Co and Total provide that HL&Co is entitled to receive certain fees for its services. To date, HL&Co has received $175,000 in fees related to its retention and opinion and it is estimated that it will receive an additional fee of $525,000 upon completion of the merger. Total has also agreed to reimburse HL&Co for certain of its out-of-pocket expenses, including legal fees. In addition, Total has agreed to indemnify HL&Co and its affiliates and any director, employee or agent of HL&Co or any of its affiliates, or any person controlling HL&Co or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of HL&Co rendering a fairness opinion to Total.

         On August 31, 2001, the business of HL&Co was assigned to Fleet M&A Advisors, a division of Fleet Securities, Inc. ("FSI"). In the ordinary course of its business, FSI or one of its affiliates may trade in securities of Harris or Total for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of Harris or Total. Summit Bank, an affiliate of FSI, has provided senior debt financing and other commercial banking services to Total, for which it has received customary banking fees. Total retained HL&Co based on HL&Co's experience in investment banking and in preparing and rendering fairness opinions in connection with mergers and acquisitions and in securities valuations generally. FSI, a nationally recognized investment banking firm, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions and securities, private placements and other purposes.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF HARRIS; REASONS OF HARRIS FOR THE MERGER

         Harris's Board of Directors, at a meeting held on August 5, 2001, after careful consideration, unanimously:

         - determined that the acquisition of Total was fair and in the best interests of Harris and its stockholders;

         - approved the merger and the merger agreement and approved, subject to the approval of Harris stockholders, the issuance of shares of Harris common stock; and

         - determined to recommend that Harris stockholders take the action necessary to effect such acquisition including approval of the issuance of shares of Harris common stock to be delivered in connection with the merger.

         In deciding to approve the merger and recommend that its stockholders approve the issuance of the requisite number of shares of Harris common stock necessary to complete the merger, Harris's Board of Directors consulted with Harris's financial, legal and accounting advisors.

         The decisions of the Harris Board of Directors were based on several potential benefits of the merger that it believes will contribute to Harris's success. These potential benefits include:

         - growing Harris's position worldwide in the market research industry;

         - enabling Harris to offer Total clients the full array of Internet based market research capabilities possessed by Harris and supported by Harris's Internet database, Internet based research technologies, the Harris and Harris Poll brand and Harris's core research capabilities in pharmaceuticals, automotive, health care insurance, eCommerce, financial services, public opinion polling, research for public relations firms, loyalty and retention modeling and others; and

         - expanding Harris's line of market research products and services by combining the products and services offered by Total with complementary products and services offered by Harris.

         The Harris Board of Directors reviewed a number of factors in evaluating the merger, including but not limited to the following:

         - the terms and the structure of the merger, including the exchange ratio in light of comparable merger transactions;

         - the results of the due diligence investigation of Total conducted by Harris's management, accountants, counsel and financial advisor;

         - current and historical market prices and trading information with respect to shares of Harris common stock and Total common stock;

         - Harris's corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Harris's existing operations and that are expected to be accretive to earnings per share;

         - Harris's history of growth through acquisitions, including its experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings;

         - the anticipated treatment of the merger as an acquisition by Harris for financial accounting purposes;

         - the fact that the merger will generally be tax free to both Harris and Total stockholders under the federal income tax laws of the United States;

         - the oral opinion of U.S. Bancorp Piper Jaffray, which opinion was subsequently confirmed by delivery of a written opinion, on August 5, 2001, to Harris's Board of Directors to the effect that, as of the date of such opinion and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the exchange ratio in the merger pursuant to the merger agreement was fair to Harris from a financial point of view. See "Opinion of Harris's Financial Advisor" below.

         During the course of deliberations concerning the merger, the Harris Board of Directors also identified and considered a variety of potentially negative factors that could materialize as a result of the merger, including the following:

         - the difficulties in integrating an acquisition of the size of Total, including the substantial management time and effort that will be required;

         - the risk that the anticipated cost savings and synergies, and the expected accretive effect of the merger, might not be fully realized;

         -        the possibility that the merger might not be completed; and

         - other risks described in this Joint Proxy Statement/Prospectus under the section entitled "Risk Factors" beginning on page
                  ____.

         Harris's Board of Directors concluded that these factors were outweighed by the potential benefits of the merger. The above discussion is not exhaustive of all factors considered by Harris's Board of Directors. Each member of Harris's Board of Directors may have considered different factors, and Harris's Board of Directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to the factors considered.

         After careful consideration, the Harris Board of Directors has determined the issuance of Harris common stock in the merger to be fair and in the best interests of Harris and its stockholders. Harris's Board of Directors voted unanimously to approve the merger and merger agreement and the issuance of Harris common stock in connection with the merger and unanimously recommends that the Harris stockholders approve the issuance of the shares of Harris common stock to be issued in the merger.

OPINION OF HARRIS'S FINANCIAL ADVISOR

         Harris retained U.S. Bancorp Piper Jaffray to act as its financial advisor and, if requested, to render to Harris's Board of Directors an opinion as to the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement.

         U.S. Bancorp Piper Jaffray delivered to Harris's Board of Directors on August 5, 2001 its oral opinion, subsequently confirmed in writing, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, that the exchange ratio in the merger pursuant to the merger agreement was fair, from a financial point of view, to Harris. A copy of U.S. Bancorp Piper Jaffray's written opinion is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated by reference into this Joint Proxy Statement/Prospectus.

         While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain analyses to Harris's Board of Directors, U.S. Bancorp Piper Jaffray was not requested to and did not make any recommendation to Harris's Board of Directors as to the specific form or amount of the consideration to be paid by Harris in the proposed merger, which was determined through negotiations between Total and Harris. U.S. Bancorp Piper Jaffray's written opinion, which was directed to Harris's Board of Directors, addresses only the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement, and does not address Harris's underlying business decision to participate in the merger or constitute a recommendation to any Harris stockholder.

         In arriving at its opinion, U.S. Bancorp Piper Jaffray's review included:

         -        a draft, dated as of August 5, 2001, of the merger agreement;

         - selected financial and other information related to Harris and Total;

         - certain publicly available market and securities data of Harris and Total;

         - to the extent publicly available, certain financial and securities data of selected other companies whose securities are traded in public markets;

         - to the extent publicly available, information relating to selected transactions deemed comparable to the proposed merger; and

         - estimates and financial forecasts of Total and Harris prepared and furnished by Total and Harris management.

         In addition, U.S. Bancorp Piper Jaffray visited the headquarters of both Harris and Total and conducted discussions with members of senior management of each company concerning the financial condition, current operating results and business outlook of Harris, Total and the combined company following the merger.

         In delivering its opinion to Harris's Board of Directors, U.S. Bancorp Piper Jaffray prepared and delivered to Harris's Board of Directors written materials containing various analyses and other information material to the opinion. The following is a summary of the analyses contained in the materials:

         Implied Consideration

         Giving effect to the exchange ratio, the resulting implied value of Harris stock consideration of $3.30 per share of Total common stock (based on the closing trading price for shares of Harris common stock on August 3, 2001 of $2.70) and the outstanding shares of Total common stock and common share equivalents, U.S. Bancorp Piper Jaffray calculated the aggregate implied value of the stock consideration payable in the transaction for shares of Total common stock to be approximately $47.05 million. U.S. Bancorp Piper Jaffray also calculated that stockholders of Total would be issued an aggregate of 32.76% of the total shares of Harris common stock and common stock equivalents outstanding after the merger. Giving effect to outstanding debt and cash, U.S. Bancorp Piper Jaffray calculated an implied company value (equity value plus debt less cash) for Total of $48.20 million.

         Total Market Update

         U.S. Bancorp Piper Jaffray reviewed the stock trading history of shares of Total common stock. U.S. Bancorp Piper Jaffray presented the recent common stock trading information contained in the following table:

                 Closing price on August 3, 2001...................    $  2.80
                 30 calendar day closing average...................       2.21
                 60 calendar day closing average...................       2.21
                 90 calendar day closing average...................       2.18
                 180 calendar day closing average..................       2.45
                 52 week high trade................................       4.25
                 52 week low trade.................................       1.81

         U.S. Bancorp Piper Jaffray also presented selected price and volume distribution data and illustrated the relative stock price performance of Total against Harris, the comparable group described below and the Nasdaq Stock Market.

         Contribution Analysis

         U.S. Bancorp Piper Jaffray analyzed the expected contributions of each of Total and Harris to revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), operating income, pretax income and net income of the combined company for the fiscal years ending 2000, 2001, 2002, 2003, 2004, 2005 and 2006, based on estimates and financial forecasts for Total and Harris provided by Total and Harris management, respectively, without including any synergies that the combined company may realize following consummation of the transaction. The analysis indicated that, during these periods, Total would contribute to the combined entity revenue ranging from 39.3% to 49.7% and gross profit ranging from 40.8% to 53.1%. The analysis also indicated that, during fiscal years ending 2002 to 2006, Total would contribute to the combined entity EBITDA ranging from 29.4% to 83.1%. Due to Harris's negative EBITDA for fiscal years ending 2000 and 2001, an analysis of EBITDA for such periods was not meaningful. In addition, the analysis indicated that Total would contribute to the combined entity in fiscal years ending 2003 to 2006 operating income ranging from 32.4% to 89.0%, pretax income ranging from 31.0% to 72.6%, and net income ranging from 31.1% to 72.6%. Due to Harris's negative operating income, pretax income and net income for fiscal years ending 2000, 2001 and 2002, an analysis of operating income, pretax income and net income during these periods was not meaningful. Total stockholders will receive an aggregate of 32.76% of the shares of the combined company.

         Pro Forma Accretion/Dilution Analysis

         U.S. Bancorp Piper Jaffray analyzed pro forma effects resulting from the impact of the transaction on the projected earnings per share of the combined company for the fiscal years ending 2002, 2003, 2004, 2005 and 2006 using estimates and financial forecasts for Total and Harris provided by Total and Harris management, respectively. Without consideration of any synergies that the combined company may realize following consummation of the transaction, U.S. Bancorp Piper Jaffray determined that the transaction could be accretive in the fiscal years ending 2002, 2003, 2004 and 2005 and dilutive in the fiscal year ending 2006 to the projected stand-alone earnings per share of Harris.

         Discounted Cash Flow Analysis

         U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis of Total in which it calculated the present value of the projected hypothetical future cash flows of Total using estimates and financial forecasts prepared by Total management. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Total based on the net present value of its implied annual cash flows and a terminal value for Total in 2006 calculated based upon a multiple of operating income. U.S. Bancorp Piper Jaffray applied a range of discount rates of 14% to 18% and a range of terminal value multiples of 8.0x to 10.0x of forecasted 2006 operating income. This analysis yielded the following results:



                 Aggregate Equity Value of Total
                 -------------------------------
                 (in thousands)
                 Low..........................................       $43,482
                 Mid..........................................        50,671
                 High.........................................        58,915




                 Per Share Equity Value of Total
                 -------------------------------
                 Low..........................................        $3.07
                 Mid..........................................         3.53
                 High.........................................         4.05

         Comparable M&A Transaction Analysis

         U.S. Bancorp Piper Jaffray reviewed 14 merger and acquisition transactions that it deemed comparable to the merger. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources, and by applying the following criteria:

         - transactions involving target companies with primary SIC codes similar to that of the comparable companies described below;

         - transactions involving target companies which U.S. Bancorp Piper Jaffray deemed similar to Total's business;

         - transactions in which the target company was a public or private company;

         -        transactions with an equity value greater than $40 million;

         -        transactions in which 100% of the target company was acquired;

         -        transactions announced between July 25, 1998 and August 5,
                  2001; and

         - transactions which were not share repurchases or hostile transactions.

         U.S. Bancorp Piper Jaffray compared the resulting multiples of selected valuation data to multiples for Total derived from the implied value payable in the merger.


                                                            Comparable Transactions
                                               --------------------------------------------------
                                               Total        Low        Mean     Median       High
                                               -----        ---        ----     ------       ----
     Company value to latest
       Twelve months sales ............        0.9x          0.8x       2.2x      1.7x        6.5x
     Company value to latest
       Twelve months operating income..        16.3x        17.9x      25.9x     24.6x       37.8x
     Company value to latest
       Twelve months earnings before
       Interest, taxes, depreciation
       And amortization................        11.0x        10.6x      15.5x     14.3x       21.2x
     Equity value to latest
       Twelve months net income(1).....        23.6x        10.3x      33.4x     34.6x       53.0x

     ----------------------------------

     (1) Based on latest twelve months P/E Ratio.

         Comparable Public Company Analysis

         U.S. Bancorp Piper Jaffray compared financial information and valuation ratios of Total to corresponding data and ratios from nine publicly traded companies deemed comparable to Total. This group included Arbitron Inc., Forrester Research, Inc., Gartner Group, Inc., Harris Interactive Inc., Information Resources, Inc., META Group, Inc., National Research Corporation and Opinion Research Corporation. This group was selected from companies with a market capitalization below $1 billion that operate in the market research industry, that had similar primary SIC codes as Total and were companies otherwise deemed comparable by U.S. Bancorp Piper Jaffray.

         This analysis produced multiples of selected valuation data as follows:


                                                                                        Comparable Companies
                                                                ----------------------------------------------------------------
                                                                Total(1)   Total(2)   Low      Mean          Median      High
                                                                -----      -----      ---      ----          ------      ----
Company value to latest
  twelve months revenue................................         0.9x        0.7x      0.3x      1.5x          1.1x        4.6x
Company value to estimated
  calendar 2001 revenue................................         0.9x        0.7x      0.3x      1.4x          1.0x        4.4x
Company value to estimated
  calendar 2002 revenue................................         0.8x        0.7x      0.3x      1.3x          1.2x        4.0x
Company value to latest
  twelve months operating income.......................         16.3x       13.6x     7.6x      13.3x        10.4x       25.6x
Company value to latest
  twelve months earnings before
  interest, taxes, depreciation and
  amortization.........................................         11.0x       9.2x      4.5x      8.0x          7.2x       12.5x
Share price to latest twelve months
  net income per share.................................         23.6x       20.0x     9.4x      32.8x        19.2x       70.0x
Share price to estimated calendar 2001
  net income per share.................................         17.4x       14.7x     9.7x      21.6x        22.8x       36.7x
Share price to estimated calendar 2002
  net income per share.................................         13.7x       11.7x     6.5x      16.7x        19.5x       22.7x

      ----------------------------------

     (1)  Based on implied value of merger consideration.
     (2)  Based on August 3, 2001 closing price

         Premiums Paid Analysis

         U.S. Bancorp Piper Jaffray reviewed publicly available information for 94 merger and acquisition transactions involving public companies to determine the implied premiums payable in the mergers over recent trading prices. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources, and by applying the following criteria:

         - transactions with an equity value between $30 million and $100 million;

         - transactions in which 100% of a public target company was acquired;

         -        transactions announced between July 25, 2000 and July 25,
                  2001; and

         -        transactions which were not share repurchases.

         The table below shows a comparison of those premiums to the premium that would be paid to Total stockholders based on the implied value payable in the merger. The premium calculations for shares of Total common stock are based upon an assumed announcement date of August 3, 2001:


                                                                       Implied Premium (Discount)
                                                      --------------------------------------------------------------
                                                                         Comparable Transactions
                                                                   -----------------------------------------------
                                                          Total       Low         Mean        Median       High
                                                          -----       ---         ----        ------       ----
     One day before announcement....................      17.8%       (35.3%)     45.2%        37.0%      266.7%
     One week before announcement...................      37.5%       (47.5%)     54.2%        45.6%      322.3%
     One month before announcement..................      57.1%       (55.1%)     60.1%        45.7%      312.5%


         Analysis of Shares of Harris Common Stock

         U.S. Bancorp Piper Jaffray reviewed general background information concerning Harris, including recent financial and operating results and outlook, the price performance of shares of Harris common stock over the previous twelve months relative to Total, the Nasdaq Stock Market and to the comparable company group, and the stock price and volume over selected periods. U.S. Bancorp Piper Jaffray also reviewed the stock trading history of shares of Harris common stock at the dates or for the periods indicated below.

             Closing price on August 3, 2001.....................   $  2.70
             30 calendar day closing average.....................      2.71
             60 calendar day closing average.....................      2.88
             90 calendar day closing average.....................      3.05
             180 calendar day closing average....................      3.29
             52 week high trade      ............................      6.06
             52 week low trade...................................      1.65

         In reaching its conclusion as to the fairness of the exchange ratio in the merger and in its presentation to Harris's Board of Directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

         The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Total or Harris, or to the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Total and Harris were compared and other factors that could affect the public trading value of the companies.

         For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy and completeness of the financial statements and other information provided to it by Total and Harris or otherwise made available to it and did not assume responsibility for the independent verification of that information. Estimates and financial forecasts of management were not prepared with the expectation of public disclosure. U.S. Bancorp Piper Jaffray further relied upon the assurances of Harris's and Total's management that the information provided was prepared on a reasonable basis in accordance with industry practice and, with respect to estimates and financial forecast data, reflects the best currently available estimates and judgment of Harris's and Total's management, was based on reasonable judgments and neither Harris's nor Total's management were aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading.

         For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the merger will constitute a reorganization for federal income tax purposes and will be accounted for using the purchase method of accounting. Without limiting the generality of the foregoing, for purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that neither Harris nor Total are a party to any material pending transaction, including external financings, recapitalizations, acquisitions or merger discussions, other than the merger. U.S. Bancorp Piper Jaffray also assumed that, in the course of obtaining the necessary regulatory approvals and consents for the merger, no restrictions will be imposed that have a material adverse effect on the contemplated benefits of the merger to Harris or the purchase price.

         In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Total or Harris, and was not furnished with any such appraisals or valuations. U.S. Bancorp Piper Jaffray expressed no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, U.S. Bancorp Piper Jaffray undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Harris, Total or any of their respective affiliates is a party or may be subject and, at Harris's direction and with its consent, U.S. Bancorp Piper Jaffray's opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

         U.S. Bancorp Piper Jaffray was not authorized to solicit, and did not solicit, any other party relative to a possible business combination with Harris. U.S. Bancorp Piper Jaffray's opinion addresses solely the fairness, from a financial point of view, to Harris of the exchange ratio and does not address any other terms or agreement relating to the transaction. U.S. Bancorp Piper Jaffray's opinion does not address, nor should it be construed to address, the relative merits of the transaction with Total, on the one hand, or any alternative business strategies or alternative transactions that may be available to Harris, on the other hand. U.S. Bancorp Piper Jaffray analyzed Total as a going concern and accordingly expressed no opinion as to the liquidation value of any entity. U.S. Bancorp Piper Jaffray expressed no opinion as to the price at which shares of Total or Harris common stock have traded or at which the shares of Total, Harris or the combined company may trade at any future time. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to, and is not obligated to, affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

         U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Harris's Board of Directors selected U.S. Bancorp Piper Jaffray because of its expertise, reputation and familiarity with the market research industry. U.S. Bancorp Piper Jaffray maintains a market in the common stock of Harris, has written research reports on Harris during the last twelve months, and acted as co-manager for the public offering of shares of Harris common stock in December 1999. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of Harris or Total for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities.

         Under the terms of its engagement letter with Harris, U.S. Bancorp Piper Jaffray provided financial advisory services and a fairness opinion in connection with the merger and Harris agreed to pay

U.S. Bancorp Piper Jaffray an aggregate fee of $650,000 upon completion of the merger. Whether or not the transaction is consummated, Harris has agreed to pay the reasonable out-of-pocket expenses of U.S. Bancorp Piper Jaffray and to indemnify U.S. Bancorp Piper Jaffray against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of U.S. Bancorp Piper Jaffray by Harris's Board of Directors.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         General

         Certain executive officers and directors of Total, in their capacities as such, may be deemed to have interests in the merger that are in addition to or different from their interests as Total stockholders generally. These include, among other things, provisions in the merger agreement relating to indemnification and insurance, the accelerated vesting of outstanding stock options and the receipt of severance and welfare benefits under certain pre-existing employment agreements. Total's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

         Table 1 below lists, with respect to each of Total's executive officers, (i) the number of shares of Total common stock issuable to such executive officer upon the exercise of outstanding stock options, all of which will become immediately exercisable upon completion of the merger and will be converted into stock options to purchase shares of Harris common stock, as described under "Merger Consideration - Treatment of Total Stock Options" on page __, and (ii) the approximate number of shares of Harris common stock that will be issuable upon the exercise of these stock options after the completion of the merger. Table 2 below lists, with respect to each of Total's executive officers, the approximate amount of potential severance payments receivable by such executive officer pursuant to such executive officer's existing employment agreement with Total, in the event that his or her employment with Total is terminated under qualifying circumstances after adoption of the merger agreement by Total's stockholders. The employment agreements governing these payments are referred to below. Figures with respect to options in the following tables are as of November 1, 2001, except as otherwise indicated.

                                     Table 1

  -----------------------------------------------------------------------------------------------------------------
                                                      Total Stock Options Issued to the Executive Officers
                                              ---------------------------------------------------------------------
                                                                                 Approximate Number of Shares of
                                                  Number of Shares of Total      Harris Common Stock that will be
                                               Common Stock Currently Subject      Subject to the Options After
          Name of Executive Officer                    to the Options                Completion of the Merger
  -----------------------------------------------------------------------------------------------------------------
  Albert A. Angrisani                                     430,000                            525,460
  -----------------------------------------------------------------------------------------------------------------
  Gareth Davies                                            15,000                             18,330
  -----------------------------------------------------------------------------------------------------------------
  Terri Flanagan                                          188,500                            230,347
  -----------------------------------------------------------------------------------------------------------------
  Jane B. Giles                                            3,500                              4,277
  -----------------------------------------------------------------------------------------------------------------
  William Guerin                                           20,000                             24,440
  -----------------------------------------------------------------------------------------------------------------
  Matthew Kirby                                           100,000                            122,200
  -----------------------------------------------------------------------------------------------------------------
  Chris Kuever                                             60,000                             73,320
  -----------------------------------------------------------------------------------------------------------------
  Russell V. Nathan                                       100,000                            122,200
  -----------------------------------------------------------------------------------------------------------------

                                                      Table 2

                  --------------------------------------------------------------------------------
                         Name of Executive Officer             Approximate Potential Severance
                                                                           Amounts
                  --------------------------------------------------------------------------------
                  Albert A. Angrisani (1)                                 $400,000
                  --------------------------------------------------------------------------------
                  Terri Flanagan                                          $170,000
                  --------------------------------------------------------------------------------
                  Patti Hoffman                                            $85,000
                  --------------------------------------------------------------------------------
                  Matthew Kirby                                           $200,000
                  --------------------------------------------------------------------------------
                  Chris Kuever                                             $93,750
                  --------------------------------------------------------------------------------

                  (1) Upon completion of the merger, Mr. Angrisani's existing employment agreement will be replaced with an employment agreement with Harris, pursuant to which Mr. Angrisani will receive different benefits. See "Interests of Certain Persons in the Merger - Employment of Albert A. Angrisani" on page
                  _____.

         Table 3, below lists, with respect to each of Total's non-employee directors, (i) the number of shares of Total common stock issuable to each director upon the exercise of outstanding stock options, all of which will be immediately exercisable upon completion of the merger and will be converted into stock options to purchase shares of Harris common stock, as described under "Merger Consideration - Treatment of Total Stock Options" on page ___, and (ii) the approximate number of shares of Harris common stock that will be issuable upon the exercise of these stock options after completion of the merger.

                                     Table 3

  -----------------------------------------------------------------------------------------------------------------
                                                      Total Stock Options Issued to the Executive Officers
                                              ---------------------------------------------------------------------
                                                                                 Approximate Number of Shares of
                                                  Number of Shares of Total      Harris Common Stock that will be
                                               Common Stock Currently Subject      Subject to the Options After
          Name of Director                             to the Options                Completion of the Merger
  -----------------------------------------------------------------------------------------------------------------
  David Brodsky                                           430,000                            525,460
  ------------------------------------------- --------------------------------- -----------------------------------
  John P. Freeman                                          60,000                             73,320
  ------------------------------------------- --------------------------------- -----------------------------------
  George L. Lindemann                                     120,000                            146,640
  ------------------------------------------- --------------------------------- -----------------------------------
  Howard L. Shecter                                       350,000                            427,700
  ------------------------------------------- --------------------------------- -----------------------------------
  J. Edward Shrawder                                       50,000                             61,100
  ------------------------------------------- --------------------------------- -----------------------------------

         In addition, pursuant to their existing agreements with Total, each of Howard L. Shecter and David Brodsky, upon consummation of the merger, will receive a payment of $125,000 and will enter into a consulting agreement with the surviving corporation for a period of two years, with compensation of $75,000 per year. Messrs. Shecter and Brodsky will also be reimbursed for any excise taxes payable by them by reason of their receipt of excess parachute payments under their prior employment agreements with Total and paid a "gross up" amount necessary to offset any and all applicable federal, state and local excise, income or other taxes, incurred by reason of Harris's payment of the excise taxes otherwise payable by Messrs. Shecter and Brodsky.

         Agreements with Executives

         Total has entered into the following employment agreements with certain of its executive officers:

         1. Employment Agreement by and between Total and Albert Angrisani, dated as of July 3, 2000;

         2. Employment Agreement by and between Total and David Brodsky, dated as of July 1, 2000;

         3. Employment Agreement by and between Total and Terri Flanagan, dated as of January 1, 1999, and subsequently extended through June 30, 2003 pursuant to the Senior Management Compensation Term Sheet Fiscal Year 2002-2003;

         4. Employment Agreement by and between Total and Patti Hoffman, dated as of January 1, 1999, and subsequently extended through December 31, 2001, with an additional option to extend upon mutual agreement through June 30, 2002 pursuant to the Senior Management Compensation Term Sheet Fiscal Year 2002;

         5. Employment Agreement by and between Total and Matthew Kirby, dated as of July 1, 2000;

         6. Employment Agreement by and between Total and Chris Kuever, dated as of January 1, 2001;

         7. Employment Agreement by and between Total and Mark Nissenfeld, dated as of January 1, 1999, and subsequently extended through September 30, 2001, with an additional option to extend upon mutual agreement through December 31, 2001 pursuant to the Amended Senior Management Compensation Term Sheet;

         8. Employment Agreement by and between Total and Howard L. Shecter, dated as of July 1, 2000;

         Each of the employment agreements listed above contains change in control provisions. The change in control provisions for David Brodsky and Howard L. Shecter are described above under "General." The agreements with the other executive officers provide for severance benefits and continuation of welfare benefits to such executive officers if their employment is terminated under qualifying circumstances after the completion of the merger. Mr. Angrisani's employment agreement with Total, including the change in control provisions, will be replaced by provisions in his employment agreement with Harris, as described below under "Employment of Albert A. Angrisani." The merger will constitute a change in control under the employment agreements.

         Director Appointment

         If the merger is completed, Harris's Board of Directors will be increased by three members and Albert A. Angrisani, President, Chief Executive Officer and a Director of Total, David Brodsky, Chairman of the Board of Directors of Total, and Howard L. Shecter, Vice Chairman of the Board of Directors of Total, will be appointed to fill the newly created vacancies.

         Subject to the applicable fiduciary obligations of Harris's Board of Directors and, in the case of Albert A. Angrisani, subject to his continued employment by Harris at the time of re-nomination, Harris has agreed to use its best efforts to have Messrs. Angrisani, Brodsky and Shecter nominated for re-election at the next upcoming Harris annual meeting of stockholders at which such individuals' respective classes are up for re-election.

         Employment of Albert A. Angrisani

         Pursuant to an employment agreement and accompanying letter agreement between Harris and Albert A. Angrisani, if the merger is consummated, Mr. Angrisani will serve in the capacity as President and Chief Operating Officer of Harris, reporting to Gordon S. Black, Harris's Chairman and Chief Executive Officer. The initial term of Mr. Angrisani's employment agreement expires on December 31, 2003, which term shall be automatically renewed for one additional year unless either party gives six months notice prior to the expiration of the initial term. As President and Chief Operating Officer of Harris, Mr. Angrisani will be eligible to receive, among other things, the following compensation and benefits:

         -        annual base salary of $300,000;

         - an annual performance bonus of up to $250,000, with a target bonus of $100,000, based on performance standards relating to Harris's revenue and operating income;

         - a grant, effective upon consummation of the merger, of options to purchase 500,000 shares of Harris's common stock under the Harris Long-Term Incentive Plan, which options shall vest 1/36 at the end of each month during the term of the employment agreement;

         - reimbursement of any excise taxes payable by Mr. Angrisani by reason of receiving excess parachute payments under his prior employment agreement with Total or his agreement with Harris and payment of a "gross-up" amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Angrisani by reason of Harris's or Total's payment of the excise taxes otherwise payable by Mr. Angrisani;

         - vacation, automobile allowance, expense reimbursements and other employee benefits provided by Harris to its senior executives generally;

         - a one time payment of $1,250,000 on the date his employment commences in consideration of his agreement to be subject to the non-competition, non-solicitation and confidentiality covenants described below; and

         - continuation of a $500,000 loan originally made by Total, due June 30, 2002, collateralized by shares of Harris common stock.

         In addition, as part of the termination of Mr. Angrisani's existing employment agreement with Total, he will, among other things:

         - receive a one-time "change of control" payment of $250,000, payable on December 31, 2002;

         -        have a $300,000 loan from Total forgiven; and

         -        receive a bonus of $175,000.

         During the term of the employment agreement, if Mr. Angrisani's employment is terminated under qualifying circumstances, he will be entitled to receive certain payments and benefits, including a severance payment of (i) $400,000, if termination occurs during the initial two year term, and (ii) if termination occurs during the third year of the employment agreement, his unpaid salary plus performance bonus for the remainder of the term. Moreover, if Harris elects not to renew the employment agreement following expiration of the initial two year term, Mr. Angrisani will be entitled to a severance payment of $300,000. Mr. Angrisani also will be subject to certain non-competition, non-solicitation and confidentiality covenants. Throughout the period that Mr. Angrisani is employed by Harris, and for a period of one year after his employment is terminated for any reason, Mr. Angrisani may not own, be employed by or otherwise be affiliated with any business that is substantially similar to the business (or any significant part of the business) of Harris. For the term of the employment agreement (including any unexpired portion) and for one year thereafter, Mr. Angrisani may not encourage any employee of Harris to terminate his or her employment, employ any individual who is or within the preceding year was employed by Harris, or contact, service or solicit any of Harris's clients, customers or accounts on behalf of any competing business. Mr. Angrisani may not at any time, whether while employed by Harris or thereafter, disclose or use any confidential information of Harris.

         Indemnification and Insurance of Directors and Officers

         Total's organizational documents provide for the indemnification, to the full extent permitted by applicable law, of the members of Total's Board of Directors and its executive officers for any action or proceeding against a director or such officer by reason of the fact that such person is or was a director or officer of Total. In addition, Total's organizational documents provide that Total will pay all expenses incurred by such director or officer in defending an action against such director or officer, in the manner and to the full extent permitted by applicable law.

         Harris has agreed that the indemnification provisions of the surviving corporation's organizational documents following the merger shall be no less favorable than those set forth in the organizational documents of Total immediately prior to the completion of the merger, which provisions shall not be amended, repealed or otherwise modified for a period of six years following completion of the merger in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the merger were directors or officers of Total in respect of actions or omissions occurring at or prior to the merger unless such modification is required by applicable law. Harris and the surviving corporation also have agreed to indemnify, from and after the completion of the merger, the present and former officers and directors of Total against all claims based in whole or in part by reason of the fact that such person is or was a director or officer of Total and arising out of actions, events or omissions occurring prior to the completion of the merger, in each case to the full extent permitted by applicable law or in any applicable contract or agreement. Harris has also agreed to maintain directors and officers insurance covering present and former officers of Total. See "Certain Other Covenants" beginning on page __.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material United States federal income tax consequences of the exchange of shares of Total common stock for shares of Harris common stock in the merger. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed in this Joint Proxy Statement/Prospectus. The following discussion is also based on, among other things, representations made by Harris and Total. If any of these representations is inaccurate, the tax consequences of the merger could differ from those described in this Joint Proxy Statement/Prospectus.

         The following discussion is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to persons who hold shares of Total common stock and will hold shares of Harris common stock as capital assets. The tax treatment of a Total stockholder may vary depending upon such stockholder's particular situation, and certain stockholders may be subject to special rules not discussed below. Such stockholders would include, for example, non-U.S. persons, partners of partnerships that hold shares of Total common stock or will hold shares of Harris common stock, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and individuals who received shares of Total common stock pursuant to the exercise of employee stock options or otherwise as compensation.

         In the opinion of Harris Beach LLP and Kramer Levin Naftalis & Frankel
LLP:

         - the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

         - each of Harris, Merger Sub and Total will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

         Based on those conclusions, the following additional material U.S. federal income tax consequences will result from the merger:

         - Total stockholders will not recognize any income, gain or loss on the exchange of shares of Total common stock for shares of Harris common stock in the merger (except for cash received in lieu of fractional shares);

         - the tax basis to a Total stockholder of the shares of Harris common stock received in exchange for shares of Total common stock pursuant to the merger, including any fractional share interest in shares of Harris common stock for which cash is received, will equal such Total stockholder's tax basis in the shares of Total common stock surrendered in exchange therefor;

         - the holding period of a Total stockholder for the shares of Harris common stock received pursuant to the merger will include the holding period of the shares of Total common stock surrendered in exchange therefor;

         - a Total stockholder who receives cash in lieu of a fractional share interest in a share of Harris common stock pursuant to the merger will be treated as having received such cash in redemption of such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Total common stock allocable to such fractional share; and

         - no income, gain or loss will be recognized by Harris, Total or Merger Sub as a result of the transfer to Total stockholders of the shares of Harris common stock pursuant to the merger.

         The obligations of Harris and Total to complete the merger are conditioned upon the receipt of opinions to the same effect as those described above as of the date that the merger is completed. If the condition relating to delivery of such opinions is waived and there is a material change in the tax consequences of the merger, Harris and Total will recirculate proxy materials regarding the merger and resolicit proxies. Such opinions are and will be based on, among other things, facts existing as of the dates of such opinions, certain representations as to factual matters made by Harris, Merger Sub and Total and the assumption that the merger is consummated in accordance with the terms of the merger agreement. Such representations or assumption, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Such opinions are not binding on the U.S. Internal Revenue Service or the courts.

         The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the merger agreement. Total stockholders are urged to consult their tax advisors concerning the United States federal, state and local, and non-United States, tax consequences of the merger to them.

ACCOUNTING TREATMENT

         In accordance with the recently issued Statement of Financial Accounting Standards No. 141, Business Combinations, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, Harris will use the purchase method of accounting for a business combination to account for the merger, as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of Total, including all intangible assets, will be recorded at their respective fair market values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. Goodwill and other intangibles with indefinite lives will be assessed for impairment on a periodic basis in the future. The financial position, results of operations and cash flows of Total will be included in Harris's financial statements prospectively as of the completion of the merger.

CERTAIN LEGAL MATTERS

         Each of Harris and Total have committed to use its reasonable best efforts to take whatever actions are required to obtain necessary regulatory approvals.

         Neither Harris nor Total believes that consummation of the merger will result in a violation of any applicable antitrust laws. However, there is no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

         Harris and Total do not believe that any material governmental filings, other than the Certificate of Merger in Delaware, are required with respect to the merger. In addition to the United States, Harris and Total conduct operations in a number of countries where regulatory filings or approvals may be required in connection with the consummation of the merger. Harris and Total believe that all such material filings and approvals have been made or obtained, will be made or obtained, or will not need to be made or obtained, as the case may be.

U.S. FEDERAL SECURITIES LAW CONSEQUENCES

         Total stockholders who receive shares of Harris common stock issued in connection with the merger can freely transfer such shares under the Securities Act, except that persons who are deemed to be "affiliates", as such term is defined in Rule 144 of the Securities Act, of Total prior to the merger may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. It is expected that these restrictions will apply to the directors and executive officers of Total and the holders of 10% or more of the shares of Total common stock.

         In general, under Rule 145, for one year following the consummation of the merger, Total affiliates will be subject to the following restrictions on the public sale of shares of Harris common stock acquired in the merger:

         - a Total affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act;

         - the number of shares of Harris common stock a Total affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period may not exceed the greater of 1% of the outstanding shares of Harris common stock or the average weekly trading volume of such shares during the four calendar weeks preceding such sale; and

         - a Total affiliate may sell only if Harris remains current with its informational filings with the SEC under the Exchange Act.

         After the end of one year from the consummation of the merger, a Total affiliate who is not an affiliate of Harris may sell shares of Harris common stock received in the merger without restriction, provided that Harris is current with its Exchange Act informational filings. Two years after the consummation of the merger, an affiliate of Total may sell such shares of Harris common stock without any restrictions so long as such affiliate was not an affiliate of Harris for at least three months prior to such sale.

DIVIDENDS

         Although the payment of dividends by Harris in the future will depend on business conditions, Harris's financial condition and earnings, and other factors, since Harris became a public company on December 6, 1999, it has not declared or paid dividends and does not intend to pay any dividends on its capital stock in the foreseeable future. The merger agreement restricts each of Total and Harris, without prior consultation with the Integration Committee and consent of the other party (in the case of consents by Total, not to be unreasonably withheld) from declaring, making or paying any dividend or other distribution or payment with respect to its capital stock, or purchasing, redeeming or otherwise acquiring any shares of its capital stock, except to the extent necessary to meet minimum tax withholding obligations in connection with the exercise of any stock options, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger.

NASDAQ LISTING

         Shares of Harris common stock and Total common stock are each quoted on the Nasdaq National Market. It is a condition to the merger that the Nasdaq National Market authorize for listing the shares of Harris common stock to be delivered in connection with the merger.

         If the merger is completed, Total's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

APPRAISAL RIGHTS

         Neither Total stockholders nor Harris stockholders will have appraisal rights under the Delaware General Corporation Law by reason of the merger or the other transactions contemplated by the merger agreement.

                       PROVISIONS OF THE MERGER AGREEMENT

GENERAL

         This section of this Joint Proxy Statement/Prospectus describes the material provisions of the merger agreement. This description is not complete, and stockholders are encouraged to read the full text of the merger agreement which is attached to this Joint Proxy Statement/Prospectus as Annex A, and is incorporated by reference into this Joint Proxy Statement/Prospectus. In addition, important information about the merger agreement and the merger is provided in the previous section entitled "The Merger" beginning on page ______.

THE MERGER

         At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the applicable provisions of the Delaware General Corporation Law, Merger Sub will be merged into Total, the separate corporate existence of Merger Sub will cease, and Total will continue as the surviving corporation and as a wholly owned subsidiary of Harris.

EFFECTIVE TIME

         Unless the merger agreement is terminated as described below, within two business days after the satisfaction or waiver of the conditions to the merger set forth in the merger agreement, the closing of the merger will take place at a time and place mutually agreeable to Harris and Total, and Total and Merger Sub will file a Certificate of Merger with the Secretary of State of the State of Delaware, as prescribed by the Delaware General Corporation Law. The effect of this filing is that Merger Sub will merge into Total, and Total will become a wholly owned subsidiary of Harris.

MERGER CONSIDERATION

         General

         As a result of the merger, all outstanding shares of Total common stock will be converted into shares of Harris common stock based on the exchange ratio in accordance with the terms of the merger agreement, all outstanding shares of Total common stock owned by Total, Harris or Merger Sub or their respective wholly owned subsidiaries will automatically be cancelled and cease to exist, and all outstanding options to purchase shares of Total common stock will be fully vested and converted, at the exchange ratio, into options to purchase shares of Harris common stock.

         The Exchange Ratio

         In the merger, holders of shares of Total common stock will receive
1.222 shares of Harris common stock for each share of Total common stock which they own.

         Fractional Shares

         In the merger, Total stockholders will be entitled to receive only whole numbers of shares of Harris common stock for their shares of Total common stock. If applying the exchange ratio would entitle a stockholder to receive a fraction of a share of Harris common stock, such stockholder will receive cash for any fractional share of Harris common stock he or she would otherwise be entitled to receive in the merger. The amount of cash to be received in lieu of any fractional share will be calculated by multiplying (i) the fractional share interest to which such stockholder is entitled, by (ii) the closing price (as reported by Bloomberg Financial Markets or, if not reported thereby, another nationally recognized source acceptable to Harris and Total) of a share of Harris common stock on the date on which the merger is completed. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, Harris shall deposit such amount with its exchange agent and shall cause such exchange agent to forward payments to the holders of fractional interests.

         Treatment of Total Stock Options

         The merger agreement provides that, upon completion of the merger, outstanding options to purchase shares of Total common stock shall be fully vested and converted into an option, or a new substitute option will be granted, to purchase that number of shares of Harris common stock (rounded up to the nearest whole share) equal to (i) the number of shares of Total common stock subject to such option, multiplied by (ii) 1.222, the exchange ratio, at an exercise price per share of Harris common stock (rounded down to the nearest penny) equal to (x) the former exercise price per share of Total common stock under such option immediately prior to consummation of the merger, divided by
(y) 1.222, the exchange ratio. In the case of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), the number of shares of Harris common stock and the exercise price per share will be determined in accordance with Section 424 of the Internal Revenue Code, to ensure that the options do not lose their status as incentive stock options. Except as provided in the merger agreement or in the agreement evidencing the grant of such option, each option shall be subject to the same terms and conditions as were applicable immediately prior to consummation of the merger.

         Harris will prepare and file with the SEC a registration statement on Form S-8, or other appropriate form, to become effective as of or within three business days following the completion of the merger, with respect to those shares of Harris common stock subject to the outstanding options.

EXCHANGE OF TOTAL COMMON STOCK

         Prior to consummation of the merger, Harris will appoint an exchange agent to act as its agent in connection with the exchange of shares of Total common stock. As soon as reasonably practicable after the consummation of the merger, the surviving corporation will cause the exchange agent to mail to each holder of record of shares of Total common stock a letter of transmittal and instructions as to how to surrender certificates of Total common stock in exchange for shares of Harris common stock and payment for any fractional shares of Harris common stock. Total stockholders should not return stock certificates with the enclosed proxy.

         After the consummation of the merger, each certificate or other authorized evidence of ownership that previously represented shares of Total common stock will represent only the right to receive the shares of Harris common stock into which such shares of Total common stock were converted in the merger and the right to receive cash in lieu of fractional shares as described above.

         Holders of certificates previously representing shares of Total common stock will not be paid dividends or distributions on the shares of Harris common stock and will not be paid cash in lieu of a fractional share of Harris common stock until such certificates are surrendered to Harris for exchange. When such certificates are surrendered, any unpaid dividends declared by Harris after the consummation of the merger and any cash in lieu of a fractional share of Harris common stock will be paid without interest. For all other corporate purposes, certificates that represented shares of Total common stock prior to the consummation of the merger will represent, from and after the consummation of the merger, the number of shares of Harris common stock and cash in respect of fractional shares into which such shares of Total common stock are actually converted in the merger. The shares of Total common stock will be otherwise exchanged in accordance with the customary procedures of the exchange agent used by Harris for such purpose.

         The exchange agent will deliver shares of Harris common stock in exchange for lost, stolen or destroyed certificates if the owner of such certificates signs an affidavit of loss, theft or destruction, as appropriate, and, if required by the surviving corporation, delivers a bond in a reasonable sum as indemnity against any claim that might be made against Harris with respect to alleged lost, stolen or destroyed certificates.

REPRESENTATIONS AND WARRANTIES

         Each of Harris and Total has made various customary representations and warranties in the merger agreement about themselves and their respective subsidiaries, including the following:

         -        capitalization;

         -        corporate organization, qualification and existence;

         -        ownership of subsidiaries;

         -        corporate authorization to enter into the merger;

         - absence of any breach of organizational documents, applicable law or certain material agreements as a result of the merger;

         - absence of governmental and third-party approvals other than those specified in the merger agreement;

         -        financial statements;

         -        filings with the SEC;

         - absence of certain changes in each party's business since a specified date;

         -        litigation;

         -        compliance with laws;

         -        material agreements;

         -        brokers', finders' or investment bankers' fees;

         -        employee benefits and labor matters;

         -        inapplicability to the merger of the Delaware takeover laws;

         -        environmental matters;

         -        tax matters;

         -        insurance matters;

         - absence of any pending or threatened reviews by governmental authorities other than normal regulatory examination;

         - the receipt of a fairness opinion from each party's financial advisor;

         -        real property interests;

         -        key employees;

         -        tax treatment;

         -        absence of questionable payments;

         -        intellectual property; and

         -        interested party transactions.

         Many of the representations and warranties are qualified by a material adverse effect standard which, for purposes of the merger agreement, means an effect that, individually or in the aggregate (i) is material and adverse to the assets, properties, condition (financial or otherwise), goodwill or results of operations of the party making the representation and warranty and its subsidiaries, taken as a whole, or (ii) would materially impair the ability of either party to perform its obligations under the merger agreement or otherwise materially impede the consummation of the merger, other than any material adverse effect arising out of any change or development relating to changes in the economic, regulatory or political conditions generally or that affect the conduct of the business in which either party engages, United States securities markets, and the effect of public announcement of the transaction.

         For a complete statement of the representations and warranties of Harris and Total in connection with the merger, stockholders should refer to the merger agreement which is attached to this Joint Proxy Statement/Prospectus as Annex A.

CONDUCT OF BUSINESS BY TOTAL

         Total has agreed that, prior to the consummation of the merger, Total and each of its subsidiaries will conduct business in the ordinary and usual course, consistent with past practice. Subject to certain exceptions described in the merger agreement, Total has also agreed to specific restrictions, including the following:

         -        changing or amending its organizational documents;

         - issuing, selling or redeeming shares of its capital stock or any other securities;

         -        declaring or paying dividends or other distributions;

         - preserving intact the business organization of Total and each of its subsidiaries;

         - granting any severance or termination pay or increasing employee compensation or benefits;

         -        adopting or amending any benefit plans;

         - borrowing money, pledging the stock of any subsidiary or allowing a lien on any material assets;

         -        paying any material claims, liabilities or obligations;

         - selling, leasing or otherwise disposing of any material assets;

         - acquiring any person, entering into any contract or agreement, or amending in any material respect any of its material agreements;

         - changing any of its accounting principles or practices, or revaluing in any material respect any of its assets;

         - adopting a plan of complete or partial liquidation or dissolution;

         - making any material tax elections or settling any material income tax liability;

         - waiving any material rights or paying any material liability of Total or any of the subsidiaries before the same comes due in accordance with its terms; - failing to maintain insurance coverage;

         -        entering into any new collective bargaining agreement;

         -        settling any pending or threatened lawsuit;

         - taking any action that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

         - entering into any agreement that restricts it or any of its subsidiaries from engaging or competing in any line of business or in any geographic area; or

         - taking any other action which would result in any of the conditions to the merger not being satisfied.

CONDUCT OF BUSINESS BY HARRIS

         Harris has agreed that, prior to the consummation of the merger, Harris and each of its subsidiaries will conduct business in the ordinary and usual course, consistent with past practice. Subject to certain exceptions described in the merger agreement, Harris has also agreed to specific restrictions, including the following:

         -        changing or amending its organizational documents;

         - issuing, selling or redeeming shares of its capital stock or any other securities;

         -        declaring or paying dividends or other distributions;

         - preserving intact the business organization of Harris and each of its subsidiaries;

         - granting any severance or termination pay or increasing employee compensation or benefits;

         -        adopting or amending any benefit plans;

         - borrowing money, pledging the stock of any subsidiary or allowing a lien on any material assets;

         -        paying any material claims, liabilities or obligations;

         - selling, leasing or otherwise disposing of any material assets;

         - acquiring any person, entering into any contract or agreement, or amending in any material respect any of its material agreements;

         - changing any of its accounting principles or practices, or revaluing in any material respect any of its assets;

         - adopting a plan of complete or partial liquidation or dissolution;

         - making any material tax elections or settling any material income tax liability;

         - waiving any material rights or paying any material liability of Harris or any of the subsidiaries before the same comes due in accordance with its terms;

         -        failing to maintain insurance coverage;

         -        entering into any new collective bargaining agreement;

         -        settling any pending or threatened lawsuit;

         - taking any action that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

         - entering into any agreement that restricts it or any of its subsidiaries from engaging or competing in any line of business or in any geographic area; or

         - taking any other action which would result in any of the conditions to the merger not being satisfied.

INTEGRATION COMMITTEE

         The parties have also established an Integration Committee whose purpose and power is to oversee the integration of Harris and Total, as well as certain matters prior to consummation of the merger as referenced in the merger agreement. The members of the Integration Committee are Thomas D. Berman, Gordon
S. Black and James R. Riedman, each of whom is a director of Harris, and David Brodsky and Howard L. Shecter, each of whom is a director of Total.

NO SOLICITATION

         Total has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Total or any of its subsidiaries, which, if consummated, would constitute a "Total Alternative Transaction," defined to mean:

         - a transaction pursuant to which any party or group other than Harris acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of Total, whether from Total or pursuant to a tender offer or exchange offer or otherwise;

         - a merger or other business combination involving Total pursuant to which any party other than Harris acquires more than 25% of the outstanding equity securities of Total or the entity surviving such merger or business combination;

         - any transaction pursuant to which any party other than Harris acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Total's subsidiaries and securities of the entity surviving any merger or business combination, including any of Total's subsidiaries) of Total or any of its subsidiaries having a fair market value (as determined by Total's Board of Directors in good faith) equal to more than 25% of the fair market value of all of the assets of Total and its subsidiaries, taken as a whole, immediately prior to such transaction; or

         - any other consolidation, business combination, recapitalization or similar transaction involving Total or any "Significant Subsidiary" (as defined in Rule 1-02 under Regulation S-X) other than the transactions contemplated by the merger agreement; provided, however, that the term Total Alternative Transaction shall not include any acquisition of securities in connection with arbitrage activities.

         Any inquiry or proposal related to the foregoing is referred to as a "Total Takeover Proposal."

         Prior to the adoption of the merger agreement by the Total stockholders at the Total special meeting, if Total's Board of Directors reasonably determines in good faith (after due consultation with its legal advisor) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties, Total's Board of Directors may:

         - furnish information to a third party which has made a bona fide Total Takeover Proposal that is a "Superior Total Proposal" (as defined below) not solicited in violation of the merger agreement; provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between Total and

                  Harris. A "Superior Total Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of Total entitled to vote generally in the election of directors or all or substantially all of the assets of Total, on terms which the Total Board of Directors reasonably believes (after consultation with its financial advisor) to be more favorable from a financial point of view to its stockholders than the merger, taking into account at the time of determination all factors relating to such proposed transaction deemed relevant by the Total Board of Directors, including, without limitation, the financing thereof, the proposed timing thereof and all other conditions thereto and any changes to the financial terms of the merger agreement proposed by Harris; provided, however, that a Superior Total Proposal may be subject to a due diligence review of confidential information and to other customary conditions; or

         - subject to compliance with the terms of the merger agreement, consider and negotiate a bona fide Total Takeover Proposal that is a Superior Total Proposal not solicited in violation of the merger agreement.

         Total will notify Harris as promptly as practicable (but in no case later than 24 hours) after receipt of any Total Takeover Proposal, or any modification of or amendment to any Total Takeover Proposal, or any request for non-public information relating to Total or any of its subsidiaries in connection with a Total Takeover Proposal, or for access to the properties, books or records of Total or any of its subsidiaries by any party that informs Total's Board of Directors that it is considering making, or has made, a Total Takeover Proposal. Such notice to Harris will be made orally and in writing, and will indicate the identity of the party making the Total Takeover Proposal, intending to make the Total Takeover Proposal, or requesting non-public information or access to the books and records of Total, the terms of any such Total Takeover Proposal or modification or amendment to a Total Takeover Proposal, and whether Total is providing or intends to provide the party making the Total Takeover Proposal with access to information concerning Total. Total will also promptly notify Harris, orally and in writing, if it enters into negotiations concerning any Total Takeover Proposal.

         Unless Total's Board of Directors determines in good faith, with the advice of outside counsel, that the failure to do so could reasonably be determined to be a breach of its fiduciary duties to Total's stockholders under applicable law, and only after three business days following written notice to Harris that Total's Board of Directors has received a Superior Total Proposal or any modification thereof, neither Total nor Total's Board of Directors, nor any committee thereof, may:

         - withdraw, modify or indicate publicly its intention to withdraw or modify, in a manner adverse to Harris, the approval or recommendation by Total's Board of Directors or such committee of the merger;

         - approve or recommend, or indicate publicly its intention to approve or recommend, any Total Takeover Proposal; or

         - cause Total to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Total Takeover Proposal.

         The merger agreement expressly provides that the foregoing covenants will not prohibit Total from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any disclosure to Total's stockholders if, in the good faith judgment of Total's Board of Directors, with the advice of outside counsel, failure to so disclose could reasonably be determined to be a breach of its fiduciary duties to Total's stockholders under applicable law.

         Total agreed, upon execution of the merger agreement, to immediately cease and cause to be terminated any existing discussions or negotiations with any third party with respect to any of the foregoing. Total further agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which Total is a party, except as otherwise permitted by the merger agreement. Total will ensure that the officers and directors of Total and its subsidiaries and any investment banker or other advisor or representative retained by Total in connection with the merger are aware of the no-solicitation restrictions described above.

CERTAIN OTHER COVENANTS

         Consents; Approvals

         Harris and Total will each use its reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders, and Harris and Total will make all filings, required in connection with the authorization, execution and delivery of the merger agreement and the consummation by each of Harris and Total of the transactions contemplated thereby.

         Indemnification And Insurance

         For a period of six years following consummation of the merger, the organizational documents of the surviving corporation will contain provisions with respect to indemnification no less favorable than those currently set forth in the organizational documents of Total, and such provisions will not be amended, modified or otherwise repealed in any manner that would adversely affect the rights thereunder of individuals who were directors or officers of Total at the time of the consummation of the merger unless otherwise required by law.

         After the consummation of the merger, Harris and the surviving corporation will, to the fullest extent permitted under applicable law or in any applicable contract or agreement or under its organizational documents, indemnify, defend and hold harmless the present and former officers and directors of Total against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the surviving corporation (which approval shall not unreasonably be withheld), or otherwise incurred in connection with any claim, action, suit, proceeding or investigation, based in whole or in part by reason of the fact that such person is or was a director or officer of Total, and arising out of actions, events or omissions occurring at or prior to the consummation of the merger.

         If any claim is brought against a director or officer of Total after consummation of the merger:

         - such director or officer may retain independent legal counsel satisfactory to them, provided that such other counsel shall be reasonably acceptable to the surviving corporation;

         - the surviving corporation will pay all reasonable fees and expenses of such counsel promptly; and

         - the surviving corporation will use its reasonable best efforts to assist in the vigorous defense of any such matter, provided that the surviving corporation will not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld.

         For a period of six years after the consummation of the merger, Harris or the surviving corporation will provide those directors and officers of Total, who are currently covered by a Total liability policy, with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than Total's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Harris and the surviving corporation will not be required to pay an annual insurance premium in excess of 200% of the last annual premium paid by Total for such insurance, but in such case will purchase as much coverage as possible for such amount.

         Notification Of Certain Matters

         Harris and Total will give each other prompt notice of:

         - the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of either Harris or Total to effect the transaction contemplated by the merger agreement not to be satisfied;

         - any notice received by Harris or Total prior to the consummation of the merger of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, under any material agreement of Harris or Total;

         - any notice or other communication from any governmental entity in connection with the merger;

         - any actions, suits, claims, investigations or other proceedings commenced or threatened against Harris or Total or their respective subsidiaries which would have been required to be disclosed under, or which otherwise relate to, the merger agreement;

         - any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the merger agreement; or

         - any event or occurrence which has, or would reasonably be likely to have, a material adverse effect with respect to Harris or Total.

         Further Action/Tax Treatment

         Harris and Total agree to use all reasonable efforts to take, or cause to be taken, all actions and to do all other things necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. In addition, Harris and Total have each agreed to use their reasonable best efforts to cause the merger to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code, as specified in the merger agreement, and will not, both before and after consummation of the merger, take any actions which to their knowledge could reasonably be expected to prevent the merger from so qualifying.

         Public Announcements

         Neither Harris nor Total will issue any press release or otherwise make any public statements with respect to the merger agreement or the transactions contemplated therein without the prior consent of the other party, except as required by applicable law or the Nasdaq Marketplace Rules and, to the extent practical, after consultation with the other party.

         Listing of Shares of Harris Common Stock

         Harris will use its reasonable best efforts to cause the shares of Harris common stock to be issued in connection with the merger to be approved for listing on the Nasdaq National Market prior to consummation of the merger, subject to official notice of issuance.

         Option Plan And Employee Benefits

         During the six-month period following the consummation of the merger, Harris's Board of Directors shall develop and implement a unified program of employee benefits that will provide equivalent employee benefits to all similarly situated employees of Harris and its subsidiaries, including the surviving corporation.

         During the period of time from the consummation of the merger through the time that the unified program of employee benefits is implemented as contemplated by the merger agreement, the surviving corporation shall provide each person who, as of the consummation of the merger, is an employee of Total or a subsidiary of Total, with salary, bonus opportunity and other employee benefits that are no less favorable than those provided to such employee of Total immediately prior to the consummation of the merger; provided, however, that subject to the foregoing, the surviving corporation shall have the right to amend any benefit plan of Total in effect as of the consummation of the merger.

         Upon completion of the merger, all outstanding options to purchase shares of Total common stock will become fully vested and exercisable, regardless of whether such options would have been exercisable at that time under their original vesting schedules.

         Director Appointment

         Upon consummation of the merger, the size of Harris's Board of Directors will be increased by three members, which positions will be filled by Albert A. Angrisani, as a class III director, David Brodsky, as a class I director, and Howard L. Shecter, as a class II director.

         Subject to the applicable fiduciary obligations of Harris's Board of Directors and, in the case of Albert A. Angrisani, subject to his continued employment by Harris at the time of re-nomination, Harris has agreed to use its best efforts to have Messrs. Angrisani, Brodsky and Shecter nominated for re-election at the next upcoming Harris annual meeting of stockholders at which such individuals' respective classes are up for re-election.

CONDITIONS TO THE MERGER

         Conditions To Obligations Of Each Party To Effect The Merger

         Each of Harris's and Total's respective obligations to complete the merger are subject to the satisfaction at or prior to the consummation of the merger of the following conditions:

         - the registration statement of which this Joint Proxy Statement/Prospectus is a part shall continue to be effective under the Securities Act at the time of completion of the merger, and no stop order suspending its effectiveness shall have been issued, nor any action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance of shares of Harris common stock in connection with the merger shall have been received;

         - the Total stockholders have adopted the merger agreement and Harris's stockholders have approved the issuance of the shares of Harris common stock to be delivered in connection with the merger;

         - no governmental entity shall have enacted, issued or enforced any law (including any decree, injunction or order) that materially restricts or prohibits the consummation of the merger, and no governmental entity shall have instituted any judicial or administrative proceeding which continues to be pending seeking to materially restrict or prohibit consummation of the merger;

         - all authorizations, consents, orders or approvals of, and all expirations of any waiting periods imposed by, any governmental entity that are necessary for consummation of the merger, other than immaterial consents, the failure to obtain which would not have a material adverse effect on the surviving corporation, shall have been obtained and shall be in full force and effect at the time of completion of the merger;

         - the shares of Harris common stock required to be issued in connection with the merger and upon the exercise of the Total stock options that are to be converted to options to purchase shares of Harris common stock pursuant to the terms of the merger agreement shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance; and

         - Total and Harris have received the respective written opinions of Kramer Levin Naftalis & Frankel LLP and Harris Beach LLP, in form and substance reasonably satisfactory to Harris and Total, respectively, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that each of Harris, Merger Sub and Total will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

         Additional Conditions To Obligations Of Harris

         The obligation of Harris to complete the merger is also subject to the following conditions:

         - except as would not reasonably be expected to have a material adverse effect on Total or otherwise contemplated by the merger agreement, the representations and warranties of Total contained in the merger agreement are true and correct in all material respects on and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Harris has received a certificate to such effect signed by the Chief Executive Officer or President of Total;

         - Total has performed or complied in all material respects with all agreements and conditions contained in the merger agreement or required to be performed or complied with by Total prior to or upon the date of completion of the merger, and Harris has received a certificate to such effect signed by the Chief Executive Officer or President of Total; and

         - Total has obtained all material authorizations, consents or approvals of a governmental entity required to be obtained for the lawful execution and delivery of the merger agreement and the performance of Total's obligations thereunder, except as would not reasonably be expected to have a material adverse effect on Total or Harris.

         Additional Conditions To Obligations Of Total

         The obligation of Total to complete the merger is also subject to the following conditions:

         - except as would not reasonably be expected to have a material adverse effect on Harris or otherwise contemplated by the merger agreement, the representations and warranties of Harris contained in the merger agreement are true and correct in all material respects at and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Total has received a certificate to such effect signed by the Chief Executive Officer or President of Harris;

         - Harris has performed or complied in all material respects with all agreements and conditions contained in the merger agreement or required to be performed or complied with by Harris prior to or upon the date of completion of the merger, and Total has received a certificate to such effect signed by the Chief Executive Officer or President of Harris; and

         - Harris has obtained all material authorizations, consents or approvals of a governmental entity required to be obtained for the lawful execution and delivery of the merger agreement and the performance of Harris's obligations thereunder, except as would not reasonably be expected to have a material adverse effect on Total or Harris.

TERMINATION OF THE MERGER

         The merger agreement may be terminated at any time prior to the effective date of the merger:

         - by mutual written consent of Total and Harris by action of their respective boards of directors;

         - by action of the board of directors of either Harris or Total if:

                  - the merger has not been completed by January 31, 2002 through no fault of the party seeking to terminate the merger;

                  - the Total stockholders do not adopt the merger agreement at the special meeting of the Total stockholders;

                  - the Harris stockholders do not approve the issuance of shares of Harris common stock to be delivered in connection with the merger at the annual meeting of the Harris stockholders; or

                  - there exists any final and non-appealable law, decree, injunction or order permanently restraining, enjoining or otherwise prohibiting consummation of the merger, providing the terminating party has not materially breached its obligations under the merger agreement in a manner that proximately caused such failure of consummation;

         -        by Total, if

                  - Total is not in material breach of the merger agreement and Harris breaches any representation, warranty, covenant or agreement of Harris in the merger agreement which breach is incurable or remains uncured for 10 days following written notice thereof;

                  - Total's Board of Directors approves or recommends a Superior Total Proposal as permitted by and in compliance with the merger agreement; or

                  - Harris's Board of Directors withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger, or fails to call the annual meeting of the Harris stockholders or to solicit proxies in connection therewith; and

         -        by Harris, if

                  - Harris is not in material breach of the merger agreement and Total breaches any representation, warranty, covenant or agreement of Total in the merger agreement which breach is incurable or remains uncured for 10 days following written notice thereof; or
                  - Total's Board of Directors withdraws or adversely modifies its approval or recommendation of the merger agreement or the merger, or fails to call the special meeting of the Total stockholders or to solicit proxies in connection therewith.

TERMINATION FEE AND EXPENSES

         If the merger is terminated:

         -        by Total in connection with a Superior Total Proposal;

         - by Harris due to a withdrawal or modification by the Total Board of Directors of its recommendation of the merger or a failure of the Total Board of Directors to call the special meeting or solicit proxies; or

         - because the merger is not consummated by January 31, 2002 or the Total stockholders do not adopt the merger agreement at the Total special meeting, and (i) a Total Takeover Proposal shall have been made to Total or publicly announced prior to such termination, and (ii) within nine months of such termination Total enters into a definitive agreement to consummate, or consummates, any Total Takeover Proposal;

Total is required to pay to Harris a termination fee of $1,250,000 and to reimburse Harris for up to $500,000 of Harris's reasonable out-of-pocket expenses, not including financial advisor fees.

         If the merger is terminated by Harris on account of a breach by Total, Total is required to reimburse Harris for up to $625,000 of Harris's reasonable costs and expenses (including financial advisor fees). If the merger is terminated by Total on account of a breach by Harris, Harris is required to reimburse Total for up to $625,000 of Total's reasonable out-of-pocket expenses (including financial advisor fees).

         The termination fees payable by Total may have the effect of discouraging persons who might be interested in entering into a business combination with Total from proposing a business combination transaction. This may be so even where the consideration payable to Total stockholders in the other transaction would exceed the consideration payable in the merger.

PARTIES IN INTEREST; AMENDMENT; WAIVER

         Neither the merger agreement nor any of the rights, interests or obligations of Harris, Total or Merger Sub under the merger agreement may be assigned, by operation of law or otherwise, and any attempted assignment thereof shall be void. Subject to the preceding sentence, the merger agreement will be binding upon, inure to the benefit of, and be enforceable by, Harris, Total and Merger Sub and their respective successors and assigns. Adoption of the merger agreement and consummation of the merger is not intended to and will not confer upon any other person any rights, benefits or remedies of any nature whatsoever.

         The merger agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         The merger agreement may be amended by action taken by Total and Harris at any time before or after approval of the merger and approval of the issuance of shares of Harris common stock in connection with the merger, provided that after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval.

         At any time prior to the consummation of the merger, either Harris or Total may:

         - extend the time for the performance of any of the obligations or other acts of the other party;

         - waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document, certificate or writing delivered pursuant to the merger agreement, or

         - waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

         Any agreement on the part of Harris or Total to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either Harris or Total to assert any of its rights under the merger agreement will not constitute a waiver of such rights, and no single or partial exercise of any right, remedy, power or privilege will preclude any other or further exercise thereof by either Harris or Total.

                               RELATED AGREEMENTS

VOTING AGREEMENTS

         As an inducement to Total to enter into the merger agreement, each of Leonard R. Bayer, Gordon S. Black, David H. Clemm, Riedman Corporation, BVCF III, L.P., Brinson Trust Company as Trustee of Brinson MAP Venture Capital Fund III, and Virginia Retirement System entered into separate voting agreements with Total.

         As an inducement to Harris to enter into the merger agreement, each of Albert A. Angrisani, David Brodsky, John P. Freeman, George L. Lindemann, Howard
L. Shecter, J. Edward Shrawder and Lorin Zissman entered into separate voting agreements with Harris.

         Voting Agreements of Harris Stockholders

         Pursuant to the voting agreements entered into by the Harris stockholders listed above and Total, such Harris stockholders agreed to vote all of their shares of Harris common stock in favor of the issuance of the shares of Harris common stock to the stockholders of Total in connection with the merger and against:

         - any merger, consolidation, sale of assets requiring stockholder approval, reorganization or recapitalization of Harris, with any party other than Total; and

         -        any liquidation or winding up of Harris.

         The Harris stockholders who executed voting agreements also agreed not to transfer more than a specified number of their respective shares of Harris common stock until the conclusion of the Harris annual meeting at which such stockholders vote in favor of the issuance of shares of Harris common stock in connection with the merger.

         The shares of Harris common stock subject to these voting agreements represented approximately _____% of the outstanding shares of Harris common stock on August 3, 2001, and approximately ___% of the outstanding shares of Harris common stock on __________, 2001, the record date for the annual meeting. The obligation to vote in favor of approval of the issuance and delivery of the shares of Harris common stock to the stockholders of Total in connection with the merger automatically terminates upon the earlier to occur of (i) the consummation of the merger, or (ii) the termination of the merger agreement according to its terms.

         Voting Agreements of Total Stockholders

         Pursuant to the voting agreements entered into by the Total stockholders listed above and Harris, such Total stockholders agreed to vote all of their shares of Total common stock in favor of the approval and adoption of the merger agreement and against:

         - approval of any alternative transaction in opposition to or competition with the merger;

         - any merger, consolidation, sale of assets requiring stockholder approval, reorganization or recapitalization of Total, with any party other than Harris; and

         -        any liquidation or winding up of Total.

         The Total stockholders who executed voting agreements also agreed not to transfer any of their respective shares of Total common stock until the conclusion of the Total special meeting at which such stockholders vote in favor of the adoption of the merger agreement.

         The shares of Total common stock subject to these voting agreements represented approximately ___% of the outstanding shares of Total common stock on August 3, 2001, and approximately ___% of the outstanding shares of Harris common stock on __________, 2001, the record date for the special meeting. The obligation to vote in favor of adoption of the merger agreement automatically terminates upon the earlier to occur of (i) the consummation of the merger, or
(ii) the termination of the merger agreement according to its terms.

EMPLOYMENT AGREEMENTS

         Harris and Albert A. Angrisani entered into an employment agreement and an accompanying letter agreement pursuant to which, if the merger is consummated, Mr. Angrisani will serve in the capacity as President and Chief Operating Officer of Harris. For further information, see "Interests of Certain Persons in the Merger" beginning on page ___.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma combined financial information give effect to the merger using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma combined financial information and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Harris and Total incorporated by reference in this proxy statement/prospectus.

         The unaudited pro forma combined financial information is provided for informational purposes only and does not purport to represent what the combined financial position and results of operations would have been had the merger in fact occurred on the dates indicated. The following unaudited pro forma combined statement of operations and unaudited pro forma combined balance sheet illustrate the pro forma effects of the merger as if the merger had occurred on July 1, 2000, for the unaudited statement of operations, and at June 30, 2001 for the unaudited balance sheet. The unaudited pro forma combined statement of operations does not include the impact of any non-recurring charges directly attributable to the transaction. The following unaudited pro forma information was derived using Harris's and Total's June 30, 2001 audited year end financial information.

                   Unaudited Pro Forma Combined Balance Sheets
                                  June 30, 2001
                                 (In thousands)

                                          Harris            Total         Adjustments              ProForma
Assets
Current Assets
     Cash and cash equivalents        $       10,585   $        2,308                           $       12,893
     Marketable securities                    31,906                                                    31,906
     Accounts receivable                      12,722           11,197                                   23,919
     Costs and estimated earnings
     in excess of billings on
     uncompleted contracts                     1,888            3,689                                    5,577
     Other current assets                      1,580            1,826                                    3,406
                                      --------------   --------------    --------------         --------------
         Total current assets                 58,681           19,020                                   77,701

Office equipment, leasehold
improvements, and software, net               14,983            3,834                                   18,817
Goodwill and other intangibles                 8,971            5,610    $       35,673   (a)           50,254
Other assets                                   2,586              745                                    3,331
                                      --------------   --------------    --------------         --------------
         Total assets                 $       85,221   $       29,209    $       35,673         $      150,103
                                      --------------   --------------    --------------         --------------

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                 $        4,805   $        3,885                           $        8,690
     Accrued expenses                          2,863            4,764    $        3,500   (b)           11,127
     Billings in excess of costs
         and estimated earnings on
         uncompleted contracts                 6,379            4,129                                   10,508
     Other current liabilities                                  1,482                                    1,482
                                      --------------   --------------    --------------         --------------
         Total current liabilities            14,047           14,260             3,500                 31,807

     Long-term liabilities                                        573                                      573


Stockholders' equity (deficit):
     Common stock, including excess
         over par value                      128,827            9,314            37,735   (c)          175,876
     Unamortized deferred
         compensation                          (436)                                                     (436)
     Accumulated other
         comprehensive income (loss)             184            (593)               593                    184
     Retained earnings (Accumulated
         deficit)                           (56,609)            7,101           (7,101)               (56,609)
     Officer Loan                                               (500)                                    (500)
     Less:  Treasury stock at cost             (792)            (946)               946                  (792)
                                      --------------   --------------    --------------         --------------
Total stockholders' equity                    71,174           14,376            32,173                117,723
                                      --------------   --------------    --------------         --------------

Total liabilities and stockholders'
equity                                $       85,221   $       29,209    $       35,673         $      150,103
                                      --------------   --------------    --------------         --------------

Book Value Per Share                  $         2.07   $         1.06                           $         2.31
                                      --------------   --------------                           --------------


(a) On August 5, 2001, Harris and Total agreed on a merger that will be accounted for under the purchase method of accounting. The merger will be effected by Harris issuing shares of its common stock at an exchange ratio of 1.222 shares for each share of Total common stock, and by the conversion of outstanding Total stock options, as of the effective time of the merger, into options to purchase shares of Harris common stock at the exchange ratio of 1.222 shares. The actual number of shares of Harris stock to be issued will depend on the actual number of shares of Total common stock outstanding on the date the merger closes. The merger is valued at approximately $47.05 million based upon the average closing price of shares of Harris common stock for a range of trading days (August 1 through August 8, 2001) around the announcement date of (August 6, 2001) the merger.

     The purchase price will be allocated based upon the fair value of the assets acquired and liabilities assumed. For purposes of the pro forma presentation, the book value of the office equipment, leasehold improvements, and software approximates fair market value. The final calculations will be determined based on studies and valuations which will be conducted. The excess of the purchase price over the net assets acquired has been allocated to goodwill and other intangibles in this presentation. Based upon the preliminary assessment of intangible assets acquired, the excess purchase price is primarily attributable to goodwill, workforce in place, and other intangible assets with indefinite lives.

(b) Adjustment relates to non-recurring transaction costs, including investment banking, legal and accounting fees, and change of control and non-compete payments directly attributable to the merger. See "Opinion of Total's Financial Advisor" beginning on page ___, "Opinion of Harris's Financial Advisor" beginning on page ___, and "Interests of Certain Persons in the Merger" beginning on page ___.

(c) Adjustment reflects the issuance of 16.5 million shares of Harris stock to effect the exchange of shares of Total common stock at an exchange ratio of
     1.222 shares of Harris common stock for each share of Total common stock and the conversion of options to acquire shares of Total common stock outstanding as of the effective time of the merger, into options to purchase Harris common stock at the exchange ratio of 1.222 shares.

              Unaudited Pro Forma Combined Statements Of Operations
                        For The Year Ended June 30, 2001
                      (In thousands, except per share data)

                                          Harris            Total          Adjustments             Pro Forma

Revenues from services                $       60,061   $       53,782                           $      113,843
Cost of services                              30,764           25,047                           $       55,811
                                      --------------   --------------    --------------         --------------
     Gross profit                             29,297           28,735                                   58,032

Operating expenses:
     Database development
     Expenses                                  7,422                                                     7,422
     Sales and marketing expenses              8,475            4,150                                   12,625
     General and administrative
     Expenses                                 41,115           21,299    $        (482)   (d)           61,932
                                      --------------   --------------    --------------         --------------
         Operating income (loss)            (27,715)            3,286               482               (23,947)

Interest expense                                (26)            (651)                                    (677)
Interest and other income, net                 3,721              621                                    4,342
                                      --------------   --------------    --------------         --------------
Loss before income taxes                    (24,020)            3,256               482               (20,282)

Income tax expenses (benefit)                  -----            1,206             (612)   (e)              594
                                      --------------   --------------    --------------         --------------
Net income (loss)                     $     (24,020)   $        2,050    $        1,094         $     (20,876)
                                      --------------   --------------    --------------         --------------


Basic earnings (loss) per share       $       (0.70)   $         0.16                           $       (0.41)
Diluted earnings (loss) per share     $       (0.70)   $         0.16                           $       (0.41)

Weighted average shares
     Outstanding
     Basic                                34,239,393       12,868,097                               50,781,811
     Diluted                              34,239,393       13,171,606                               50,781,811


(d) Adjustment reflects the elimination of charges related to amortization of Total's goodwill and intangible assets deemed to have indefinite lives in accordance with the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" and non-recurring transaction costs.

(e) Adjustment reflects the elimination of U.S. federal and state income tax expense that would result from the utilization of Harris net operating loss carryforwards.

DESCRIPTION OF CAPITAL STOCK

         The following description of Harris's common stock and preferred stock summarizes the material terms and provisions of these securities. For the complete terms of Harris's common stock and preferred stock, please refer to Harris's Amended and Restated Certificate of Incorporation and By-laws, which have been filed with the SEC.

AUTHORIZED CAPITAL STOCK

         Harris's authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

         As of _____________, 2001, the record date for the Harris annual meeting, there were ____________ shares of Harris common stock issued and outstanding and no shares of Harris preferred stock issued and outstanding.

HARRIS COMMON STOCK

         Dividends

         Harris's Board of Directors may declare and pay dividends upon the shares of its common stock out of funds legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights Harris may grant to holders of preferred stock, if any, then outstanding.

         Voting Rights

         For all matters submitted to a vote of stockholders, each holder of shares of Harris common stock is entitled to one vote for each share registered in his, her or its name on the books of Harris. Shares of Harris common stock do not have cumulative voting rights.

         Liquidation

         On a liquidation, dissolution or winding up of Harris, the holders of shares of Harris common stock are entitled to share ratably in all assets that remain after payment of Harris's liabilities, subject to prior distribution rights of the holders of preferred stock, if any, then outstanding.

         Variation of Rights

         Generally, in all matters other than the election of directors, amendments to Harris's Amended and Restated Certificate of Incorporation and mergers and similar transactions, the affirmative vote of a majority of the shares of Harris common stock present at a meeting, whether in person or by proxy, is required to constitute an act of the stockholders.

         Provisions of Harris's Amended and Restated Certificate of Incorporation and By-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Harris. These provisions, which are more fully described in the section "Comparison of Stockholder Rights" on page ___:

         - divide Harris's Board of Directors into three classes serving staggered three-year terms;

         - eliminate the right of stockholders to act by written consent without a meeting; and

         - allow Harris to issue preferred stock without any vote or further action by stockholders.

         The classification system of electing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of Harris and may maintain the incumbency of Harris's Board of Directors, as the classification of Harris's Board of Directors increases the difficulty of replacing a majority of the directors. These provisions may have the effect of deferring hostile takeovers, delaying changes in Harris's control or management, or may make it more difficult for stockholders to take certain corporate actions. An amendment of the provisions relating to the staggered board or the elimination of the prohibition to act by written consent requires the approval of holders of at least 66 2/3% of the shares of Harris common stock. For a more detailed explanation of Harris's Restated and Amended Certificate of Incorporation or By-laws, see "Comparison of Stockholder Rights" on page _____.

         Preemptive Rights, Redemptions and Other Rights

         Holders of shares of Harris common stock have no preemptive rights or rights to convert their shares of Harris common stock into any other securities. There are no redemption or sinking fund provisions applicable to the shares of Harris common stock. All outstanding shares of Harris common stock are duly authorized, fully paid and non-assessable, and the shares of Harris common stock to be issued in connection with the merger will be duly authorized, fully paid and non-assessable.

         Transfer Agent and Registrar

         The transfer agent and registrar for the shares of Harris common stock is American Stock Transfer and Trust Company.

HARRIS PREFERRED STOCK

         Pursuant to Harris's Amended and Restated Certificate of Incorporation, Harris's Board of Directors has the authority, without further action by its stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and privileges of such preferred stock, which may be greater than the rights of the common stock. Harris's Board of Directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of shares of Harris common stock.

LISTING

         The shares of Harris common stock are listed on the Nasdaq National Market. It is a condition to the merger that the shares of Harris common stock issuable in connection with the merger are authorized for listing on the Nasdaq National Market at or prior to the consummation of the merger, subject to official notice of issuance.

                  OTHER HARRIS PROPOSALS FOR STOCKHOLDER ACTION

             Harris Proposal Number 2 - Election of Harris Directors

         Harris's Board of Directors is currently divided into three classes, having three-year terms that expire in successive years. The current term of office of directors in Class II expires at the Harris annual meeting. Harris's Board of Directors proposes that the nominees described below, each of whom is currently serving as a Class II director, be re-elected as Class II directors for a term of three years or until their successors are duly elected and qualified. Each of the nominees has consented to serve a three-year term. If either of them become unavailable to serve as a director, Harris's Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

         If the merger is completed, Harris's Board of Directors will be increased by three members and Albert A. Angrisani, President, Chief Executive Officer and a Director of Total, David Brodsky, Chairman of the Board of Directors of Total, and Howard L. Shecter, Vice Chairman of the Board of Directors of Total, will be appointed to fill the newly created vacancies. See "Interests of Certain Persons in the Merger" beginning on page ____.

VOTE REQUIRED

         The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as Harris's directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

NOMINEES TO BOARD OF DIRECTORS

                                                                                Class and Year
                                                              Director             in Which
Name                       Principal Occupation               Since             Term Will Expire          Age
----                       --------------------               -----             -----------------         ---
Thomas D. Berman(1)(2)     Partner, Adams Street              1998              Class II                  43
                           Partners, LLC                                        Fiscal 2004

David H. Clemm             President and Chief                1984              Class II                  56
                           Operating Officer of                                 Fiscal 2004
                           Harris


------------------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

         There are no family relationships among any of the directors or executive officers of Harris.

         Thomas D. Berman has served as a director of Harris since July 1998. Mr. Berman is a Partner of Adams Street Partners, LLC ("ASP"), a private equity firm. ASP is the former private equity group of Brinson Partners, Inc. and is 24.9% owned by Brinson Partners, Inc. ASP is the sub-advisor to Brinson Partners, Inc. for its private equity investments. Mr. Berman received an S.M. from Massachusetts Institute of Technology, Sloan School of Management, and an S.B. degree in Electrical Engineering from Massachusetts Institute of Technology.

         David H. Clemm has served as Harris's President and Chief Operating Officer, and as a director of Harris, since April 1984. From November 1981 to March 1984, Mr. Clemm worked for Bausch & Lomb, Inc., where he held a variety of senior positions as Vice President of Marketing Operations for Graphic Products and Vice President and General Manager of the Ophthalmic Instruments Division. From May 1980 to November 1981, Mr. Clemm served as Manager of Market Research at Xerox Corporation. From June 1973 to June 1979, Mr. Clemm served as manager of Financial Operations for the Branded Products Division of Pennzoil Company. Mr. Clemm received an M.B.A. from Boston University and a B.S. degree from the United States Military Academy at West Point.

DIRECTORS NOT STANDING FOR ELECTION

                                                                                Class and Year
                                                              Director          in Which Term
Name                       Principal Occupation               Since             Will Expire      Age
----                       --------------------               -----             -----------      ---
Benjamin Addoms            Managing Director,                 2000              Class I          39
                           iBelay Ventures                                      Fiscal 2003


Leonard R. Bayer           Executive Vice President           1978              Class I          51
                           and Chief Technology                                 Fiscal 2003
                           Officer of Harris

Gordon S. Black            Chairman of the Board              1975              Class III        60
                           and Chief Executive                                  Fiscal 2002
                           Officer of Harris

James R. Riedman           President and Chief                1989              Class III        42
                           Executive Officer of                                 Fiscal 2002
                           CE Capital, LLC


         Benjamin Addoms has served as a director of Harris since February 2000. Mr. Addoms is the Managing Partner of iBelay Ventures, a venture capital firm. From May 1999 until May 2000, Mr. Addoms served as President of Excite@Home's Media Division. Mr. Addoms served as Executive Vice President of MatchLogic, Inc., a division of Excite@Home, from April 1997 until May 1999. Prior to his work at MatchLogic, Inc., Mr. Addoms spent three years as Senior Vice President of Database Development for the Polk Company, where he was responsible for the acquisition and creation of a comprehensive consumer database. Mr. Addoms received his Bachelor of Arts degree from Wesleyan University.

         Leonard R. Bayer has served as Harris's Executive Vice President and Chief Technology Officer, and as a director of Harris, since July 1978. From August 1976 to July 1978, Mr. Bayer worked for Practice Development Corporation where he served as Vice President of Research and Development. From September 1975 to August 1976, Mr. Bayer was a member of the faculty of the University of Rochester School of Medicine where he taught mathematical statistics. Mr. Bayer received an M.A. degree in Statistics, a B.S. degree in Astrophysics and a B.A. degree in Mathematics from the University of Rochester.

         Gordon S. Black has served as Harris's Chairman of the Board and Chief Executive Officer since he founded Gordon S. Black Corporation in July 1975. From July 1968 to June 1978, Dr. Black was a member of the faculty of the University of Rochester, where he was an Associate Professor with tenure. Dr. Black received a Ph.D. in Political Science from Stanford University and a B.A. degree in Political Science from Washington University.

         James R. Riedman has served as a director of Harris since October 1989. Mr. Riedman currently serves as the President and Chief Executive Officer of CE Capital, LLC, a private equity firm. He has held this position since April 2001. Mr. Riedman also serves as the President and as a director of the Riedman Corporation, a real estate holding company and, prior to 2001, an insurance agency. He has served in these positions since 1987. From April 1984 to January 1987, Mr. Riedman served as Senior Vice President of Transamerica Financial Systems and Concepts. Mr. Riedman also worked for the Balboa Insurance Group from January 1983 to April 1984, where he served as Director of Corporate Planning. Mr. Riedman received an M.S. degree in Risk and Insurance and Finance from the University of Wisconsin and a B.A. degree in Business Administration from the University of Notre Dame. Mr. Riedman has been a director since 1993 and the Chief Executive Officer since 1998 of the Daniel Green Company, a publicly-traded manufacturer of women's footwear.

         In addition, G. Thomas Clark served as a director of Harris from October 1989 until his resignation, effective September 1, 2001. From April 1979 until his retirement in November 1996, Mr. Clark served as Senior Vice President of Finance, Secretary and Treasurer of Paychex, Inc. and currently serves on the board of directors of Paychex, Inc. Mr. Clark received a B.S. degree in Business Administration from Bucknell.

BOARD MEETINGS AND COMMITTEES

         Harris's Board of Directors held a total of ten meetings during the fiscal year ended June 30, 2001, and acted by written consent on one occasion. Harris's Board of Directors has an Audit Committee and a Compensation Committee. Each director, other than Benjamin Addoms, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by all committees of the Board of Directors on which he served during fiscal 2001. The compensation committee of Harris's Board of Directors reviews and recommends to the Board of Directors the compensation and benefits of Harris's "Named Executive Officers," as defined below, other than its Group President-Business and Consumer Services and its Group President-Emerging Markets, and establishes and reviews general policies relating to compensation and benefits of Harris's employees. The compensation committee currently consists of Thomas D. Berman, Benjamin Addoms and James R. Riedman, with Gordon S. Black and David H. Clemm serving as non-voting, ex-officio committee members. Gordon S. Black and David H. Clemm participate in all decisions regarding salaries and incentive compensation for all employees and consultants, except that they are excluded from discussions regarding their own salary and incentive compensation. Harris's Compensation Committee did not hold any meetings during the last fiscal year.

         G. Thomas Clark, Chairman, Thomas D. Berman and James R. Riedman were the members of Harris's Audit Committee during fiscal 2001. The Audit Committee is charged with reviewing the results of Harris's annual audit and meeting with Harris's independent accountants to review Harris's internal controls and financial management practices. The Audit Committee held one meeting during fiscal 2001.

DIRECTOR REMUNERATION

         Harris's non-employee directors, other than Thomas D. Berman, are paid a fee of $750 for each Board of Directors meeting attended, and all are entitled to reimbursement for expenses incurred in attending Board of Directors meetings. Harris does not presently provide additional compensation for Board committee participation or special assignments in their capacities as directors of Harris.

         Harris's Board of Directors recommends that the Harris stockholders vote for election of all of the above nominees as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of shares of Harris common stock as of June 30, 2001 by (i) each person who is known to Harris to beneficially own more than 5% of the outstanding shares of Harris common stock, (ii) each Harris director, (iii) each executive officer of Harris named in the Summary Compensation Table below, and
(iv) all directors and executive officers of Harris as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.


                                                              Number of Shares                  Percent of
                                                              of  Common Stock                  Common
Name and Address of Beneficial Owner (12)                     Beneficially Owned(1)             Stock
-----------------------------------------                     ---------------------             -----
5% Stockholders:
Brinson Partners, Inc.(2).........................                    11,790,278                34.3%


Directors and Named Executive Officers:

Gordon S. Black(3)(11)............................                     3,127,500                 9.1%
David H. Clemm(4)(11).............................                     2,656,432                 7.6%
Leonard R. Bayer(5)(11)...........................                     3,115,260                 9.1%
Gregory T. Novak(6)...............................                       124,270                   *
Ronald B. Knight(7)...............................                        39,063                   *
Thomas D. Berman(8)(11)...........................                           --                    *
G. Thomas Clark(9)(11)............................                        33,000                   *
James R. Riedman(10)(11)..........................                       158,558                   *
Benjamin D. Addoms(11)............................                           --                    *

All Directors and Executive Officers Of The Company
  (14 Persons)....................................                     9,876,672                27.9%

------------------------
* Less than 1%.

(1) The number of shares beneficially owned and the percentage of shares outstanding are based on 34,381,803 shares outstanding as of June 30, 2001. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days following June 30, 2001 are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

(2) Represents 10,186,144 shares held by the Virginia Retirement System, 224,944 shares held by Brinson MAP Venture Capital Fund III and 1,379,190 shares held by BVCF III, L.P. Brinson Partners, Inc. acts as investment adviser to the Virginia Retirement System and Brinson MAP Venture Capital Fund III and has sole voting and investment power over their shares. Brinson Partners, Inc. is also the managing member of Brinson Venture Management LLC, the investment adviser to BVCF III, L.P., which has sole voting and investment power over BVCF III, L.P.'s shares. Adams Street Partners, LLC ("ASP") acts as sub-advisor to Brinson Partners, Inc. for all of the aforementioned entities. Brinson Partners, Inc. and ASP disclaim beneficial ownership of these shares. In a Schedule 13G filed with the SEC on February 13, 2001, UBS AG reported an indirect beneficial ownership in the shares held by Brinson Partners, Inc. by reason of UBS AG's ownership of Brinson Partners, Inc. and UBS (USA) Inc., a parent holding company of Brinson Partners, Inc. Both Brinson Partners and UBS AG disclaim beneficial ownership of such securities. The address of BVCF III, L.P., Brinson MAP Venture Capital Fund III and the Virginia Retirement System is c/o Adams Street Partners, LLC, 209 South LaSalle, Chicago, Illinois 60604.

(3) Includes 364,000 shares held by Lonny H. Dolin, Dr. Black's wife. Dr. Black's beneficial ownership does not include 364,980 shares held by the Lindsay
L. Black Trust, 124,680 shares held by the Nathaniel M. Dolin Trust, 124,680 shares held by the Brooke E. Dolin Trust and 4,000 shares held by the Adam B. Black Trust, as Dr. Black is not a trustee of these trusts. The trusts are irrevocable trusts and the Lindsay L. Black Trust, Nathaniel M. Dolin Trust and Brooke E. Dolin Trust are administered by three co-trustees.

(4) Includes 42,000 shares held by Jean Clemm, Mr. Clemm's wife, as custodian for Robert Clemm under the Uniform Transfers to Minors Act and 100 shares owned by Mr. Clemm's minor son. Also includes 560,000 shares underlying options held by Mr. Clemm and exercisable within 60 days.

(5) Includes 316,800 shares held by Lorraine W. Bayer, Mr. Bayer's wife.

(6) Includes 112,000 shares underlying options held by Mr. Novak and exercisable within 60 days.

(7) Includes 39,063 shares underlying options held by Mr. Knight and exercisable within 60 days.

(8) Mr. Berman is a Partner of Adams Street Partners, LLC ("ASP"), a private equity firm. ASP is a former private equity group of Brinson Partners, Inc. and is 24.9% owned by Brinson Partners, Inc. ASP is the sub-advisor to Brinson Partners, Inc. for its private equity investments. Mr. Berman participates in investment advisory decisions with other personnel of ASP with respect to the voting and investment power over the shares of the Virginia Retirement System, the Brinson MAP Venture Capital Fund III and BVCF III, L.P. Mr. Berman is also a member of Brinson Venture Management LLC, the special limited member of BVCF III, L.P. By virtue of carried interest fee arrangements between Brinson Venture Management LLC and BVCF III, L.P., Mr. Berman may be deemed to have an indirect pecuniary interest in the common stock owned by BCVF III, L.P. Mr. Berman disclaims beneficial ownership of the shares owned by these entities, except to the extent of his pecuniary interest, if any.

(9) Includes 28,000 shares underlying options held by Mr. Clark and exercisable within 60 days. Mr. Clark resigned from the Board of Directors, effective September 1, 2001.

(10) Mr. Riedman is the President, director and a principal stockholder of Riedman Corporation. Riedman Corporation is the owner 129,558 shares of Harris common stock. Also includes 28,000 shares underlying options held by Mr. Riedman and exercisable within 60 days.

(11) Director.

(12) All addresses are c/o Harris Interactive Inc., 135 Corporate Woods, Rochester, New York 14623, except as noted above.

EXECUTIVE COMPENSATION

         Summary of Cash and Certain Other Compensation

         The following table sets forth the compensation paid by Harris during each of the fiscal years ended June 30, 2001, 2000 and 1999 to Harris's Chief Executive Officer and the four other most highly compensated executive officers of Harris whose total annual salary and bonus for such years exceeded $100,000 (the "Named Executive Officers"):


                         Summary Compensation Table (1)
                         ------------------------------
                                                                                     Long-Term
                                                 Annual Compensation            Compensation Award
                                                 -------------------           Securities Underlying
Name and Principal Position           Year       Salary($)  Bonus($)                 Options
---------------------------           ----       ---------  --------           ---------------------
Gordon S. Black(2)                    2001       $300,000         --                    --
Chief Executive Officer               2000       300,942      $15,047                   --
                                      1999       313,448      12,514                    --

David H. Clemm(2)                     2001       285,000          --                    --
President and Chief                   2000       285,000      14,290                    --
Operating Officer                     1999       297,697      11,884                    --

Leonard R. Bayer(2)                   2001       256,000          --                    --
Executive Vice President              2000       256,000      12,841                    --
and Chief Technical Officer           1999       266,984      10,655                    --

Gregory T. Novak (2)(3)               2001       199,904          --                    --
Group President, Emerging             2000       195,000      19,500                    --
Markets                               1999       3,750            --                    --

Ronald B. Knight (4)                  2001       188,131      40,000                 75,000
Group President, Business and
Consumer Services

------------------------

(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of Harris and, except as expressly noted, certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) Annual compensation includes a 401(k) matching contribution of $1,050.

(3) Mr. Novak joined the Company in June 1999.

(4) Mr. Knight joined the Company in July 2000.

STOCK OPTIONS

         The following table contains information concerning stock options granted during the fiscal year ended June 30, 2001 to the Named Executive Officers. In accordance with the rules of the SEC, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually. These amounts do not represent Harris's estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of shares of Harris common stock. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year. In fact, Harris has never granted any stock appreciation rights.


                          Option Grants in Fiscal 2001
                          ----------------------------
                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                    Individual Grants                                   For Option Term(2)
                  -----------------------------------------------------                 ---------------------------
                  Number of         % of Total
                  Securities        Options
                  Underlying        Granted to       Exercise
                  Options           Employees in     Price Per         Expiration
Name              Granted           Fiscal Year(1)   Share($/Sh)       Date             5%($)             10%($)
----              -------           --------------   -----------       ----             -----             ss------
Ronald B.           75,000                11%           $4.44            7/13/10        209,422           530,716
Knight


(1) Based on an aggregate of 653,250 options granted in the fiscal year ended June 30, 2001 to employees of Harris, including the Named Executive Officers.

(2) The potential realizable value is calculated based on the term of the option at its time of grant and illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified annual compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of shares of Harris's common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND VALUES FOR FISCAL 2001

         The following table provides information with respect to the Named Executive Officers concerning the number and value of all options exercised during the last fiscal year and the number and value of all unexercised options held at June 30, 2001. The value of "in-the-money" options refers to options having an exercise price that is less than the market price of shares of Harris's common stock at June 30, 2001.


                         Aggregated Option Exercises During Fiscal 2001 and Option Values on June 30, 2001
                         ---------------------------------------------------------------------------------------------
                                                            Number Of Shares               Value Of Unexercised
                                                         Underlying Unexercised         In-The-Money Options
                                                           Options At 6/30/01              at 6/30/01($)(2)
                       Shares                              ------------------              ----------------
                     Acquired         Value
Name                On Exercise     Realized($)(1)    Exercisable    Unexercisable     Exercisable     Unexercisable
----                -----------     --------------    -----------    -------------     -----------     -------------
David H.                --             --               560,000             --          $1,139,600        --
   Clemm
Gregory T.              --             --               112,000         56,000             138,880        $69,440
   Novak
Ronald B.               --             --                39,063         35,937                  --        --
   Knight


(1) Based on the fair market value of the stock at the time of exercise less the exercise price.

(2) Based on a value of $2.50 per share, which was the last reported sale price of shares of Harris common stock on June 29, 2001.

REPORT OF HARRIS'S BOARD OF DIRECTORS ON COMPENSATION ISSUES

         The following report is provided to the stockholders of Harris by the members of the Compensation Committee of Harris's Board of Directors.

         Harris's Compensation Committee made no changes to the compensation of the executive officers over whom they exercise oversight responsibility and awarded no bonuses to those executive officers.

         Compensation Philosophy

         The goals of Harris's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the company by offering compensation that is competitive in the industry and geographic region in which Harris operates, to motivate executives to achieve the company's business objectives and to align the interests of Harris's executive officers with the long-term interests of Harris's stockholders. Harris currently uses salary, bonuses and stock options to meet these goals.

         Forms of Compensation

         Harris provides its executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual performance and the performance of Harris, as well as market information regarding compensation paid by other companies in Harris's industry.

         Base Salary

         Harris provides a base salary and benefits package that is competitive within the industry and geographic region in which it offers employment. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions for individuals of similar education and background to the executive officers being recruited. Harris also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the company. Salaries of Harris's Named Executive Officers, except its Group President-Business and Consumer Services and Group President-Emerging Markets, are determined annually by the Compensation Committee and are subject to adjustments based on (i) the Compensation Committee's determination that the individual's level of contribution to Harris has increased since his or her salary had last been reviewed, and (ii) increases in competitive pay levels. The Chief Executive Officer reviews and takes action with respect to the compensation of other executive officers and key personnel. Executive officers are generally eligible to participate in benefit programs that are available to all employees.

         Bonuses

         Bonus payments to executive officers, other than the Chief Executive Officer and President, are determined by the Compensation Committee, in consultation with the Chief Executive Officer and President, based on Harris's financial performance and the achievement of the officer's individual performance objectives. The bonus amounts for the Chief Executive Officer and President are determined by the Compensation Committee, without participation by the Chief Executive Officer or President, based on the same factors.

         Long-Term Incentives

         Longer term incentives are provided through Harris's Long-Term Incentive Plan, which rewards executives and other employees through the growth in value of Harris's stock. Harris's Board of Directors acts as the "Committee" under the Plan for purposes of administering the Plan and selecting those individuals to whom options or other awards should be granted and the terms of those awards. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Although a variety of equity incentives are available under the Plan, stock options historically have been granted to executive officers based upon each officer's relative position, responsibilities, historical and expected contributions to Harris, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Harris may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are typically granted at the market price of Harris's common stock on the date of grant and will provide value to the executive officers only when the price of shares of Harris common stock increases over the exercise price.

         Limits on the Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2001, this provision has not limited Harris's ability to deduct executive compensation; the Compensation Committee will continue to monitor the potential impact of Section 162(m) on the company's ability to deduct executive compensation. Harris's Long-Term Incentive Plan has been designed, and is intended to be administered, in a manner that will enable the company to deduct compensation attributable to options and certain other awards thereunder, without regard to such deduction limitation.

         Compensation of Gordon S. Black, Chief Executive Officer

         During fiscal 2001, the compensation of Dr. Black was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Dr. Black's compensation for 2001 is set forth in the Summary Compensation Table appearing on page ____.

         Summary

         The Compensation Committee believes that Harris's compensation policy as practiced to date has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Harris's compensation policy will evolve over time as the company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for Harris's products.

Respectfully submitted,

The Compensation Committee
James R. Riedman, Chairman
Thomas D. Berman
Benjamin Addoms

         The foregoing report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent Harris specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         No interlocking relationship exists between Harris's Board of Directors or Harris's Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

         None of Mr. Berman, Mr. Addoms or Mr. Riedman has at any time been an officer or employee of Harris. However, during Harris's fiscal year 2001, Harris and Mr. Riedman entered into a letter agreement, pursuant to which Harris has agreed to pay Mr. Riedman for certain investment counseling and negotiation services rendered by Mr. Riedman on behalf of Harris in connection with proposed mergers and acquisitions and to provide counsel on administrative issues. During fiscal year 2001, Mr. Riedman was paid $21,000 for rendering such services on behalf of Harris.

         Mr. Berman is a Partner of Adams Street Partners, LLC ("ASP"), a private equity firm. ASP is the former private equity group of Brinson Partners, Inc. and is 24.9% owned by Brinson Partners, Inc. ASP is the sub-advisor to Brinson Partners, Inc. for its private equity investments. Brinson Partners is the investment adviser to the Virginia Retirement System and Brinson MAP Venture Capital Fund III, and is the managing member of Brinson Venture Management LLC, the investment adviser to BVCF III, L.P. Brinson Trust Company is the trustee for Brinson MAP Venture Capital Fund III.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Confidentiality and Non-Competition Agreements with Executive Officers

         In September 1999, Harris entered into agreements with Gordon S. Black, David H. Clemm and Leonard R. Bayer. These agreements include confidentiality and non-competition provisions, and obligate each of these executive officers to transfer to Harris any inventions developed by them during their employment with Harris and prohibits each of them from competing with Harris for a period of one year after their termination of employment. The agreements also provide that, in the event Harris terminates Dr. Black's, Mr. Clemm's or Mr. Bayer's employment without cause, he is entitled to receive severance benefits equal to:

         -        his base salary in effect before the date of his termination;

         - the average of his annual incentive bonus for the past three years;

         -        his accrued and unused vacation time;

         -        his expenses incurred on Harris's behalf; and

         - insurance benefits for two years following the date of termination.

         Payment of Fees to Director for Negotiations on Behalf of Harris

         Pursuant to a letter agreement between Harris and James R. Riedman, Harris has agreed to pay Mr. Riedman for certain investment counseling and negotiation services rendered by Mr. Riedman on behalf of Harris in connection with proposed mergers and acquisitions and to provide counsel on administrative issues. During fiscal year 2001, Mr. Riedman was paid $21,000 for rendering such services on behalf of Harris.

PERFORMANCE GRAPH

         The following graph, presented pursuant to the rules of the SEC, demonstrates a comparison of cumulative total stockholder return for holders of shares of Harris's common stock from December 7, 1999, the first day of trading following Harris's initial public offering, through June 30, 2001, compared with the Nasdaq Stock Market (US) Index and a peer group. The peer group represented includes the U.S.-based market research corporations @plan Inc., ACNielson Corp., IMS Health, Inc., Information Resources, Inc., Media Metrix, Inc., National Research Corp., NetRatings, Inc., Opinion Research Corp., and Total Research Corporation, as published by Inside Research. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects Harris's relative stock price for the period from December 7, 1999 through June 30, 2001.

         The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent Harris specifically incorporates it by reference into such filing.

                 COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG HARRIS INTERACTIVE INC.,
               THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP

HARRIS INTERACTIVE INC

                                  Cumulative Total Return
                                  -------------------------------------
                                      12/7/99         6/00        6/01



HARRIS INTERACTIVE INC.                100.00        34.60       17.86
NASDAQ STOCK MARKET (U.S.)             100.00       110.95       60.15
PEER GROUP                             100.00        83.12       80.80

$100 INVESTED ON 12/7/99 IN STOCK OR INDEX-
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING JUNE 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Harris's directors and executive officers, and persons who own more than 10% of a registered class of Harris's equity securities, to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by regulations of the SEC to furnish Harris with copies of all Section 16(a) forms they file. Based upon a review of the filings with the SEC and written representations from Harris's executive officers and directors and persons who beneficially own more than 10% of the shares of Harris common stock, Harris believes that, with respect to fiscal year 2001, its executive officers, directors and 10% stockholders were in compliance with all applicable filing requirements.

AUDIT COMMITTEE REPORT

         The Audit Committee of Harris's Board of Directors reviews the financial reporting process, the system of internal control, the audit process and Harris's process for monitoring compliance with laws and regulations. During fiscal 2001, Harris's Audit Committee members, G. Thomas Clark, Thomas D. Berman and James R. Riedman, were "independent directors" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. In light of Mr. Clark's recent resignation, effective September 1, 2001, and Mr. Riedman's provision of services to Harris during fiscal 2002, Harris's Board of Directors has appointed Benjamin Addoms to serve as a member of the committee and will appoint a member to the committee to replace Mr. Riedman at the earliest possible opportunity.

         The Audit Committee of Harris's Board of Directors reviews the financial reporting process, the system of internal control, the audit process and Harris's process for monitoring compliance with laws and regulations. Harris's Board of Directors adopted a written charter for Harris's Audit Committee on May 2, 2000, which is attached as Appendix "A" to Harris's proxy statement for its 2000 Annual Meeting of Stockholders.

         The Audit Committee reviewed and discussed Harris's audited financial statements for its fiscal year ended June 30, 2001 with Harris's Board of Directors and management. In addition, Harris's Audit Committee discussed with PricewaterhouseCoopers LLP, Harris's independent auditors, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the Audit Committee's review of the audited financial statements and the foregoing discussions, Harris's Audit Committee recommended to Harris's Board of Directors that the audited financial statements of Harris be included in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act or the Exchange Act, except to the extent that Harris specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee
G. Thomas Clark, Chairman
Thomas D. Berman
James R. Riedman

INDEPENDENT PUBLIC ACCOUNTANTS

         Harris's independent public accountants since 1998 have been PricewaterhouseCoopers LLP. Harris expects to re-appoint this firm for fiscal year 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Harris's annual financial statements for the fiscal year ended June 30, 2001, and the reviews of the financial statements included in Harris's Quarterly Reports on Form 10-Q for that fiscal year were $48,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not render any professional services related to financial information systems design and implementation to Harris during the fiscal year ended June 30, 2001.

ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered during the fiscal year ended June 30, 2001, other than as stated above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $230,500.

       Harris Proposal Number 3 - Long-Term Incentive Plan Share Increase

         Harris's stockholders are being asked to approve an amendment to Harris's Long-Term Incentive Plan. The consummation of the merger is not conditioned upon approval of the amendment to the Harris Long-Term Incentive Plan. The proposed amendment would increase the maximum number of shares of Harris common stock reserved for issuance under the Plan from 2,750,000 shares to a total of 3,250,000 shares.

         The proposed amendment will accommodate the options to be issued to Albert A. Angrisani under the Harris Long-Term Incentive Plan, pursuant to his employment agreement with Harris, which will become effective upon completion of the merger. The amendment will also ensure that Harris is able to remain competitive and provide sufficient equity incentives to attract and retain highly-qualified and experienced employees. Harris's Board of Directors believes that approval of this amendment is in the best interests of Harris and its stockholders because the increase will accommodate the employment obligations of Harris to Albert A. Angrisani in connection with the merger and maintain the availability of an adequate reserve of shares under the Harris Long-Term Incentive Plan, which is an important factor in attracting, motivating and retaining qualified officers and employees essential to Harris's success and in aligning their long-term interests with those of the Harris stockholders.

SUMMARY OF THE PROVISIONS OF THE PLAN

         The following is a summary of the principal features of the Plan. A copy of the Plan, as amended, is attached as Annex D to this Joint Proxy Statement/Prospectus.



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


         General

         Pursuant to the Plan, Harris may grant certain combinations of the following to its employees, officers and non-employee directors, or to the employees, officers and non-employee directors of its subsidiaries:

         - stock options, both incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options;

         -        stock appreciation rights;

         -        restricted or unrestricted share awards; and

         -        performance-based awards.

         As of June 30, 2001, Harris had outstanding options under the Plan to purchase an aggregate of 1,316,750 shares, and there were 1,433,250 shares of Harris common stock available for future grants under the Plan, without taking the proposed share reserve increase into account.

         The Plan is administered by Harris's Board of Directors. Harris's Board of Directors selects the individuals to whom options or other awards are granted and specifies the terms of the awards.

         Incentive Stock Options

         These options may only be granted to Harris employees, and may not be exercised more than 10 years after the date of grant. The exercise price must be at least equal to the fair market value of shares of Harris common stock on the date of grant. The purchase price of the shares issued upon exercise of these options may be paid in cash or shares of Harris common stock having a total fair market value equal to the aggregate purchase price.

         Non-Qualified Stock Options

         These options may not be exercised more than 10 years after the date of grant. The purchase price of shares issued upon exercise of these options may be paid in cash or shares of Harris common stock having a total fair market value equal to the aggregate purchase price.

         Stock Appreciation Rights

         These rights may be granted on a free-standing or tandem basis. The term of exercise will be determined by Harris's Board of Directors, but in no event will be more than 10 years from the date of grant. These rights generally entitle the holder to receive a payment having an aggregate value equal to the product of the excess of the fair market value over the exercise price per share specified in the grant multiplied by the number of shares specified in the award. Payment by Harris of the amount receivable in respect of the stock appreciation right may be paid in any combination of cash and common stock.

         Shares Subject to the Plan

         Currently, a maximum of 2,750,000 shares of Harris common stock may be issued pursuant to the Plan. The Board of Directors has amended the Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the Plan to 3,250,000 shares of Harris common stock.



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


         Change in Control/Adjustment

         The Plan generally provides that, except as may be provided in individual award agreements, all outstanding awards will become immediately vested and exercisable upon the consummation of any merger or consolidation in which the owners of 75% or more of the shares of Harris common stock immediately prior to the merger or consolidation do not receive the same percentage ownership in the surviving corporation or which results in the acquisition of more than 15% of Harris's outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of Harris's assets. The number of shares available under the Plan and the number of shares of Harris common stock subject to each outstanding award and, if applicable, the exercise price thereof, shall be adjusted upon the occurrence of, among other things, a stock dividend, stock split and a recapitalization of Harris's common stock.

         Termination or Amendment

         Harris's Board of Directors may stop granting awards under the Plan at any time, and may alter or amend the Plan or any outstanding awards for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, except that no amendment can (i) increase the maximum number of shares available under the Plan, (ii) change the group of persons eligible to receive awards under the Plan, or (iii) extend the time within which awards may be granted, without stockholder approval, if required by law, and the approval of each affected Plan participant if the amendment, alteration or termination would adversely affect the participant's rights or obligations under any award made prior to the date of the amendment, alteration or termination. The termination of the Plan would not affect the validity of any award outstanding on the date of termination.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF HARRIS'S LONG-TERM INCENTIVE PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of options granted under the Long-Term Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         Incentive Stock Options (ISOs)

         An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Internal Revenue Code. Optionees who do not dispose of their shares for two years following the date of grant or within one year following the exercise date will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Harris will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the exercise date, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than one year. Generally, for federal income tax purposes, Harris should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.



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


         The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits, which may arise with respect to optionees subject to the alternative minimum tax.

         Non-Qualified Stock Options

         Options not designated or qualifying as ISOs will be non-qualified stock options. Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

         Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to Harris with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to that grant. Harris generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified option, except to the extent the deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

         Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Harris common stock present and entitled to vote at the meeting is required for the adoption of the amendment to the Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

         Harris's Board of Directors recommends a vote for approval of the foregoing amendment to the plan.

                        COMPARISON OF STOCKHOLDER RIGHTS

         Each of Harris and Total are Delaware corporations subject to the provisions of the Delaware General Corporation Law, which will be referred to in this section as Delaware Law. Total stockholders, whose rights are currently governed by the Total Certificate of Incorporation, as amended, the Total Amended and Restated By-laws and Delaware Law, will, upon completion of the merger, become stockholders of Harris and their rights will be governed by the Harris Amended and Restated Certificate of Incorporation, the Harris By-laws and Delaware Law.



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


         The following discussion summarizes the material differences that may affect the rights of stockholders of Total but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of Delaware Law, the Harris Amended and Restated Certificate of Incorporation, the Harris By-laws, the Total Certificate of Incorporation, as amended, and the Total Amended and Restated By-laws.

CAPITALIZATION

         Harris.  The authorized capital stock of Harris consists of:

         -        100,000,000 shares of common stock, par value $.001 per share;
                  and

         -        5,000,000 shares of preferred stock, par value $.01 per share.
                  Harris's Board of Directors is authorized to provide for the issuance from time to time of shares of Harris preferred stock in series and, as to each series, fix the rights, preferences, privileges and restrictions of the shares to be included in each series.

         Total.  The authorized capital stock of Total consists of:

         -        50,000,000 shares of common stock, par value $.001 per share.

SPECIAL MEETINGS OF STOCKHOLDERS

         Harris. Harris's By-laws authorize the President, Chairman or a Co-Chairman of the Board of Directors, if requested by a majority of the Board of Directors or one or more stockholders holding a majority of the outstanding shares of Harris common stock entitled to vote on the issues proposed to be considered at the special meeting, to call a special meeting of stockholders.

         Total. Total's Amended and Restated By-laws provide that special meetings of the stockholders may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning 10% in amount of the entire capital stock of Total issued and outstanding and entitled to vote.

ACTION BY WRITTEN CONSENT IN LIEU OF A STOCKHOLDERS' MEETING

         General. Delaware law provides that, unless otherwise stated in the Certificate of Incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders.

         Harris. The Harris Amended and Restated Certificate of Incorporation specifically prohibits stockholder action by written consent.

         Total. The Total Amended and Restated By-laws permit stockholders to act by written consent if the consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.



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NOTICE OF STOCKHOLDER MEETING

         Harris. Under Harris's By-laws, no business may be transacted at any meeting of stockholders, other than business that is either:

         - specified in the notice of meeting given by or at the direction of the Board of Directors;

         - otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

         - otherwise properly brought before the meeting by any stockholder of Harris who is entitled to vote on the business proposed to be considered at the meeting, is a stockholder of record on the record date, and complies with the notice procedures summarized in the next paragraph.

         For business to be properly brought before an annual meeting by a stockholder, timely written notice must be given to the Secretary of Harris before the annual meeting. To be timely, a notice of stockholder proposal must be received by the Secretary of Harris not less than 90 calendar days nor more than 120 calendar days before the date of Harris's proxy statement and notice released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         A stockholder's notice to Harris must set forth, as to each matter the stockholder proposes to bring before the meeting, the following:

         - a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting;

         -        the name and record address of such stockholder;

         - the class or series and number of shares of capital stock of Harris which are owned beneficially or of record by such stockholder;

         - a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and

         - a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

         Similarly, in order for a stockholder to nominate candidates for election to Harris's Board of Directors at any annual or any special meeting of stockholders called for the purpose of electing directors, timely written notice must be given to the Secretary of Harris. Under Harris's By-laws, notice of stockholder nominations, to be timely, must be received by the Secretary of
Harris:



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


         - in the case of an annual meeting, not less than 90 calendar days nor more than 120 calendar days before the date of Harris's proxy statement and notice released to stockholders for the prior year; provided, however, that in the event no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first; and

         - in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

         In the case of a notice of nomination of candidates for election to Harris's Board of Directors, the notice must set forth:

         - as to each person whom the stockholder proposes to nominate for election as a director:

                  - the name, age, business address and residence address of the person;

                  -        the principal occupation or employment of the person;

                  - the class or series and number of shares of capital stock of Harris which are owned beneficially or of record by the person; and

                  - any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

         -        as to the stockholder giving the notice:

                  -        the name and record address of such stockholder;

                  - the class or series and number of shares of capital stock of Harris which are owned beneficially or of record by such stockholder;

                  - a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

                  - a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

                  - any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

         The Chairman of any meeting of Harris's stockholders may refuse to transact or discuss any business to be brought before the meeting that fails to comply with the advance notice procedures set



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


forth in Harris's By-laws. If the Chairman determines that a nomination was not made in accordance with the procedures set forth in the By-laws, the Chairman may declare that the defective nomination will be disregarded.

         Total. Delaware law does not require the purpose of the annual meeting to be included in the notice of the annual meeting and neither Total's By-laws nor its Certificate of Incorporation contain any such requirement. Total's Amended and Restated By-laws do, however, require the purpose of a special meeting to be included in the notice of special meeting. Total's Amended and Restated By-laws do not contain any advance notice provisions for Board nominations or other stockholder business at a meeting of stockholders.

VOTING RIGHTS

         Harris. Each stockholder of Harris is entitled to one vote in person or by proxy for each share of voting capital stock held of record on all matters submitted to a vote of stockholders of Harris and may not cumulate votes. Actions by the stockholders of Harris generally require a majority of the votes cast. However, any election of directors by stockholders requires a plurality of votes cast and certain actions set forth in the sections below entitled "Amendments to Charter Documents" and "Amendments to By-laws" require a two-thirds vote.

         Total. Each stockholder of Total is entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. Under Delaware law, a corporation may provide in its charter for cumulative voting. Neither the Total Certificate of Incorporation nor the Total Amended and Restated By-laws provide for cumulative voting. Actions by the stockholders of Total require a majority vote of the stock having voting power present in person or represented by proxy. Elections of Total directors, however, are decided by plurality vote.

NUMBER AND ELECTION OF DIRECTORS

         Harris. The Harris Amended and Restated Certificate of Incorporation provides that the total number of Harris directors will be not less than three nor more than 13, as determined by Harris's Board of Directors from time to time. Harris currently has six directors. The Harris Amended and Restated Certificate of Incorporation provides for Harris's Board of Directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. The Harris By-laws provide that directors are elected by a plurality of the votes cast. No person can be eligible for election as a director of Harris unless nominated in accordance with the advance notice procedures set forth in the Harris By-laws.

         Total. An amendment to the Certificate of Incorporation of Total provides that the number of Total directors shall initially be fixed at seven but may be changed from time to time by a majority of the members of Total's Board of Directors then in office. Total currently has seven directors. The amendment also provides for Total's Board of Directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. The Total By-laws provide that directors are elected by a plurality of the votes cast by Total stockholders entitled to vote in the election of directors at a meeting at which a quorum is present. Total has no advance notice requirements with respect to nomination of directors.



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VACANCIES ON THE BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

         General. Delaware law provides that if, at the time of the filling of any vacancy or newly created directorship, the directors then in office constitute less than a majority of the authorized number of directors, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the outstanding stock of the corporation having the right to vote for such directors, order an election to be held to fill the vacancy or replace the directors selected by the directors then in office.

         Harris. Vacancies on Harris's Board of Directors, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, although less than a quorum, or the sole remaining director.

         The Harris By-laws provide that directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

         Total. Vacancies on Total's Board of Directors, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, although less than a quorum, or the sole remaining director.

         The Total Certificate of Incorporation provides that directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

AMENDMENTS TO CHARTER DOCUMENTS

         General. Under Delaware law, an amendment to the Certificate of Incorporation of a corporation requires the approval of the corporation's board of directors and the approval of a majority of the outstanding stock entitle to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation.

         Harris. Pursuant to its Amended and Restated Certificate of Incorporation, Harris reserves the right to amend, alter, change or repeal any provisions contained in its Certificate of Incorporation, in the manner prescribed by statute, and further provides that all rights conferred upon Harris's stockholders pursuant to the Certificate of Incorporation are granted subject to that reservation. The Amended and Restated Certificate of Incorporation further provides that the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the shares of each class of the capital stock of Harris entitled to vote is required to alter, amend, rescind or repeal the provisions of Harris's Amended and Restated Certificate of Incorporation relating to:

         - the number of members of Harris's Board of Directors, board classification, and vacancies of Harris's Board of Directors;

         - the manner in which the By-laws are to be altered, amended, rescinded or repealed;

         - the restriction on cumulative voting by the holders of stock of any class or series;

         -        the manner in which stockholder action may be effected; and

         - the provisions of the Amended and Restated Certificate of Incorporation that may be amended only upon the vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the shares of each class of the capital stock of Harris entitled to vote.


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


         Total. Total's Certificate of Incorporation provides that Total shall have the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, in the manner prescribed by statute.

AMENDMENTS TO BY-LAWS

         General. Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, the stockholders entitled to vote have the power to adopt, amend or repeal the corporation's by-laws.

         Harris. Harris's Amended and Restated Certificate of Incorporation provides that in furtherance and not in limitation of the powers conferred by Delaware Law, Harris's Board of Directors is expressly authorized to make, alter, amend, rescind or repeal any of the By-laws of Harris.

         Notwithstanding the foregoing, a majority of the entire Board of Directors of Harris or the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the shares of each class of capital stock of Harris entitled to vote, is required to alter, amend, rescind or repeal provisions relating to any of the following:

         -        the manner in which a special meeting may be called;

         - the manner in which business may be properly brought before an annual meeting of stockholders;

         - the number of members and the classification of Harris's Board of Directors;

         - the procedure by which persons are nominated for election to Harris's Board of Directors; and

         -        the manner by which the By-laws are to be amended.

         Total. The Total Certificate of Incorporation provides that in furtherance and not in limitation of the powers conferred by Delaware law, Total's Board of Directors is expressly authorized to make, alter or repeal the By-laws of Total.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         General. Under Delaware law, a corporation generally may indemnify directors and officers:

         - for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

         - with respect to any criminal proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

         In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

         Harris. The Harris Amended and Restated Certificate of Incorporation and By-laws provide for indemnification, to the fullest extent permitted by Delaware law, of any person against expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, agent or employee of Harris.

         In addition, the By-laws provide that Harris shall pay expenses (including attorney's fees) incurred by a director or officer of Harris entitled to indemnification in defending any action, suit or proceeding because they are directors or officers in advance of the final disposition of the action, suit or proceeding. The payment of expenses will only be made if Harris receives an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by Harris, as authorized by the Harris's By-laws, Amended and Restated Certificate of Incorporation, or otherwise.

         Harris is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

         The indemnification rights conferred by Harris are not exclusive of any other right which persons seeking indemnification may be entitled under any statute, provision of Harris's Amended and Restated Certification of Incorporation, By-laws, agreement vote of the stockholders or disinterested directors, or otherwise.

         Total. The Amended and Restated By-laws of Total provide for indemnification, to the fullest extent permitted by Delaware law, of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Total, or is or was serving while a director or officer of Total at the request of Total as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement and reasonably incurred by such person in connection with such action, suit or proceeding.

         In addition, the Amended and Restated By-laws provide that Total shall pay expenses (including attorneys' fees) incurred by any person entitled to indemnification in defending actions against such person in the manner and to the full extent permissible under Delaware law.

         Total is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Total or is or was serving at the request of Total as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         The indemnification and advancement of expenses conferred by Total are not exclusive of any other rights which persons seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, and continue as to a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors and administrators of such person.

                                  LEGAL MATTERS

         The validity of the shares of Harris common stock to be issued to Total stockholders in connection with the merger will be passed on for Harris by Harris Beach LLP, Rochester, New York, counsel to Harris. Certain other legal matters in connection with the merger will be passed upon for

Harris by Harris Beach LLP and for Total by Kramer Levin Naftalis & Frankel LLP, New York, New York. Beth Ela Wilkens, a partner of Harris Beach LLP, holds options to purchase 28,000 shares of Harris common stock.

                                     EXPERTS

         The consolidated financial statements of Harris incorporated in this Joint Proxy Statement/Prospectus by reference to Harris's Annual Report on Form 10-K for the year ended June 30, 2001 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and schedule of Total Research Corporation appearing in Total Research Corporation's Annual Report (Form 10-K) for the year ended June 30, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  OTHER MATTERS

         It is not expected that any matters other than those described in this document will be brought before the special meeting of Total or the annual meeting of Harris. If any other matters are presented, however, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in their discretion.

                          FUTURE STOCKHOLDER PROPOSALS

TOTAL

         Total does not currently expect to hold a 2001 annual meeting of stockholders because, upon consummation of the merger, Total will be a wholly owned subsidiary of Harris. In the event the merger is not consummated, the 2001 annual meeting of stockholders will be held. Proposals of Total stockholders submitted to Total pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement to be mailed to all Total stockholders entitled to vote at the 2001 annual meeting of stockholders must have been received at Total's principal executive offices not later than July 12, 2001. However, if the annual meeting is held and is delayed by more than thirty days from the originally scheduled date, Total will announce a new deadline in accordance with SEC regulations.

HARRIS

         Advance Notice Procedures

         Under Harris's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that Harris is required to include in its proxy statement pursuant to Rule 14a-8 under the Exchange Act) or is otherwise brought before the meeting by or at the direction of Harris's Board of Directors or by a stockholder entitled to vote who has delivered notice to Harris (containing certain information specified in the bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the date on which Harris first mailed this proxy statement and form of proxy. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in Harris's proxy statement.

         Stockholder Proposals for the 2002 Annual Meeting

         Stockholders interested in submitting a proposal for inclusion in the proxy materials for Harris's annual meeting of stockholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Harris's Corporate Secretary no later than ________, 2002.

         Harris will mail without charge to any stockholder of Harris, upon written request, a copy of Harris's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, including the financial statements, schedules and a list of exhibits. Requests should be sent to the Director of Investor Relations, Harris Interactive Inc., 135 Corporate Woods, Rochester, New York 14623.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article X of the Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

         The Registrant maintains insurance on behalf of its directors, officers and employees for certain liabilities.

Item 21.          Exhibits and Financial Statement Schedules.


      Exhibit
         No.                         Title
      ----------- --------------------------------------------------------------

         2.1 Agreement and Plan of Merger, dated August 5, 2001, among Harris Interactive Inc., Total Merger Sub Inc., and Total Research Corporation (Incorporated by reference to Harris Interactive's Current Report on Form 8-K filed August 14, 2001, listed as Exhibit 99.1).

         3.1 Amended and Restated Certificate of Incorporation of Harris Interactive (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2000, listed as Exhibit 3.1).

         3.2 By-laws of Harris Interactive (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 3.2).

         4.1 Specimen Certificate of Harris Interactive's common stock $.001 par value per share (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed November 10, 1999 (File No. 333-87311), listed as Exhibit 4.1).

         5.1*     Opinion of Harris Beach LLP.

         8.1*     Opinion of Harris Beach LLP regarding tax matters.

         8.2* Opinion of Kramer Levin Naftalis & Frankel LLP regarding tax matters.

         10.1 1999 Long Term Incentive Plan and form of agreements thereto of Harris Interactive (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.1).

         10.2 1999 Employee Stock Purchase Plan and form of agreements thereto of Harris Interactive (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.2).

         10.3 Confidentiality and Non-Competition Agreement dated September 1, 1999 between Harris Interactive and Gordon S. Black (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.5.1).

         10.4 Confidentiality and Non-Competition Agreement dated September 1, 1999 between Harris Interactive and David H. Clemm (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.5.2).

         10.5 Confidentiality and Non-Competition Agreement dated September 1, 1999 between Harris Interactive and Leonard R. Bayer (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.5.3).

         10.6 Leases for 135, 155 & 60 Corporate Woods, Rochester, New York dated April 12, 1991 between Gordon S. Black Corporation and Corporate Woods Associates, together with all amendments thereto (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.6.1); amendments dated February 11, 2000 and March 14, 2000 (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 10.6.1).

         10.7 Lease for 70 Carlson Road, Rochester, New York dated July 1, 1998 between Gordon S. Black Corporation and Carlson Park Associates, together with all amendments thereto (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.6.2).

         10.8 Lease for 111 Fifth Avenue, New York, New York dated June 9, 1994 between Louis Harris and Associates, Inc. and B.J.W. Associates (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.7).

         10.9 Sublease for 5th Floor, 500 Fifth Avenue, New York, New York dated March 31, 2000 between Harris Interactive and New York Life Insurance Company (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 10.6.4).

         10.10 Registration Agreement dated July 7, 1998 among Harris Interactive, Brinson Venture Capital Fund III, L.P., Brinson MAP Venture Capital Fund III Trust and the Virginia Retirement System (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.8).

         10.11 Revolving Credit Facility between Gordon S. Black Corporation and Manufacturers and Traders Trust Company dated August 18, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.9).

         10.12 Investment Agreement between Market Facts, Inc. and Harris Interactive dated April, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.11).

         10.13 Amended and Restated Investment Agreement between Riedman Corporation and Harris Interactive dated October 15, 1991 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.12).

         10.14 Investment Agreement among SEQUEL Limited Partnership II and Sequel Entrepreneur's Fund II, L.P. and Harris Interactive dated as of October 15, 1995 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.13).

         10.15 Investment Agreement between Young & Rubicam Inc. and Harris Interactive dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.14).

         10.16 Amendment No. 1 to the Registration Agreement between Harris Interactive and Brinson Map Venture Capital Fund III, Brinson MAP Venture Capital Fund III Trust, BVCF III, L.P., and Virginia Retirement System dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.16).

         10.17 Registration Agreement between Harris Interactive and Riedman Corporation dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.17).

         10.18 Registration Agreement among Harris Interactive and Sequel Limited Partnership II and Sequel Entrepreneur's Fund II, L.P. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.18).

         10.19 Registration Agreement between the Registrant and Young & Rubicam Inc. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.19).

         10.20 Registration Agreement between Harris Interactive and Excite, Inc.. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.20).

         10.21 Stockholder's Agreement by and among Harris Interactive, Brinson MAP Venture Capital Fund III, BVCF III, L.P., Virginia Retirement System, Gordon S. Black, Leonard R. Bayer, David M. Clemm, Excite, Inc., Young & Rubicam Inc., Riedman Corporation, Sequel Limited Partnership II and Sequel Entrepreneur's Fund II, L.P. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.21).

         10.22 Research Agreement between Harris Interactive and Young & Rubicam Inc. dated October 22, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.22).

         10.23 Employment Agreement by and between Harris Interactive and Albert Angrisani, dated as of August 5, 2001.

         10.24    Letter Agreement of Albert Angrisani, dated as of August 5,
                  2001.

         10.25 Consulting Agreement between Harris Interactive and James R. Riedman dated April 25, 2001 (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 10.21).

         21.1 Subsidiaries of Harris Interactive (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 21).

         23.1*    Consent of Harris Beach LLP (included in Exhibit 5.1).

         23.2*    Consent of Harris Beach LLP (included in Exhibit 8.1).

         23.3*    Consent of Kramer Levin Naftalis & Frankel LLP (included in
                  Exhibit 8.2).

         23.4     Consent of Ernst & Young LLP, Independent Auditors.

         23.5     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         24       Power of Attorney (appears of page II-5).

         99.1 Form of Voting Agreement, dated August 5, 2001, between Harris Interactive and certain stockholders of Total Research Corporation (Incorporated by reference to Harris Interactive's Current Report on Form 8-K filed August 14, 2001, listed as
                  Exhibit 99.3).

         99.2 Form of Voting Agreement, dated August 5, 2001, between Total Research Corporation and certain stockholders of Harris Interactive (Incorporated by reference to Harris Interactive's Current Report on Form 8-K filed August 14, 2001, listed as
                  Exhibit 99.2).

         99.3     Form of proxy card of Harris Interactive.

         99.4     Form of proxy card of Total Research Corporation.

         99.5     Consent of Howard, Lawson & Co., LLC (Included in Annex B).


         99.6     Consent of U.S. Bancorp Piper Jaffray Inc.

  ----------------------

* To be filed by amendment.

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.

Item 22.          Undertakings.

         A. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         B. The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediate preceding, or (ii) that purports to meet the requirement of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

         E. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rochester, State of New York, on the 6 day of September, 2001.

                                    HARRIS INTERACTIVE INC.


                                    By:     /s/ Gordon S. Black
                                            --------------------------------
                                            Gordon S. Black
                                            Chairman of the Board of Directors,
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and/or officers of Harris Interactive Inc., hereby severally constitute and appoint David H. Clemm and Bruce A. Newman, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-4 filed with the Securities and Exchange Commission, and any or all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                        Title                             Date
--------------------------------------------     ------------------------------------------  ----------------------

/s/ Gordon S. Black                              Chairman of the Board and Chief Executive   September 6, 2001
--------------------------------------------        Officer (Principal Executive Officer)
         Gordon S. Black


/s/ Bruce A Newman                               Chief Financial Officer (Principal          September 6, 2001
--------------------------------------------        Financial and Accounting Officer)
         Bruce A. Newman


/s/ David H. Clemm                               President, Chief Operating Officer          September 6, 2001
--------------------------------------------         and Director
         David H. Clemm


/s/ Benjamin Addoms                                  Director                                September 6, 2001
--------------------------------------------
         Benjamin Addoms


/s/ Leonard R. Bayer                                 Director                                September 6, 2001
--------------------------------------------
         Leonard R. Bayer


/s/ Thomas D. Berman                                 Director                                September 6, 2001
--------------------------------------------
         Thomas D. Berman


/s/ James R. Riedman                                 Director                                September 6, 2001
--------------------------------------------
         James R. Riedman

                                  EXHIBIT INDEX


      Exhibit
         No.                               Title
      ---------   --------------------------------------------------------------

         2.1 Agreement and Plan of Merger, dated August 5, 2001, among Harris Interactive Inc., Total Merger Sub Inc., and Total Research Corporation (Incorporated by reference to Harris Interactive's Current Report on Form 8-K filed August 14, 2001, listed as Exhibit 99.1).

         3.1 Amended and Restated Certificate of Incorporation of Harris Interactive (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2000, listed as Exhibit 3.1).

         3.2 By-laws of Harris Interactive (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 3.2).

         4.1 Specimen Certificate of Harris Interactive's common stock $.001 par value per share (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed November 10, 1999 (File No. 333-87311), listed as Exhibit 4.1).

         5.1*     Opinion of Harris Beach LLP.

         8.1*     Opinion of Harris Beach LLP regarding tax matters.

         8.2* Opinion of Kramer Levin Naftalis & Frankel LLP regarding tax matters.

         10.1 1999 Long Term Incentive Plan and form of agreements thereto of Harris Interactive (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.1).

         10.2 1999 Employee Stock Purchase Plan and form of agreements thereto of Harris Interactive (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.2).

         10.3 Confidentiality and Non-Competition Agreement dated September 1, 1999 between Harris Interactive and Gordon S. Black (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.5.1).

         10.4 Confidentiality and Non-Competition Agreement dated September 1, 1999 between Harris Interactive and David H. Clemm (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.5.2).

         10.5 Confidentiality and Non-Competition Agreement dated September 1, 1999 between Harris Interactive and Leonard R. Bayer (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.5.3).

         10.6 Leases for 135, 155 & 60 Corporate Woods, Rochester, New York dated April 12, 1991 between Gordon S. Black Corporation and Corporate Woods Associates, together with all amendments thereto (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.6.1); amendments dated February 11, 2000 and March 14, 2000 (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 10.6.1).

         10.7 Lease for 70 Carlson Road, Rochester, New York dated July 1, 1998 between Gordon S. Black Corporation and Carlson Park Associates, together with all amendments thereto (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.6.2).

         10.8 Lease for 111 Fifth Avenue, New York, New York dated June 9, 1994 between Louis Harris and Associates, Inc. and B.J.W. Associates (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.7).

         10.9 Sublease for 5th Floor, 500 Fifth Avenue, New York, New York dated March 31, 2000 between Harris Interactive and New York Life Insurance Company (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 10.6.4).

         10.10 Registration Agreement dated July 7, 1998 among Harris Interactive, Brinson Venture Capital Fund III, L.P., Brinson MAP Venture Capital Fund III Trust and the Virginia Retirement System (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1 filed September 17, 1999 (File No. 333-87311), listed as Exhibit 10.8).

         10.11 Revolving Credit Facility between Gordon S. Black Corporation and Manufacturers and Traders Trust Company dated August 18, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.9).

         10.12 Investment Agreement between Market Facts, Inc. and Harris Interactive dated April, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.11).

         10.13 Amended and Restated Investment Agreement between Riedman Corporation and Harris Interactive dated October 15, 1991 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.12).

         10.14 Investment Agreement among SEQUEL Limited Partnership II and Sequel Entrepreneur's Fund II, L.P. and Harris Interactive dated as of October 15, 1995 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.13).

         10.15 Investment Agreement between Young & Rubicam Inc. and Harris Interactive dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.14).

         10.16 Amendment No. 1 to the Registration Agreement between Harris Interactive and Brinson Map Venture Capital Fund III, Brinson MAP Venture Capital Fund III Trust, BVCF III, L.P., and Virginia Retirement System dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.16).

         10.17 Registration Agreement between Harris Interactive and Riedman Corporation dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.17).

         10.18 Registration Agreement among Harris Interactive and Sequel Limited Partnership II and Sequel Entrepreneur's Fund II, L.P. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.18).

         10.19 Registration Agreement between the Registrant and Young & Rubicam Inc. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.19).

         10.20 Registration Agreement between Harris Interactive and Excite, Inc.. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.20).

         10.21 Stockholder's Agreement by and among Harris Interactive, Brinson MAP Venture Capital Fund III, BVCF III, L.P., Virginia Retirement System, Gordon S. Black, Leonard R. Bayer, David M. Clemm, Excite, Inc., Young & Rubicam Inc., Riedman Corporation, Sequel Limited Partnership II and Sequel Entrepreneur's Fund II, L.P. dated as of October 15, 1999 (Incorporated by reference to Harris Interactive's Registration Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.21).

         10.22 Research Agreement between Harris Interactive and Young & Rubicam Inc. dated October 22, 1999 (Incorporated by reference to Harris Interactive's Registration

                  Statement on Form S-1/A filed October 26, 1999 (File No. 333-87311), listed as Exhibit 10.22).

         10.23 Employment Agreement by and between Harris Interactive and Albert Angrisani, dated as of August 5, 2001.

         10.24    Letter Agreement of Albert Angrisani, dated as of August 5,
                  2001.

         10.25 Consulting Agreement between Harris Interactive and James R. Riedman dated April 25, 2001 (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 10.21).

         21.1 Subsidiaries of Harris Interactive (Incorporated by reference to Harris Interactive's Annual Report on Form 10-K for the year ended June 30, 2001, listed as Exhibit 21).

         23.1*    Consent of Harris Beach LLP (included in Exhibit 5.1).

         23.2*    Consent of Harris Beach LLP (included in Exhibit 8.1).

         23.3*    Consent of Kramer Levin Naftalis & Frankel LLP (included in
                  Exhibit 8.2).

         23.4     Consent of Ernst & Young LLP, Independent Auditors.

         23.5     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         24       Power of Attorney (appears of page II-5).

         99.1 Form of Voting Agreement, dated August 5, 2001, between Harris Interactive and certain stockholders of Total Research Corporation (Incorporated by reference to Harris Interactive's Current Report on Form 8-K filed August 14, 2001, listed as
                  Exhibit 99.3).

         99.2 Form of Voting Agreement, dated August 5, 2001, between Total Research Corporation and certain stockholders of Harris Interactive (Incorporated by reference to Harris Interactive's Current Report on Form 8-K filed August 14, 2001, listed as
                  Exhibit 99.2).

         99.3     Form of proxy card of Harris Interactive.

         99.4     Form of proxy card of Total Research Corporation.

         99.5     Consent of Howard, Lawson & Co., LLC (Included in Annex B).

         99.6     Consent of U.S. Bancorp Piper Jaffray Inc.

  ----------------------

* To be filed by amendment.



                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             HARRIS INTERACTIVE INC.
                              TOTAL MERGER SUB INC.
                                       AND
                           TOTAL RESEARCH CORPORATION
                                 August 5, 2001



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SECTION 1 - DEFINITIONS/INTERPRETATION............................................................................1
           1.1      Definitions...................................................................................1
                    1.1.1 "Antitrust Law".........................................................................1
                    1.1.2 "Approvals".............................................................................1
                    1.1.3 "Assumed Stock Option"..................................................................1
                    1.1.4 "Balance Sheet Date"....................................................................1
                    1.1.5 "beneficial " or "beneficially,"........................................................1
                    1.1.6 "Benefit Plan"..........................................................................1
                    1.1.7 "Benefits Continuation Program".........................................................1
                    1.1.8 "Board Expansion".......................................................................2
                    1.1.9 "Certificate of Merger".................................................................2
                    1.1.10 "Certificates".........................................................................2
                    1.1.11 "Claim"................................................................................2
                    1.1.12 "Closing"..............................................................................2
                    1.1.13 "Closing Date".........................................................................2
                    1.1.14 "Code".................................................................................2
                    1.1.15 "Confidentiality Agreement"............................................................2
                    1.1.16 "Corporation Law"......................................................................2
                    1.1.17 "DOJ"..................................................................................2
                    1.1.18 "Effective Time".......................................................................2
                    1.1.19 "Environmental Claim"..................................................................2
                    1.1.20 "Environmental Laws"...................................................................2
                    1.1.21 "Environmental Permit".................................................................2
                    1.1.22 "ERISA"................................................................................2
                    1.1.23 "ERISA Affiliate"......................................................................2
                    1.1.24 "Exchange Act".........................................................................2
                    1.1.25 "Exchange Agent".......................................................................2
                    1.1.26 "Exchange Deposit".....................................................................2
                    1.1.27 "Exchange Ratio".......................................................................2
                    1.1.28 "Executive"............................................................................2
                    1.1.29 "Expansion Directors"..................................................................2
                    1.1.30 "Expenses".............................................................................2
                    1.1.31 "FTC"..................................................................................3
                    1.1.32 "GAAP".................................................................................3
                    1.1.33 "Governmental Entity"..................................................................3
                    1.1.34 "Harris Acquisition Agreement".........................................................3
                    1.1.35 "Harris Benefit Plan"..................................................................3
                    1.1.36 "Harris Board".........................................................................3
                    1.1.37 "Harris Disclosure Schedule"...........................................................3
                    1.1.38 "Harris Permits".......................................................................3
                    1.1.39 "Harris SEC Documents".................................................................3
                    1.1.40 "Harris Share(s)"......................................................................3
                    1.1.41 "Harris Stockholders Meeting"..........................................................3
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                    1.1.42 "Harris Termination Fee"...............................................................3
                    1.1.43 "Harris Takeover Proposal".............................................................3
                    1.1.44 "Hart-Scott"...........................................................................3
                    1.1.45 "Incentive Plan".......................................................................3
                    1.1.46 "Indemnified Party"....................................................................3
                    1.1.47 "Integration Committee"................................................................3
                    1.1.48 "Intellectual Property"................................................................3
                    1.1.49 "Joint Proxy Statement/Prospectus".....................................................3
                    1.1.50 "Know" or "Knowledge"..................................................................4
                    1.1.51 "Law"..................................................................................4
                    1.1.52 "Lien".................................................................................4
                    1.1.53 "Material Adverse Effect"..............................................................4
                    1.1.54 "Material Agreement"...................................................................4
                    1.1.55 "Merger"...............................................................................5
                    1.1.56 "Merger Consideration".................................................................5
                    1.1.57 "Merger Sub Board".....................................................................5
                    1.1.58 "Nasdaq Marketplace Rules".............................................................5
                    1.1.59 "Non-Harris Third Party"...............................................................5
                    1.1.60 "Non-Total Third Party"................................................................5
                    1.1.61 "Organizational Documents".............................................................5
                    1.1.62 "Person"...............................................................................5
                    1.1.63 "Required Harris Vote".................................................................5
                    1.1.64 "Required Harris Vote Time"............................................................5
                    1.1.65 "Required Total Vote"..................................................................5
                    1.1.66 "Required Total Vote Time".............................................................5
                    1.1.67 "S-4"..................................................................................5
                    1.1.68 "SEC"..................................................................................5
                    1.1.69 "Securities Act".......................................................................5
                    1.1.70 "Stockholder Meetings".................................................................5
                    1.1.71 "Stock Option".........................................................................5
                    1.1.72 "Stock Option Plan"....................................................................5
                    1.1.73 "Subsidiary"...........................................................................5
                    1.1.74 "Superior Harris Proposal".............................................................5
                    1.1.75 "Superior Total Proposal"..............................................................5
                    1.1.76 "Surviving Corporation"................................................................5
                    1.1.77 "Tax" or "Taxes".......................................................................6
                    1.1.78 "Tax Returns"..........................................................................6
                    1.1.79 "Termination Date".....................................................................6
                    1.1.80 "Total Acquisition Agreement"..........................................................6
                    1.1.81 "Total Alternative Transaction"........................................................6
                    1.1.82 "Total Benefit Plan"...................................................................6
                    1.1.83 "Total Board"..........................................................................6
                    1.1.84 "Total Disclosure Schedule"............................................................6
                    1.1.85 "Total Employee".......................................................................6
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                    1.1.86 "Total Permits"........................................................................6
                    1.1.87 "Total SEC Documents"..................................................................6
                    1.1.88 "Total Share(s)".......................................................................6
                    1.1.89 "Total Stockholders Meeting"...........................................................6
                    1.1.90 "Total Takeover Proposal"..............................................................6
                    1.1.91 "Total Termination Fee"................................................................6
           1.2      Interpretation................................................................................6
                    1.2.1 Use of Certain Words....................................................................6
                    1.2.2 Applicability of Definitions............................................................6
                    1.2.3 References to Other Materials...........................................................6
                    1.2.4 References to Persons...................................................................7
                    1.2.5 References to Made Available............................................................7

SECTION 2 - THE MERGER............................................................................................7
           2.1      The Merger....................................................................................7
           2.2      Closing of the Merger.........................................................................7
           2.3      Effects of the Merger.........................................................................7
           2.4      Organizational Documents......................................................................7
           2.5      Directors.....................................................................................7
           2.6      Further Assurances; Power of Attorney.........................................................8
                    2.6.1 Further Actions.........................................................................8
                    2.6.2 Power of Attorney.......................................................................8

SECTION 3 - CONVERSION OF SECURITIES..............................................................................8
           3.1      Conversion of Securities......................................................................8
                    3.1.1 Securities of Merger Sub................................................................8
                    3.1.2 Cancellation of Shares of Total Held in Treasury and Harris-Owned
                           Shares.................................................................................8
                    3.1.3 Conversion of Total Common Stock........................................................8
                    3.1.4 Adjustments to Exchange Ratio...........................................................9
           3.2      Fractional Shares of Harris Common Stock......................................................9
                    3.2.1 No Fractional Interests.................................................................9
                    3.2.2 Cash Payment for Fractional Interests...................................................9
           3.3      Stock Options.................................................................................9
                    3.3.1 Exchange of Options.....................................................................9
                    3.3.2 Notices................................................................................10
                    3.3.3 Harris Actions.........................................................................10
           3.4      Exchange Agent...............................................................................10
           3.5      Exchange Deposit.............................................................................10
                    3.5.1 Deposit with Exchange Agent............................................................10
                    3.5.2 Termination of Exchange Deposit........................................................10
                    3.5.3 No Liability...........................................................................10
                    3.5.4 Investment Of The Exchange Deposit.....................................................10
           3.6      Exchange Procedures..........................................................................10
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           3.7      Share Ownership Rights After Effective Time..................................................11
                    3.7.1 Stock Transfer Books...................................................................11
                    3.7.2 Full Satisfaction......................................................................11
                    3.7.3 Payments with Respect to Unsurrendered Certificates....................................11
                    3.7.4 Rights of Holders After Termination of Deposit.........................................11
           3.8      Lost Certificates............................................................................12
           3.9      Withholding Rights...........................................................................12
           3.10     Affiliates...................................................................................12
           3.11     Section 16...................................................................................12

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF TOTAL..............................................................12
           4.1      Capitalization Of Total And Its Subsidiaries.................................................12
                    4.1.1 Capitalization of Total................................................................12
                    4.1.2 Capitalization of Subsidiaries.........................................................13
                    4.1.3 No Liens on Interests in Subsidiaries..................................................13
           4.2      Organization And Qualification; Subsidiaries.................................................13
                    4.2.1 Existence, Power, and Qualification....................................................14
                    4.2.2 Subsidiaries...........................................................................14
                    4.2.3 Copies of Documents....................................................................14
           4.3      Authority Relative to This Agreement.........................................................14
                    4.3.1 Power..................................................................................14
                    4.3.2 Corporate Proceedings; Enforceability..................................................14
                    4.3.3 Enforceability.........................................................................14
                    4.3.4 Stockholder Action.....................................................................14
           4.4      Filings with SEC; Financial Statements.......................................................15
                    4.4.1 SEC Filings............................................................................15
                    4.4.2 Total Financial Statements.............................................................15
           4.5      No Undisclosed Liabilities...................................................................15
           4.6      Material Agreements..........................................................................15
           4.7      Absence Of Changes...........................................................................16
                    4.7.1 Material Adverse Developments..........................................................16
                    4.7.2 Distributions..........................................................................16
                    4.7.3 Amendments.............................................................................16
                    4.7.4 Debt and Guarantees....................................................................16
                    4.7.5 Liens..................................................................................16
                    4.7.6 Loans and Contributions................................................................16
                    4.7.7 Material Agreements....................................................................16
                    4.7.8 Accounting Changes.....................................................................17
                    4.7.9 Executives.............................................................................17
           4.8      Information Supplied.........................................................................17
           4.9      Consents and Approvals.......................................................................17
           4.10     No Violation.................................................................................17
                    4.10.1 Violations Related to Transaction.....................................................17
                    4.10.2 Violations Related to Documents and Agreements........................................18
                    4.10.3 Violations Related to Law.............................................................18
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                    4.10.4 Compliance With Environmental Laws....................................................18
                    4.10.5 Franchises; Permits...................................................................18
           4.11     Litigation; Claims...........................................................................19
           4.12     Employee Benefit Plans; ERISA................................................................19
                    4.12.1 Benefit Plan Documents................................................................19
                    4.12.2 No Change in Total Benefit Plans......................................................19
                    4.12.3 Title IV of ERISA.....................................................................19
                    4.12.4 Prohibited Transactions...............................................................19
                    4.12.5 No Multi-Employer Plans...............................................................20
                    4.12.6 Determination Letters.................................................................20
                    4.12.7 Actions Related to Benefit Plans......................................................20
                    4.12.8 Applicable Reports....................................................................20
                    4.12.9 Effect of Transactions................................................................20
           4.13     Key Employees................................................................................21
           4.14     Taxes........................................................................................21
                    4.14.1 Returns...............................................................................21
                    4.14.2 Payments..............................................................................21
                    4.14.3 Taxes Not Yet Due.....................................................................21
                    4.14.4 Waivers of Statutes of Limitation.....................................................21
                    4.14.5 Audits................................................................................21
                    4.14.6 Section 355...........................................................................22
           4.15     Real Property Interests......................................................................22
           4.16     Insurance....................................................................................22
           4.17     Absence Of Questionable Payments.............................................................22
           4.18     Intellectual Property........................................................................22
                    4.18.1 Adequate Rights.......................................................................22
                    4.18.2 No Infringement; Claims...............................................................22
                    4.18.3 Protection of Confidentiality; Employees..............................................23
                    4.18.4 Certain Intellectual Property.........................................................23
           4.19     Interested Party Transactions................................................................23
           4.20     Opinion of Financial Advisor.................................................................23
           4.21     Brokers......................................................................................23
           4.22     Tax Treatment................................................................................23
           4.23     Takeover Statutes............................................................................24
           4.24     European Subsidiaries........................................................................24
           4.25     Voting Agreements............................................................................24

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SECTION 5 - REPRESENTATIONS AND WARRANTIES OF HARRIS AND MERGER SUB..............................................24
           5.1      Capitalization Of Harris And Its Subsidiaries................................................24
                    5.1.1 Capitalization of Harris...............................................................24
                    5.1.2 Capitalization of Subsidiaries.........................................................25
                    5.1.3 No Liens on Interests in Subsidiaries..................................................25
           5.2      Organization And Qualification; Subsidiaries.................................................25
                    5.2.1 Existence, Power, and Qualification....................................................25
                    5.2.2 Subsidiaries...........................................................................26
                    5.2.3 Copies of Documents....................................................................26
           5.3      Authority Relative to This Agreement.........................................................26
                    5.3.1 Power..................................................................................26
                    5.3.2 Corporate Proceedings; Enforceability..................................................26
                    5.3.3 Enforceability.........................................................................26
                    5.3.4 Stockholder Action.....................................................................26
           5.4      Filings with SEC; Financial Statements.......................................................27
                    5.4.1 SEC Filings............................................................................27
                    5.4.2 Harris Financial Statements............................................................27
           5.5      No Undisclosed Liabilities...................................................................27
           5.6      Material Agreements..........................................................................27
           5.7      Absence Of Changes...........................................................................28
                    5.7.1 Material Adverse Developments..........................................................28
                    5.7.2 Distributions..........................................................................28
                    5.7.3 Amendments.............................................................................28
                    5.7.4 Debt and Guarantees....................................................................28
                    5.7.5 Liens..................................................................................28
                    5.7.6 Loans and Contributions................................................................28
                    5.7.7 Material Agreements....................................................................28
                    5.7.8 Accounting Changes.....................................................................29
                    5.7.9 Executives.............................................................................29
           5.8      Information Supplied.........................................................................29
           5.9      Consents and Approvals.......................................................................29
           5.10     No Violation.................................................................................29
                    5.10.1 Violations Related to Transaction.....................................................29
                    5.10.2 Violations Related to Documents and Agreements........................................30
                    5.10.3 Violations Related to Law.............................................................30
                    5.10.4 Compliance With Environmental Laws....................................................30
                    5.10.5 Franchises; Permits...................................................................30
           5.11     Litigation; Claims...........................................................................30
           5.12     Employee Benefit Plans; ERISA................................................................31
                    5.12.1 Benefit Plan Documents................................................................31
                    5.12.2 No Change in Harris Benefit Plans.....................................................31
                    5.12.3 Title IV of ERISA.....................................................................31
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                    5.12.4 Prohibited Transactions...............................................................31
                    5.12.5 No Multi-Employer Plans...............................................................32
                    5.12.6 Determination Letters.................................................................32
                    5.12.7 Actions Related to Benefit Plans......................................................32
                    5.12.8 Applicable Reports....................................................................32
                    5.12.9 Effect of Transactions................................................................32
           5.13     Key Employees................................................................................33
           5.14     Taxes........................................................................................33
                    5.14.1 Returns...............................................................................33
                    5.14.2 Payments..............................................................................33
                    5.14.3 Taxes Not Yet Due.....................................................................33
                    5.14.4 Waivers of Statutes of Limitation.....................................................33
                    5.14.5 Audits................................................................................33
                    5.14.6 Section 355...........................................................................33
           5.15     Real Property Interests......................................................................34
           5.16     Insurance....................................................................................34
           5.17     Absence Of Questionable Payments.............................................................34
           5.18     Intellectual Property........................................................................34
                    5.18.1 Adequate Rights.......................................................................34
                    5.18.2 No Infringement; Claims...............................................................34
                    5.18.3 Protection of Confidentiality; Employees..............................................35
                    5.18.4 Certain Intellectual Property.........................................................35
           5.19     Interested Party Transactions................................................................35
           5.20     Opinion of Financial Advisor.................................................................35
           5.21     Brokers......................................................................................35
           5.22     Tax Treatment................................................................................36
           5.23     Takeover Statutes............................................................................36
           5.24     Voting Agreements............................................................................36
           5.25     Employment Agreement.........................................................................36

SECTION 6 - COVENANTS OF TOTAL...................................................................................36
           6.1      Conduct Of Business Of Total.................................................................36
                    6.1.1 Ordinary Course........................................................................36
                    6.1.2 Organizational Documents...............................................................36
                    6.1.3 Securities.............................................................................36
                    6.1.4 Distributions..........................................................................37
                    6.1.5 Relationships..........................................................................37
                    6.1.6 Severance; Employment Agreements.......................................................37
                    6.1.7 Compensation...........................................................................37
                    6.1.8 Indebtedness; Guarantees; Liens........................................................37
                    6.1.9 Discharge of Liabilities...............................................................37
                    6.1.10 Disposition of Assets.................................................................38
                    6.1.11 Acquisitions; Material Agreements.....................................................38
                    6.1.12 Accounting Practices; Revaluation of Assets...........................................38
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                    6.1.13 Liquidation...........................................................................38
                    6.1.14 Tax Liabilities.......................................................................38
                    6.1.15 Waivers of Rights; Prepayments........................................................38
                    6.1.16 Insurance.............................................................................38
                    6.1.17 Labor Agreements......................................................................38
                    6.1.18 Settlements...........................................................................38
                    6.1.19 Hindrance of Tax Free Merger..........................................................38
                    6.1.20 Non-Competition.......................................................................38
                    6.1.21 Other Agreements and Actions..........................................................39
           6.2      Access to Information........................................................................39
           6.3      Financial Statements.........................................................................39
           6.4      No Solicitation..............................................................................39
           6.5      Certain Consents.............................................................................41

SECTION 7 - COVENANTS OF HARRIS..................................................................................42
           7.1      Conduct of Business of Harris................................................................42
                    7.1.1 Ordinary Course........................................................................42
                    7.1.2 Organizational Documents...............................................................42
                    7.1.3 Securities.............................................................................42
                    7.1.4 Distributions..........................................................................42
                    7.1.5 Relationships..........................................................................42
                    7.1.6 Indebtedness; Guarantees; Liens........................................................43
                    7.1.7 Discharge of Liabilities...............................................................43
                    7.1.8 Disposition of Assets..................................................................43
                    7.1.9 Acquisitions; Material Agreements......................................................43
                    7.1.10 Accounting Practices; Revaluation of Assets...........................................43
                    7.1.11 Liquidation...........................................................................43
                    7.1.12 Tax Liabilities.......................................................................43
                    7.1.13 Waivers of Rights; Prepayments........................................................43
                    7.1.14 Insurance.............................................................................43
                    7.1.15 Labor Agreements......................................................................44
                    7.1.16 Settlements...........................................................................44
                    7.1.17 Hindrance of Tax Free Merger..........................................................44
                    7.1.18 Non-Competition.......................................................................44
                    7.1.19 Severance; Employment Agreements......................................................44
                    7.1.20 Compensation..........................................................................44
                    7.1.21 Other Agreements and Actions..........................................................44
           7.2      Access to Information........................................................................44
           7.3      Financial Statements.........................................................................45
           7.4      Listing of Stock.............................................................................45
           7.5      Rule 144 Reporting...........................................................................45
           7.6      Amendment of 401(k) Plan.....................................................................45
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SECTION 8 - ADDITIONAL AGREEMENTS................................................................................45
           8.1      SEC Matters..................................................................................45
                    8.1.1 Preparation of S-4 and the Joint Proxy Statement/Prospectus............................45
                    8.1.2 Compliance.............................................................................46
           8.2      Letter from Accountants......................................................................46
           8.3      Meetings of Stockholders.....................................................................46
                    8.3.1 Total Meeting..........................................................................46
                    8.3.2 Harris Meeting.........................................................................47
           8.4      Reasonable Best Efforts......................................................................47
                    8.4.1 Reasonable Efforts.....................................................................47
                    8.4.2 Litigation.............................................................................47
                    8.4.3 Filings/Consents.......................................................................47
           8.5      Antitrust Matters............................................................................47
                    8.5.1 Cooperation............................................................................47
                    8.5.2 Proceedings............................................................................48
           8.6      Public Announcements.........................................................................48
           8.7      Indemnification; Directors' And Officers' Insurance..........................................48
                    8.7.1 Organizational Documents of Surviving Corporation......................................48
                    8.7.2 Indemnity..............................................................................49
                    8.7.3 Director's and Officer's Insurance.....................................................49
                    8.7.4 Final Orders...........................................................................50
                    8.7.5 Third Party Beneficiaries..............................................................50
           8.8      Notification.................................................................................50
           8.9      Affiliates...................................................................................50
           8.10     Takeover Statutes............................................................................51
           8.11     Tax Treatment ...............................................................................51
           8.12     Integration Committee........................................................................51
           8.13     Director Re-Election.........................................................................51
           8.14     Employee Benefits............................................................................51
                    8.14.1 Continuation of Benefits..............................................................51
                    8.14.2 Unified Benefit Program...............................................................52

SECTION 9 - CONDITIONS TO CONSUMMATION OF THE MERGER.............................................................52
           9.1      Conditions To Each Party's Obligations To Effect The Merger..................................52
                    9.1.1 Consents of Stockholders...............................................................52
                    9.1.2 No Restraint...........................................................................52
                    9.1.3 Consents...............................................................................52
                    9.1.4 Registration...........................................................................52
                    9.1.5 Listing of Harris Stock................................................................52
           9.2      Conditions To The Obligations Of Harris......................................................52
                    9.2.1 Representations and Warranties.........................................................53
                    9.2.2 Performance............................................................................53
                    9.2.3 Officer's Certificate..................................................................53
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                    9.2.4 Consents...............................................................................53
           9.3      Conditions To The Obligations Of Total.......................................................53
                    9.3.1 Representations and Warranties.........................................................53
                    9.3.2 Performance............................................................................54
                    9.3.3 Officer's Certificate..................................................................54
                    9.3.4 Consents...............................................................................54

SECTION 10 - TERMINATION.........................................................................................54
           10.1     Termination by Mutual Agreement..............................................................54
           10.2     Termination by Either Harris or Total........................................................54
                    10.2.1 Termination Date......................................................................54
                    10.2.2 Required Total Vote...................................................................54
                    10.2.3 Required Harris Vote..................................................................54
                    10.2.4 Legal Restraint.......................................................................54
           10.3     Termination By Total.........................................................................56
                    10.3.1 Harris Breach.........................................................................56
                    10.3.2 Superior Total Proposal...............................................................56
                    10.3.3 Withdrawal of Recommendation..........................................................56
           10.4     Termination By Harris........................................................................56
                    10.4.1 Total Breach..........................................................................56
                    10.4.2 Withdrawal of Recommendation..........................................................56
           10.5     Effect of Termination and Abandonment........................................................56
                    10.5.1 Agreement Terminated..................................................................56
                    10.5.2 Termination Fee.......................................................................57
                    10.5.3 Payment of Expenses in Connection with Total Breach...................................57
                    10.5.4 Payment of Expenses in Connection with Harris Breach..................................57
                    10.5.5 Integral Part of Agreement............................................................57
                    10.5.6 Confidentiality Agreement.  The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms....................57

SECTION 11 - MISCELLANEOUS.......................................................................................57
           11.1     Nonsurvival Of Representations And Warranties................................................57
           11.2     Confidentiality Agreement....................................................................58
           11.3     Entire Agreement.............................................................................58
           11.4     Expenses.....................................................................................58
           11.5     Assignments; Successors; Parties in Interest.................................................58
           11.6     Amendment....................................................................................59
                    11.6.1 Writing Required......................................................................59
                    11.6.2 Amendment After Stockholder Action....................................................59
           11.7     Extension; Waiver............................................................................59
           11.8     Notices......................................................................................59
           11.9     Governing Law................................................................................60
           11.10    Descriptive Headings.........................................................................60
           11.11    Severability.................................................................................60

                                Table of Contents

                                                                                                                 Page

           11.12    Enforcement; Jurisdiction....................................................................60
           11.13    Joint Work Product...........................................................................60
           11.14    Counterparts.................................................................................60


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2001 is by and among HARRIS INTERACTIVE INC., a Delaware corporation ("Harris"), TOTAL MERGER SUB INC., a Delaware corporation and a wholly-owned subsidiary of Harris ("Merger Sub"), and TOTAL RESEARCH CORPORATION, a Delaware corporation ("Total").

         WHEREAS, the respective Boards of Directors of Harris, Merger Sub and Total have each determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, their respective stockholders;

         WHEREAS, Harris, Merger Sub and Total intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code, and that the transactions contemplated by this Agreement be undertaken pursuant to such plan;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Harris, Merger Sub and Total hereby agree as follows:

DEFINITIONS/INTERPRETATION

         Definitions. The following terms shall have the following meanings when used in this Agreement, and unless otherwise indicated therein, in any certificate or other document delivered pursuant hereto.

         "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, Hart-Scott, the Federal Trade Commission Act, as amended, the EC Merger Regulation, and all others Laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.


         "Approvals" means filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, Nasdaq Marketplace Rules, the Securities Act, the Exchange Act, state securities or "blue sky" Laws, applicable Antitrust Laws, and the filing of the Certificate of Merger as required by the Corporation Law.

         "Assumed Stock Option" has the meaning given to it in Section 3.3.

         "Balance Sheet Date" means the date of the latest balance sheet included in a periodic report filed with the SEC by Total or Harris, as the case may be, being for each of them March 31, 2001.

         "beneficial " or "beneficially," when used in the context of ownership interests in any Person, shall have the meaning provided in Section 13(d) of the Exchange Act.

         "Benefit Plan" means each employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA.

         "Benefits Continuation Program" has the meaning given to it in Section 8.14.1.

         "Board Expansion" has the meaning given to it in Section 2.5.

         "Certificate of Merger" has the meaning given to it in Section 2.2.

         "Certificates" means a certificate or certificates which immediately prior to the Effective Time represented outstanding Total Shares.

         "Claim" has the meaning given to it in Section 8.7.2.

         "Closing" has the meaning given to it in Section 2.2.

"Closing Date" has the meaning given to it in Section 2.2.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the non-disclosure letter from Total addressed to Harris dated May 30, 2001, confirmed by Harris.

         "Corporation Law" means the Delaware General Corporation Law.

         "DOJ" means the Antitrust Division of the Department of Justice.

         "Effective Time" has the meaning given to it in Section 2.2.

         "Environmental Claim" means any notice, allegation, accusation, complaint, inquiry, letter, notice of violation, claim, order, decree, or demand under any Environmental Law.

         "Environmental Laws" means all federal, state or local law (including without limitation common law) statutes, regulations, rules, judgments, orders or decrees relating to the environment, human health and safety, and shall include without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, as all such laws and regulations have been amended or supplemented, and all applicable transfer statutes.

         "Environmental Permit" means all permits, licenses, authorizations, variances, approvals and similar authorizations related to or required by any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with any Person or any of the Person's Subsidiaries would be deemed a "single employer" under Section 414 of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations and rules issued pursuant to that Act.

         "Exchange Agent" has the meaning given to it in Section 3.4.

         "Exchange Deposit" has the meaning given to it in Section 3.5.1.

         "Exchange Ratio" has the meaning given to it in Section 3.1.3.

         "Executive" means a director, officer, or any employee who, as of the date of this Agreement, is within the top ten (10) most highly compensated employees of a Person, in respect of such Person's last fiscal year, taking into account all forms of such compensation including salary and bonus payments.

         "Expansion Directors" has the meaning given to it in Section 2.5.

         "Expenses" means all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Joint Proxy Statement/Prospectus and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

         "FTC" means the Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Entity" means any supranational, national, state, municipal or local court or tribunal or administrative, governmental, quasi-governmental or regulatory body, agency or authority, or similar body or entity.

         "Harris Acquisition Agreement" has the meaning given to it in Section 7.6(c).

         "Harris Benefit Plan" means any Benefit Plan which Harris or any of its Subsidiaries or ERISA Affiliates maintains or contributes to, or has any obligation to contribute to, or with respect to which Harris or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement).

         "Harris Board" means the Board of Directors of Harris.

         "Harris Disclosure Schedule" means the Disclosure Schedule delivered by Harris to Total prior to the execution of this Agreement, cross-referenced to applicable sections of this Agreement.

         "Harris Permits" has the meaning given in Section 5.10.4.

         "Harris SEC Documents" has the meaning given in Section 5.4.1.

         "Harris Share(s)" has the meaning given to it in Section 3.1.3.

         "Harris Stockholders Meeting" means the special meeting of stockholders of Harris called for the purpose of approving the issuance of the Harris common stock to the Total stockholders in the Merger.

         "Harris Termination Fee" has the meaning given to it in Section 10.5.3.

         "Harris Takeover Proposal" has the meaning given to it in Section 7.6.

         "Hart-Scott" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Incentive Plan" means, collectively, the Harris Long Term Incentive Plan and the Harris 1997 Stock Program.

         "Indemnified Party" has the meaning given to it in Section 8.7.2.

         "Integration Committee" has the meaning given in Section 8.12.

         "Intellectual Property" means any and all United States and foreign (i) patents and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part, extensions, and improvements thereto), (ii) trademarks, service marks, trade names, trade dress, brand names, logos, business and product names, slogans, and registrations and applications for registration thereof, (iii) copyrights and registrations thereof, (iv) technology, inventions, processes, methodologies, designs, know-how, trade secrets, confidential and technical information, specifications, software and databases, (v) licenses (whether the applicable Person is licensor or licensee) of any Intellectual Property described in (i), (ii), or (iii) which are Material Agreements, and (vi) any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

         "Joint Proxy Statement/Prospectus" means the joint proxy statement of Harris and Total and the prospectus of Harris, including any amendments thereto, relating to (i) the Total Stockholders Meeting and the Harris Stockholders Meeting to be held in connection with the Merger and (ii) the issuance to the Total stockholders of the Harris Shares included in the Merger Consideration.

         "Know" or "Knowledge" means, with respect to any party, the knowledge of such party's executive officers, including inquiry of other officers or employees of such party having primary or substantial oversight responsibility for the relevant matter.

         "Law" means any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale with recourse, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased under a lease which is not in the nature of a conditional sale or title retention agreement.

         "Material Adverse Effect" means with respect to any Person, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), goodwill, or results of operations of such Person and its Subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that any changes, circumstances or effects resulting from or relating to (A) any changes in economic, regulatory, or political conditions generally or in the economic, legal or regulatory conditions that affect in general the businesses in which such Person is engaged, (B) the United States securities markets, (C) this Agreement or the transactions contemplated by this Agreement, or (D) the effect of public announcement of the transactions contemplated hereby, including any effect on employees, distributors or customers of such Person including, but not limited to, the resignation of any of such Person's employees, distributors or customers in response to the public announcement of the transactions contemplated by this Agreement, shall not be taken into consideration in determining whether a Material Adverse Effect has occurred or may occur with respect to such Person.

         "Material Agreement" means any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which a Person or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (including all amendments, modifications, waivers, supplements and side letters), in each case the violation or breach of which, or defaults with respect to which, would or would reasonably be expected to have, a Material Adverse Effect on such Person. Material Agreements also include: (i) agreements that purport to limit, curtail or restrict the ability of a Person to compete in any geographic area or line of business, (ii) contracts or agreements with any Governmental Entity, (iii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money of at least $100,000 or any such agreement pursuant to which such indebtedness for borrowed money may be incurred, (iv) contracts, agreements, commitments or other understandings or arrangements to which a Person or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, which involve individual payments or receipts by such Person or any of its Subsidiaries of at least $500,000 over the terms of such contract, agreement, commitment, or other understanding or arrangement, or if entered into in the ordinary and usual course of business consistent with past practice, on an annual basis, (v) agreements or arrangements, including but not limited to hedges, options, swaps, caps and collars, designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates, currency exchange rates,

(vi) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K with the SEC, and (vii) commitments and agreements to enter into any of the foregoing.

         "Merger" has the meaning given to it in Section 2.1.

         "Merger Consideration" has the meaning given to it in Section 3.1.3.

         "Merger Sub Board" means the Board of Directors of Merger Sub.

         "Nasdaq Marketplace Rules" means the rules and regulations applicable to companies listed on the National Markets System of Nasdaq.

         "Non-Harris Third Party" has the meaning given to it in Section 6.4.

         "Non-Total Third Party" has the meaning given to it in Section 7.6.

         "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating or limited liability company agreement and the articles of organization of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         "Required Harris Vote" has the meaning given to it in Section 5.3.4.

         "Required Harris Vote Time" has the meaning given to it in Section 7.6.

         "Required Total Vote" has the meaning given to it in Section 4.3.4.

         "Required Total Vote Time" has the meaning given to it in Section 6.4.

         "S-4" means the registration statement on Form S-4 to be filed with the SEC by Harris in connection with the issuance of Harris common stock as required by the terms of this Agreement pursuant to the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and regulations and rules issued pursuant to that Act.

         "Stockholder Meetings" has the meaning given to it in Section 4.8.

         "Stock Option" means (i) an option to purchase Total common stock pursuant to the Stock Option Plan and (ii) the options set forth in Section
1.1.71 of the Total Disclosure Schedule.

         "Stock Option Plan" means the Total 1995 Stock Incentive Plan.

         "Subsidiary" means, when used with reference to any Person, any corporation or other entity, whether incorporated or unincorporated, (i) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such Person, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or (ii) over which such Person or any other subsidiary of such Person exercises management control, including without limitation by virtue of being a general or managing partner.

         "Superior Harris Proposal" has the meaning given to it in Section 7.6.

         "Superior Total Proposal" has the meaning given to it in Section 6.4.

         "Surviving Corporation", as provided in Section 2.1, shall mean Total.

         "Tax" or "Taxes" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Entity.

         "Tax Returns" means any return (including any information return), report, statement, schedule, notice, form, or other document filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

         "Termination Date" means January 31, 2002.

         "Total Acquisition Agreement" has the meaning given to it in Section 6.4(c).

         "Total Alternative Transaction" has the meaning given to it in Section 6.4.

         "Total Benefit Plan" means any Benefit Plan which Total or any of its Subsidiaries or ERISA Affiliates maintains or contributes to, or has any obligation to contribute to, or with respect to which Total or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement).

         "Total Board" means the Board of Directors of Total.

         "Total Disclosure Schedule" means the Disclosure Schedule delivered by Total to Harris prior to the execution of this Agreement, cross-referenced to applicable sections of this Agreement.

         "Total Employee" has the meaning given to it in Section 8.14.1.

         "Total Permits" has the meaning given in Section 4.10.5.

         "Total SEC Documents" has the meaning given in Section 4.4.1.

         "Total Share(s)" has the meaning given in Section 3.1.3.

         "Total Stockholders Meeting" means the special meeting of stockholders of Total called for the purpose of voting on the approval of the Merger pursuant to Section 251 of the Corporation Law as described in Section 8.3.1 hereof.

         "Total Takeover Proposal" has the meaning given to it in Section 6.4.

         "Total Termination Fee" has the meaning given in Section 10.5.2.

         Interpretation.

         Use of Certain Words. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Applicability of Definitions. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         References to Other Materials. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

         References to Persons. References to a Person are also to its permitted successors and assigns.

         References to Made Available. The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

         THE MERGER

         The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Corporation Law, Merger Sub shall be merged with and into Total (the "Merger"). Following the Merger, Total shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease.

         Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") mutually agreeable to the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Harris Beach LLP, 130 E. Main Street, Rochester, New York 14604, unless another time, date or place is agreed to in writing by the parties hereto.


         Subject to the conditions of this Agreement, the parties shall cause the Merger to be consummated by filing a certificate of merger complying with the Corporation Law with the Secretary of State of the State of Delaware (the "Certificate of Merger"), as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as the parties shall agree and as shall be provided in the Certificate of Merger (the "Effective Time").

         Effects of the Merger. The Merger shall have the effects set forth in the Corporation Law including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, powers, privileges, immunities, properties and franchises of Total shall remain vested in Total as the Surviving Corporation, and all liabilities, obligations, debts, and duties of Merger Sub shall become the liabilities, obligations, debts, and duties of the Surviving Corporation.

         Organizational Documents. Subject to Section 8.7.1, the Certificate of Incorporation and the By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the Organizational Documents of the Surviving Corporation unless and until amended in accordance with such Organizational Documents and the Corporation Law.

         Directors. At the Effective Time, the Harris Board shall be expanded by three members (the "Expansion Directors"), which positions will be filled by David Brodsky, as a class I director, Howard L. Shecter as a class II director, and Albert A. Angrisani, as a class III director (the "Board Expansion"). At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. Immediately following the Effective Time, Harris shall take all action necessary so that the composition of the board of directors of the Surviving Corporation shall be identical to the composition of the Harris Board, including the Expansion Directors. Each director of Harris and the Surviving Corporation shall hold office in accordance with the Organizational Documents of Harris and the

Surviving Corporation, respectively, until the director's respective death, resignation, or removal or until the director's respective successor is duly elected and qualified.

         Further Assurances; Power of Attorney.

         Further Actions. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurances or any other documents are reasonably necessary or desirable to vest in the Surviving Corporation, according to the terms of this Agreement, the title of any property or rights of Total, at the direction of the Surviving Corporation, the last acting officers and directors of Total (without any cost or expense to them), or the corresponding officers and directors of the Surviving Corporation, will execute and make all such proper assignments and assurances and do all things necessary or proper and reasonably within their power and authority to vest title in such property or rights in the Surviving Corporation. No failure by any officer or director to comply with the provisions of this Section 2.6 shall have any effect on the validity of the Merger.

         Power of Attorney. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Total, or (ii) otherwise carry out the purposes of this Agreement, Total and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and the Merger, and the officers and directors of the Surviving Corporation are authorized in the name of Total or otherwise to take any and all such action.

         CONVERSION OF SECURITIES

         Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any securities of Total or Merger Sub:

         Securities of Merger Sub. The issued and outstanding securities of Merger Sub immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         Cancellation of Shares of Total Held in Treasury and Harris-Owned Shares. Each share of Total common stock issued and outstanding immediately prior to the Effective Time that is owned by Total, Harris or Merger Sub or any of their respective wholly owned Subsidiaries (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

         Conversion of Total Common Stock. Each share of Total common stock issued and outstanding immediately prior to the Effective Time, excluding the shares to be cancelled in accordance with Section 3.1.2, (individually, a "Total Share" and collectively, the "Total Shares") shall be converted into and be exchangeable for the right to receive 1.222 (the "Exchange Ratio") of fully paid and non-assessable shares of Harris common stock, par value $.001 per share (individually, a "Harris Share" and collectively, the "Harris Shares"). All Harris

Shares issued pursuant to this Section 3.1.3, together with any cash in lieu of fractional Harris Shares to be paid pursuant to Section 3.2, are referred to herein as (the "Merger Consideration").

         Adjustments to Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding Harris Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the amount of Harris Shares constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

         Fractional Shares of Harris Common Stock.

         No Fractional Interests. No certificates, scrip, book entry credit, or other evidence of shares of Harris common stock representing fractional shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a holder of shares of Harris common stock.

         Cash Payment for Fractional Interests. Notwithstanding any other provision of this Agreement, each holder of Total Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Harris common stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Harris Share multiplied by (ii) the closing price (as reported by Bloomberg Financial Markets, or if not reported thereby, another nationally recognized source acceptable to both Harris and Total) for a share of Harris common stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent (as defined below) shall notify Harris and Harris shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         Stock Options.

         Exchange of Options. As soon as practicable following the date of this Agreement, Harris and Total (or, if appropriate, the Total Board or any committee of the Total Board administering the Stock Option Plan) shall take such action as may be required or desirable, and shall obtain all applicable consents, to effect the following provisions of this Section 3.3. As of the Effective Time, each Stock Option which is then outstanding shall be fully vested, and each such outstanding Stock Option shall be converted into an option (or a new substitute option shall be granted) (an "Assumed Stock Option") to purchase the number of shares of Harris common stock (rounded up to the nearest whole share) equal to (i) the number of shares of Total common stock subject to such option multiplied by (ii) the Exchange Ratio, at an exercise price per share of Harris common stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of Total common stock under such option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that in the case of any Stock Option described in Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above or as may be provided in the agreement evidencing the grant of a Stock Option (including any amendments thereto), each Assumed Stock Option shall be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the corresponding Stock Option immediately prior to the Effective Time; provided, that Total and Harris shall each take all necessary action so that the Harris Board or a committee thereof shall succeed to the authority and responsibility of the Total Board or any committee thereof.

         Notices. As soon as practicable after the Effective Time, Harris shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Stock Option Plan and the agreements evidencing the grants of Stock Options and that such Stock Options and agreements shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.3). Harris shall comply with the terms of the Stock Option Plan and the agreements evidencing the Stock Options.

         Harris Actions. Harris shall take such actions as are reasonably necessary for the conversion of the Stock Options pursuant to this Section 3.3, including the reservation, issuance and listing of Harris common stock as is necessary to effectuate the transactions contemplated by this Section 3.3. Harris shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form, to become effective as of, or within three business days following the Effective Time, with respect to shares of Harris common stock subject to the Assumed Stock Options, and shall maintain the effectiveness of such registration statement(s) covering such Assumed Stock Options for so long as such Assumed Stock Options remain outstanding.

         Exchange Agent. Prior to the Effective Time, Harris shall appoint a commercial bank or trust company reasonably acceptable to Total to act as exchange agent hereunder for the purpose of exchanging Total Shares for the Merger Consideration (the "Exchange Agent").

         Exchange Deposit.

         Deposit with Exchange Agent. At or prior to the Effective Time, Harris shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of Total Shares, certificates representing the Harris Shares to be issued pursuant to Section 3.1.3 in exchange for outstanding Total Shares. Harris shall make such deposits with the Exchange Agent as are sufficient from time to time to pay cash in lieu of fractional shares pursuant to Section 3.2.2 and dividends and other distributions, if any, pursuant to
Section 3.7.3. Any cash and certificates of Harris common stock deposited with the Exchange Agent pursuant to this Section 3.5.1 shall hereinafter be referred to as (the "Exchange Deposit").

         Termination of Exchange Deposit. One year after the Effective Time, the Exchange Agent shall deliver to Harris, or otherwise on the instruction of Harris, any portion of the Exchange Deposit, together with any income or proceeds thereof or of any investments thereof, which remains undistributed to the holders of Certificates.

         No Liability. None of Harris, Total, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Deposit delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         Investment Of The Exchange Deposit. The Exchange Agent shall invest any cash included in the Exchange Deposit as directed by Harris on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Harris.

         Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate or Certificates instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration, including a customary form of letter of transmittal with such other provisions as Harris may reasonably specify (including that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent). Upon delivery of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor with respect to the Total Shares represented by the Certificate (i) Harris Shares representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.1.3 and (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 3.2.2 and Section 3.7.3. In the event of a transfer of ownership of any Total Shares which are not registered in the transfer records of Total, Harris Shares evidencing, in the aggregate, the proper number of shares of Harris common stock deliverable under Section 3.1.3, and a check in the proper amount of cash payable under Section 3.2.2 and Section 3.7.3, may be issued with respect to such Total Shares to such a transferee if the Certificate representing such Total Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. Total Shares held at the Effective Time in book-entry form shall be exchanged for Merger Consideration in accordance with the customary procedures of the Depository Trust Company.

         Share Ownership Rights After Effective Time.

         Stock Transfer Books. The stock transfer books of Total shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Total Shares thereafter on the records of Total. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason, subject to the terms and conditions of this Agreement, shall be converted into the Merger Consideration with respect to the Total Shares formerly represented thereby, any cash in lieu of fractional Harris Shares to which the holders thereof are entitled pursuant to Section 3.2.2, and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.7.3.

         Full Satisfaction. As of the Effective Time, holders of the Total Shares shall have no further rights with respect thereto except for rights to Harris common stock and cash as provided for in this Section 3, and all Harris Shares issued and cash paid upon conversion of the Total Shares in accordance with the terms of this Section 3 shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Total Shares.

         Payments with Respect to Unsurrendered Certificates. Until the holder of any unsurrendered Certificate shall surrender such Certificate in accordance with Section 3.6, such holder shall not be entitled to be paid (i) dividends or other distributions, declared or made with respect to Harris Shares with a record date after the Effective Time, that such holder would be entitled to receive upon surrender of such Certificate, and (ii) any cash payment in lieu of fractional Harris Shares that would be paid upon surrender of the Certificate pursuant to Section 3.2.2. Subject to the effect of applicable Laws, following surrender of any such Certificate there shall be paid to such holder, without interest, (i) the amount of any cash payable in lieu of fractional Harris Shares to which such holder is entitled pursuant to Section 3.2.2, and (ii) with respect to the whole number of Harris Shares delivered in exchange for such surrendered Certificate, any dividends or other distributions applicable to such shares with a record date after the Effective Time, the amount of such dividends or other distributions to be paid promptly after the later of the time of such surrender and the payment date for such dividends or other distributions.

         Rights of Holders After Termination of Deposit. Upon termination of the Exchange Deposit pursuant to Section 3.5.2, any holders of the Certificates who have not theretofore complied with the exchange procedures set forth in this
Section 3 shall thereafter look only to the

Surviving Corporation (subject to abandoned property, escheat and similar laws) for the Merger Consideration exchangeable for such Certificates to which such holders are entitled, any cash in lieu of fractional Harris Shares to which such holders are entitled pursuant to Section 3.2.2, and any dividends or distributions with respect to Harris Shares to which such holders are entitled pursuant to Section 3.7.3. Such holders shall not be entitled to interest on any amounts to which they may otherwise be entitled. Any Harris Shares, cash in lieu of fractional shares, or dividends or distributions with respect to Harris Shares which any holder of a Certificate would otherwise be entitled under Sections 3.1.3, 3.2.2, and 3.7.3 respectively remaining unclaimed by holders of Total Shares on such date as shall be immediately prior to such date as such securities or amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of Harris, free and clear of any claims or interest of any person previously entitled thereto.

         Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of an indemnity bond in such reasonable amount as the Surviving Corporation may direct, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Total Shares formerly represented thereby, and any unpaid dividends and distributions on Harris Shares deliverable in respect thereof, pursuant to this Agreement.

         Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Total Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any other Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Total Shares in respect to which such deduction and withholding was made by the Surviving Corporation.

         Affiliates. Notwithstanding anything to the contrary herein, no Harris Shares or cash shall be delivered to a person who may be deemed an "affiliate" of Total in accordance with Section 8.9 hereof for purposes of Rule 145 under the Securities Act and the applicable SEC rules and regulations until such person has executed and delivered to Harris the written agreement contemplated by Section 8.9.

         Section 16. Prior to the Effective Time, the Harris Board shall take all necessary action to cause the receipt of the Merger Consideration and/or the Assumed Stock Options by any Person who, as of the Effective Time, may be subject to Section 16 of the Exchange Act with respect to Harris, to be exempt acquisitions for purposes of such Section 16.

         REPRESENTATIONS AND WARRANTIES OF TOTAL

         Total hereby represents and warrants to Harris and Merger Sub as follows:

         Capitalization Of Total And Its Subsidiaries.

         Capitalization of Total. The authorized capital stock of Total consists of 50,000,000 shares of common stock, of which 13,528,657 shares were issued and outstanding as ofAugust 3, 2001, and 55,164 shares of such common stock were issued and held in the treasury of Total. In addition, 2,280,100 shares of Total common stock were subject to outstanding options issued pursuant to the Stock Option Plan, 200,000 shares of Total common stock were subject to outstanding options that were not issued pursuant to the Stock Option Plan, and options with respect to an additional 315,110 shares of Total common stock were authorized but not yet issued under the Stock Option Plan. All the outstanding Total Shares are, and the shares of Total to be issued upon the exercise of outstanding options described in this Section 4.1.1 will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, for changes therefrom resulting from the exercise or termination of Stock Options, and for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of Total authorized, issued or outstanding, (ii) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of Total obligating Total to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in Total or securities convertible into or exchangeable for such shares or equity interests, or obligating Total to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(iii) there are no outstanding contractual obligations of Total to repurchase, redeem or otherwise acquire any shares or other capital stock of Total, or to make any payments based on the market price or value of shares or other capital stock of Total, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary and usual course of business consistent with past practice.

         Capitalization of Subsidiaries. The authorized capital stock of each Subsidiary of Total is disclosed in Section 4.1.2 of the Total Disclosure Schedule, including (i) the types of authorized shares, (ii) number of shares issued and outstanding as of August 3, 2001, (iii) number of shares issued and held in the treasury of any such Subsidiary, and (iv) a listing of the holders of all outstanding shares together with the number of shares owned by each. There are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of any Subsidiary of Total obligating Total or such Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in such Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating such Subsidiary or Total to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of any Subsidiary of Total or Total to repurchase, redeem or otherwise acquire any shares or other capital stock of any Subsidiary of Total, or to make any payments based on the market price or value of shares or other capital stock of any Subsidiary of Total, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary and usual course of business consistent with past practice. All of the outstanding shares of each Subsidiary of Total are duly authorized, validly issued, fully paid and non-assessable.

         No Liens on Interests in Subsidiaries. Except as set forth in Section
4.1.3 of the Total Disclosure Schedule, all of the outstanding capital stock of each Subsidiary of Total is owned by Total, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), and there are no irrevocable proxies with respect to such capital stock.

         Organization And Qualification; Subsidiaries.

         Existence, Power, and Qualification. Each of Total and its Subsidiaries
(i) is a corporation or legal entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the Laws of the jurisdiction of its incorporation and (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Total to be conducted, except when the failure to be duly organized, validly existing and in good standing or to have such power and authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. Each of Total and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Subsidiaries. Section 4.2.2 of the Total Disclosure Schedule sets forth a list of all Subsidiaries of Total, and except as set forth therein Total does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other Person or any other investment in any other Person.

         Copies of Documents. Total has heretofore made available to Harris or representatives of Harris (i) accurate and complete copies of the Organizational Documents, as currently in effect, of each of Total and its Subsidiaries, and
(ii) accurate and complete copies of all minutes of proceedings of the Total Board and those of its Subsidiaries and of the other committees of the Total Board and its Subsidiaries (except for the executive committee of the Total Board). The executive committee of the Total Board has not kept minutes of its proceedings.

         Authority Relative to This Agreement.

         Power. Total has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

         Corporate Proceedings; Enforceability. The Total Board, by unanimous vote at a meeting duly called and held, has (i) duly and validly authorized the execution, delivery and performance of this Agreement, (ii) approved the consummation of the transactions contemplated hereby, including the Merger (within the meaning of Section 251 of the Corporation Law) contained within this Agreement, and (iii) taken all corporate actions required to be taken by the Total Board for the consummation of the transactions contemplated hereby. The Total Board has determined that such transactions are advisable and fair to, and in the best interests of, Total and its stockholders. No other corporate proceedings on the part of Total are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than as described in
Section 4.3.4.

         Enforceability. This Agreement has been duly and validly executed and delivered by Total and, assuming the due authorization, execution and delivery by Harris and Merger Sub, constitutes a valid, legal and binding agreement of Total, enforceable against Total in accordance with its terms.

         Stockholder Action. The Total Board has, as of the date hereof, resolved to recommend that the stockholders of Total adopt this Agreement and has directed that this Agreement of merger be submitted to the stockholders of Total for their adoption at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the outstanding common stock of Total as of the record date for the Total Stockholders Meeting (the "Required Total Vote") is the only vote of the holders of any class or series of capital stock of Total necessary to adopt this

Agreement, and is the only vote of such holders required by Law, the Organizational Documents of Total, or otherwise to consummate the transactions contemplated hereby.

         Filings with SEC; Financial Statements.

         SEC Filings. Except as set forth in Section 4.4.1 of the Total Disclosure Schedule, Total has filed all required reports, schedules, forms, statements and other documents with the SEC since July 1, 1998 (such documents, together with any documents filed during such period by Total with the SEC on a voluntary basis, the "Total SEC Documents"). As of their respective dates, the Total SEC Documents (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Total SEC Documents and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Total Financial Statements. The financial statements of Total included in the Total SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Total and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that do not reflect a Material Adverse Effect).

         No Undisclosed Liabilities. Except as included in the Total SEC Documents filed prior to the date hereof, and except for such liabilities and obligations that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Total, neither Total nor any of its Subsidiaries has any liabilities, whether or not accrued or contingent, and whether or not required to be recorded or reflected on a balance sheet under GAAP, and there is no condition, as of the date hereof, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation.

         Material Agreements. Section 4.6 of the Total Disclosure Schedule sets forth each Material Agreement with a customer or supplier of Total and its Subsidiaries which involve payments or receipts by such Person or any of its Subsidiaries of at least $500,000 over the term of each such Material Agreement. Each Material Agreement of Total constitutes a valid and legally binding obligation of Total or its Subsidiaries, and to the knowledge of Total and its Subsidiaries, a valid and legally binding obligation of each other party thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect, in each case except for such failures that have not had, and would not be reasonably expected to have, a Material Adverse Effect on Total. There is no default under any Material Agreement either by Total or its Subsidiaries or, to Total or its Subsidiaries' knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Total or its Subsidiaries or, to Total or its Subsidiaries' knowledge, any other party, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on

Total. No party to any such Material Agreement has given notice to Total or its Subsidiaries of or made a claim against Total or its Subsidiaries with respect to any breach or default thereunder, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Absence Of Changes. Except as and to the extent disclosed in the Total SEC Documents filed prior to the date hereof and as set forth in Section 4.7 of the Total Disclosure Schedule, since the Balance Sheet Date, Total and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

         Material Adverse Developments. Any event, occurrence or development (including, for the purpose of clarity, any audit adjustment covering unaudited periods in fiscal 2001 prior to the Balance Sheet Date) which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total;

         Distributions. Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Total, or any repurchase, redemption or other acquisition by Total or any Subsidiary of any securities of Total or of any of its Subsidiaries;

         Amendments. Any amendment of (or agreement to amend) any term of any outstanding equity securities of Total or any Subsidiary;

         Debt and Guarantees. (i) Any incurrence or assumption (or agreement to incur or assume) by Total or any Subsidiary of any indebtedness for borrowed money other than in the ordinary and usual course of business consistent with past practice or (ii) any guarantee, endorsement or other incurrence or assumption of (or agreement to guarantee, endorse, incur or assume) any material liability (whether directly, contingently or otherwise) by Total or any Subsidiary for the obligations of any other Person (other than any Subsidiary of Total), other than in the ordinary and usual course of business consistent with past practice;

         Liens. Any creation or assumption by Total or any Subsidiary of any Lien on any material asset of Total or any Subsidiary other than in the ordinary and usual course of business consistent with past practice;

         Loans and Contributions. Any making of any loan, advance or capital contribution to or investment in any Person by Total or any Subsidiary other than (i) loans, advances or capital contributions to or investments in wholly owned Subsidiaries of Total or (ii) loans or advances to employees of Total or any Subsidiary made in the ordinary and usual course of business consistent with past practice;

         Material Agreements. (i) Any making of any Material Agreement by Total or any Subsidiary except transactions, commitments, contracts or agreements with clients and customers for the performance of services in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement, (ii) any modification, amendment, assignment, termination or relinquishment by Total or any Subsidiary of any Material Agreement or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total, (iii) any default under any Material Agreement by Total or any of its Subsidiaries or, to Total's or any of its Subsidiaries' knowledge, by any other party thereto, or event that with the lapse of time or the giving of notice or both would constitute a default thereunder by Total or any of its Subsidiaries, or, to Total's or any of its Subsidiaries' knowledge, any other party, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total, or (iv) any notice given by or claim made by any party to any such Material Agreement of Total or any of its Subsidiaries with respect to any breach or default thereunder, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total;

         Accounting Changes. Any material change in any method of accounting or accounting principles or practice by Total or any Subsidiary, except for any such change required by reason of a change in GAAP or applicable Law; or

         Executives. Any (i) grant of any severance or termination pay to any Executive of Total or its Subsidiaries, (ii) entering into of any written employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) with any Executive of Total or its Subsidiaries, (iii) increase in benefits payable to any Executive of Total or its Subsidiaries under any existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable to any Executive of Total or any of its Subsidiaries.

         Information Supplied. None of the information supplied or to be supplied by Total for inclusion or incorporation by reference in (i) the S-4 at the time the S-4 is filed with the SEC, at the time it is amended or supplemented, and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement/Prospectus will, at the date mailed to the stockholders of Total, at the date mailed to the stockholders of Harris, at the time of the Total Stockholders Meeting, and at the time of the Harris Stockholders Meeting (together with the Total Stockholders Meeting, the "Stockholder Meetings") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the votes at the Stockholder Meetings, any event with respect to Total, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement/Prospectus, Total shall promptly so advise Harris and such event shall be so described, and such amendment or supplement (which Harris shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Total. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made in this Section 4.8 as to information provided by Harris for inclusion in the S-4 or the Joint Proxy Statement/Prospectus.

         Consents and Approvals. Except for the Approvals, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Total of this Agreement or the consummation by Total of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         No Violation.

         Violations Related to Transaction. Neither the execution, delivery and performance of this Agreement by Total nor the consummation by Total of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Organizational

Documents of Total, (ii) conflict with or result in any breach of any provision of the Organizational Documents of Total's Subsidiaries or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the loss of any material benefit, or the creation of any Lien under, any of the terms, conditions or provisions of any Material Agreement of Total or (iii) (assuming receipt of all Approvals) violate any Law applicable to Total or any of its Subsidiaries or any of their respective properties or assets, except, in the case of (ii), as set forth in Section 4.10.1 of the Total Disclosure Schedule and except, in the case of (ii) or (iii), for violations, breaches or defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Violations Related to Documents and Agreements. Except for violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Total, neither Total nor any of its Subsidiaries is in violation in any material respect of any term of (i) its Organizational Documents, or (ii) any Material Agreement to which it is a party or by which it is bound.

         Violations Related to Law. The businesses of Total and its Subsidiaries are not being conducted in violation of any Law applicable to Total or its Subsidiaries, except for violations which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. Except as set forth in Section 4.10.3 of the Total Disclosure Schedule, to Total's knowledge, no investigation or review by any Governmental Entity with respect to Total or its Subsidiaries is pending or threatened, nor, to Total's knowledge, has any Governmental Entity indicated an intention to conduct the same except for such investigations and reviews which have not had and would not be reasonably expected to have individually or in the aggregate, a Material Adverse Effect on Total.

         Compliance With Environmental Laws. (i) Each of Total and its Subsidiaries are, and at all times have been in material compliance with all Environmental Laws; each of Total and it Subsidiaries have obtained, and each of them is in material compliance with all Environmental Permits required of the business of Total and each of its Subsidiaries, or required of any real property owned, leased or operated by any of them, (ii) neither Total nor its Subsidiaries is subject to any pending or threatened Environmental Claim which would give rise to a Material Adverse Effect, (iii) there are no facts, conditions or circumstances related to the business of Total or any of its Subsidiaries, or to any real property currently or formerly owned, operated or leased by any of them which could give rise to any material obligation under Environmental Law to investigate, remediate or clean up, or to pay for the costs of any investigation, remediation or cleanup of any hazardous substances, and
(iv) neither Total nor its Subsidiaries have transported, disposed of, or arranged for the transportation or disposal of any hazardous substances at any site which is subject to, or has been proposed for, an investigation or clean up under applicable Environmental Laws.

         Franchises; Permits. Total and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses ("Total Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. Total and its Subsidiaries are in compliance with the terms of the Total Permits, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Litigation; Claims. Except as and to the extent disclosed in the Total SEC Documents filed prior to the date hereof, or as set forth in Section 4.11 of the Total Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to Total's knowledge, threatened, against Total or any of its Subsidiaries or any of their respective properties or assets which (i) involves a claim in excess of $100,000 which is not fully covered by insurance, or (ii) has had, or if decided adversely to Total would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. Except as and to the extent disclosed in the Total SEC Documents filed prior to the date hereof none of Total and its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. There are no complaints, charges or claims against Total or any of its Subsidiaries or, to the knowledge of Total, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment by Total or any of its Subsidiaries of any individual, including any claim relating to employment discrimination, equal pay, employee safety and health, wages and hours or workers' compensation and neither Total nor any of its Subsidiaries has violated any Law respecting such matter, in each case except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Employee Benefit Plans; ERISA.

         Benefit Plan Documents. Section 4.12.1 of the Total Disclosure Schedule sets forth a true and complete list of each Total Benefit Plan. With respect to each of the Total Benefit Plans, Total has made available to Harris true and complete copies of each of the following documents: (i) the Total Benefit Plan and related documents (including all amendments thereto), (ii) the most recent annual reports and financial statements, if any, (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA, if any, and (iv) the most recent determination letter received from the IRS with respect to each Total Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

         No Change in Total Benefit Plans. Except as set forth in Section 4.12.2 of the Total Disclosure Schedule, since the Balance Sheet Date (i) neither Total nor any of its Subsidiaries has made any plan or commitment, whether legally binding or not, to create any additional Total Benefit Plan or modify or change any existing Total Benefit Plan that would materially increase the benefits provided to any employee or former employee, consultant or director of Total or any Subsidiary thereof and (ii) there has been no material change, amendment, modification to, or adoption of, any Total Benefit Plan.

         Title IV of ERISA. No Total Benefit Plan is subject to Title IV of
ERISA.

         Prohibited Transactions. Neither Total nor any of its Subsidiaries has incurred, either directly or indirectly (including as a result of an indemnification obligation), any liability under (i) any foreign law or regulation relating to employee benefit plans, (ii) Section 406, 409, 502(i), or 502(1) of ERISA, or (iii) Section 4975 of the Code, or under any agreement, instrument, statute, rule or legal requirement pursuant to or under which Total or any of its Subsidiaries or any Total Benefit Plan has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such legal requirement, except for any such liability which has not had, and would not reasonably be expected to have, a Material Adverse Effect on either Total or the Surviving Corporation, as applicable, and to the knowledge of Total, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such liability to Total, any of its Subsidiaries or to the Surviving Corporation, except for any such liability which has not had, and would not reasonably be expected to have, a Material Adverse Effect on either Total or the Surviving Corporation, as applicable.

         No Multi-Employer Plans. None of the Total Benefit Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer plan" (within the meaning of Section 413(c) of the Code), a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

         Determination Letters. (i) A favorable determination letter has been issued by the Internal Revenue Service or the appropriate foreign Governmental Entity, as applicable, with respect to the each of the Total Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code or under any law or regulation of any foreign jurisdiction or regulatory agency,
(ii) neither the consummation of the transaction contemplated hereby nor any other event or circumstance since the date of such letter has adversely affected or is reasonably expected to adversely affect such qualification or exemption,
(iii) each of the Total Benefit Plans has been operated and administered in accordance with its terms and applicable laws, including but not limited to ERISA and the Code, except for such non-compliance which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Total or the Surviving Corporation, as applicable, and
(iv) to the knowledge of Total, no circumstances exist for which it would be prudent for Total to undertake remediation efforts with respect to any Total Benefit Plan pursuant to the Internal Revenue Service Employee Plans Compliance Resolution System or any similar program sponsored by the Internal Revenue Service or the Department of Labor.

         Actions Related to Benefit Plans. There are no actions, suits or claims pending, or, to the knowledge of Total, threatened or anticipated (other than routine claims for benefits) against any Total Benefit Plan, the assets of any Total Benefit Plan or against Total or any ERISA Affiliate of Total with respect to any Total Benefit Plan. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against or in favor of any Total Benefit Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of Total, threatened audits, examinations or investigations by any Governmental Entity involving any Total Benefit Plan.

         Applicable Reports. There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents, and notices regarding any of the Total Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or other documents to the participants or beneficiaries of such Total Benefit Plans which, in either case, could result in a liability that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation.

         Effect of Transactions. Except as disclosed in Section 4.12.9 of the Total Disclosure Schedule and except for any such event which would not reasonably be expected to have a Material Adverse Effect on the Surviving Corporation, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, consultant, or director of Total or any ERISA Affiliate of Total to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee, consultant, or director, (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee, consultant, or director, (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered), (v) cause any compensation to fail to be deductible under
Section 162(m), or any other provision of the Code or any similar foreign law or regulation, or (vi) result in a "change in control" or the occurrence of any other event specified in the Total Benefit Plans which would entitle any Person to any payment thereunder.

         Key Employees. Except as set forth in Section 4.13 of the Total Disclosure Schedule or disclosed in the Total SEC Documents filed prior to the date hereof, Total is not aware that any Person has left employment since the Balance Sheet Date, or intends to leave employment, with Total or any of its Subsidiaries, whose departure would have or could reasonably be expected to have a Material Adverse Effect on Total.

         Taxes.

         Returns. All income Tax Returns and all material other Tax Returns required to be filed by Total or its Subsidiaries on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof, including extensions, and all such Tax Returns are (or, as to Tax Returns not filed on the date hereof, will be) complete and accurate, except where the failure to so file or for such returns to be complete and accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Payments. All material Taxes that are required to be paid by Total or its Subsidiaries (including all Taxes in connection with transactions related to the agreement by and among Total Research Acquisitions Limited, GfK Marketing Services Limited and Total Research Corporation for the Sale and Purchase of Romtec plc), either (i) have been fully paid or (ii) are adequately reflected as a liability on Total's or its Subsidiaries' books and records, except for where the failure to fully pay such taxes or reflect them as a liability on Total's or its Subsidiaries' books has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. All Taxes required to be collected or withheld from third parties by Total or its Subsidiaries have been collected or withheld and paid over to the appropriate Governmental Entity, except where the failure to collect or withhold such Taxes from third parties or to pay over such Taxes has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Taxes Not Yet Due. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Total and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements, except where the failure to make such accruals has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Waivers of Statutes of Limitation. Except as set forth on Section
4.14.4 of the Total Disclosure Schedule, neither Total nor any of its Subsidiaries has waived any statute of limitations, or agreed to any extension of time, (i) with respect to U.S. federal income Taxes or (ii) where the payment of the relevant state or foreign Taxes has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total with respect to such state or foreign Taxes.

         Audits. Except as set forth on Section 4.14.5 of the Total Disclosure Schedule, as of this date, there are no pending or, to the knowledge of Total, threatened audits, examinations, investigations or other proceedings in respect of Taxes of Total or its Subsidiaries and there are not any unresolved questions or claims concerning Total's or any of its Subsidiaries' Tax liability that (i) were raised by any taxing authority in a communication to Total or any Subsidiary and (ii) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total, after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Total SEC Documents filed prior to the date hereof.

         Section 355. Neither Total nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code since the effective date of
Section 355(e) of the Code.

         Real Property Interests. Section 4.15 of the Total Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Total and its Subsidiaries. Each of Total and its Subsidiaries respectively has good and marketable title to each of its owned real properties free and clear of Liens except for Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. All of the leases, subleases, and similar agreements pursuant to which Total and its Subsidiaries have the right to use and occupy any real property are in full force and effect, except for such failures as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Insurance. The insurance policies of Total and its Subsidiaries are of a scope and provide coverage consistent with prudent and customary practice of comparable businesses.

         Absence Of Questionable Payments. Since July 1, 1998, neither Total or any of its Subsidiaries nor, to Total's knowledge, any director, officer, agent, employee or other person acting on behalf of Total or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Total or any of its Subsidiaries nor, to Total's knowledge, any director, officer, agent, employee or other Person acting on behalf of Total or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         Intellectual Property.

         Adequate Rights. Total and its Subsidiaries own or possess, in all material respects, adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property used or held for use in connection with the business of Total and its Subsidiaries as currently conducted or as contemplated to be conducted, in each case except for such failures that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         No Infringement; Claims. The use of any Intellectual Property by Total and its Subsidiaries does not infringe on, or otherwise violate the rights of any Person and is in accordance with each applicable license pursuant to which Total or any of its Subsidiaries acquired the right to use such Intellectual Property, in each case except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Total. Neither Total nor any of its Subsidiaries has received any written notice of any assertion, challenge, or claim with respect to any Intellectual Property used by Total or any of its Subsidiaries, in each case except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Total and/or each of its Subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications, Internet domain names and licenses, except where failure to so protect or maintain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Total.

         Protection of Confidentiality; Employees

Total and its Subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of the Intellectual Property owned or used by Total or any of its Subsidiaries. All officers, employees and consultants of Total having access to or developing any Intellectual Property of Total and any of its Subsidiaries have an agreement with Total or such Subsidiary regarding the protection of proprietary information and the license or assignment of any Intellectual Property to Total or such Subsidiary arising from the services performed by such Persons, and such Intellectual Property is licensed or assigned to Total or such Subsidiary, or are works made-for-hire, and Total or such Subsidiary is the author and owner of all such rights under the Copyright Act of 1976, as amended. No current or prior officers, employees, or consultants of Total or any of its Subsidiaries claims or have a right to claim an ownership interest in any Intellectual Property as a result of having been involved in the development or licensing of any such property while employed by or consulting to Total or any of its Subsidiaries.

         Certain Intellectual Property. Without limiting the representations and warranties contained in this Section 4.18 regarding the Intellectual Property owned or used by Total and its Subsidiaries, except as had not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total, Total additionally represents and warrants with regard to certain Intellectual Property, that Total or any of its Subsidiaries own all right, title, and interest in and to the name and mark Total Research and as used in the business of Total or its Subsidiaries in connection with the goods and services offered under such name and mark in the United States, except as had not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Interested Party Transactions.

Except as set forth in Section 4.19 of the Total Disclosure Schedule or the Total SEC Documents filed prior to the date hereof, or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since Total's proxy statement dated November 7, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         Opinion of Financial Advisor. Howard, Lawson and Company has delivered to the Total Board its opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Total Shares from a financial point of view, a copy of which has been furnished to Harris.

         Brokers. No broker, finder or investment banker (other than Howard, Lawson and Company, a true, correct and complete copy of whose engagement agreement has been provided to Harris) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Total or any of its Subsidiaries or affiliates.

         Tax Treatment. Neither Total nor any of its Subsidiaries or affiliates has taken or agreed to take any action, or after consultation with Ernst & Young, its independent auditors, is aware of any fact or circumstance relating to Total or any of its Subsidiaries, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Takeover Statutes. Assuming the accuracy of Harris' representations and warranties in Section 5.22, the provisions of Section 203 of the Corporation Law will not apply to the Merger.

         European Subsidiaries. Section 4.24 of the Total Disclosure Schedule sets forth each Material Agreement to which any Total Subsidiary is a party. There is no default under any such Material Agreement by any Total Subsidiary or, to such Subsidiary's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any Total Subsidiary or, to any Total Subsidiary's knowledge, any other party, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total. No party to any such Material Agreement has given notice to any Total Subsidiary of or made a claim against any Total Subsidiary with respect to any breach or default thereunder, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Total.

         Voting Agreements. Total has delivered to Harris Voting Agreements executed by the holders of approximately at least 20% of the outstanding Total Shares with respect to the Merger in form and substance satisfactory to Harris.

         REPRESENTATIONS AND WARRANTIES OF HARRIS AND MERGER SUB

Harris hereby represents and warrants to Total as follows:

         Capitalization Of Harris And Its Subsidiaries.

         Capitalization of Harris. The authorized capital stock of Harris consists of (i) 100,000,000 shares of common stock par value $.001 per share, of which 34,439,003 common shares were issued and outstanding as of August 3, 2001, and none of which common shares were issued and held in the treasury of Harris, and (ii) 5,000,000 of preferred stock par value $.01 per share, none of which preferred shares were issued and outstanding as of August 3, 2001, and none of which preferred shares were issued and held in the treasury of Harris. In addition, 3,801,284 shares of Harris common stock were subject to outstanding options issued pursuant to the Incentive Plan, options with respect to an additional 1,433,250 shares of Harris common stock were authorized but not yet issued under the Incentive Plan, 67,659 shares of Harris common stock were subject to outstanding warrants, and an aggregate of 5,302,193 shares were reserved for issuance upon exercise of such outstanding options and warrants and such authorized, but not yet issued, options. All the outstanding Harris Shares are, and the shares issuable upon the exercise of outstanding options and warrants described in this Section 5.1.1 will be, when issued in accordance with the terms thereof, and all Harris Shares to be issued as part of the Merger Consideration or upon exercise of any of the Assumed Stock Options will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Since August 3, 2001, there have been no issuances of shares of the capital stock or other securities of Harris and of options, warrants and rights with respect to shares of Harris common stock or other securities of Harris. Except as set forth above, as set forth in Section
5.1.1 of the Harris Disclosure Schedule, and for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of Harris authorized, issued or outstanding, (ii) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of Harris obligating Harris to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in Harris or securities convertible into or exchangeable for such shares or equity interests, or obligating Harris to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of Harris to repurchase, redeem or otherwise acquire any shares or other capital stock of Harris, or to make any payments based on the market price or value of shares or other capital stock of Harris, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary and usual course of business consistent with past practice.

         Capitalization of Subsidiaries. The authorized capital stock of each Subsidiary of Harris, including Merger Sub, is disclosed in Section 5.1.2 of the Harris Disclosure Schedule, including (i) the types of authorized shares, (ii) number of shares issued and outstanding as of August 3, 2001, (iii) number of shares issued and held in the Treasury of any such Subsidiary, and (iv) a listing of the holders of all outstanding shares together with the number of shares owned by each. There are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of any Subsidiary of Harris obligating Harris or such Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in such Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating such Subsidiary or Harris to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of any Subsidiary of Harris or Harris to repurchase, redeem or otherwise acquire any shares or other capital stock of any Subsidiary of Harris, or to make any payments based on the market price or value of shares or other capital stock of any Subsidiary of Harris, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary and usual course of business consistent with past practice. All of the outstanding shares of each Subsidiary of Harris are duly authorized, validly issued, fully paid and non-assessable. Since August 3, 2001, there have been no issuances of shares of the capital stock or other securities of any Subsidiary of Harris or of options, warrants and rights with respect to shares or other securities of any Subsidiary of Harris.

         No Liens on Interests in Subsidiaries. All of the outstanding capital stock of each Subsidiary of Harris is owned by Harris, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), and there are no irrevocable proxies with respect to such capital stock.

         Organization And Qualification; Subsidiaries.

         Existence, Power, and Qualification. Each of Harris and its Subsidiaries (i) is a corporation or legal entity duly organized, validly existing and in good standing (to the extent the concept of good standing exists in the applicable jurisdiction) under the Laws of the jurisdiction of its incorporation and (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Harris to be conducted, except when the failure to be duly organized, validly existing and in good standing or to have such power and authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. Each of

Harris and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Subsidiaries. Section 5.2.2 of the Harris Disclosure Schedule sets forth a list of all Subsidiaries of Harris, and except as set forth therein Harris does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other Person or any other investment in any other Person.

         Copies of Documents. Harris has heretofore made available to Total (i) accurate and complete copies of the Organizational Documents, as currently in effect, of each of Harris and its Subsidiaries, and (ii) accurate and complete copies of all minutes of proceedings of the Harris Board and those of its Subsidiaries, and of the committees of the Harris Board and its Subsidiaries.

         Authority Relative to This Agreement.

         Power. Each of Harris and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

         Corporate Proceedings; Enforceability. The Harris Board and the Merger Sub Board, by votes at meetings duly called and held, have (i) duly and validly authorized the execution, delivery and performance of this Agreement, (ii) approved the consummation of the transactions contemplated hereby, including the Merger (within the meaning of Section 251 of the Corporation Law) contained within this Agreement, and (iii) taken all corporate actions required to be taken by the Harris Board or the Merger Sub Board for the consummation of the transactions contemplated hereby. In addition, the Harris Board by vote at a meeting duly called and held has approved the Board Expansion. The Harris Board and the Merger Sub Board have determined that such transactions are advisable and fair to, and in the best interests of, Harris, Merger Sub and their stockholders. No other corporate proceedings on the part of Harris or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than as described in Section 5.3.4.

         Enforceability. This Agreement has been duly and validly executed and delivered by Harris and Merger Sub and, assuming the due authorization, execution and delivery by Total, constitutes a valid, legal and binding agreement of Harris and Merger Sub, enforceable against them in accordance with its terms.

         Stockholder Action. Harris, as the sole stockholder of Merger Sub, has approved and adopted this Agreement. The Harris Board has, as of the date hereof, resolved to recommend that the stockholders of Harris adopt this Agreement and has directed that this Agreement be submitted to the stockholders of Harris for their adoption at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the outstanding common stock of Harris, as of the record date for the Harris Stockholders Meeting (the "Required Harris Vote") is the only vote of the holders of any class or series of capital stock of Harris necessary to adopt this Agreement and is the only vote of such holders required by Law, the Organizational Documents of Harris or otherwise to consummate the transactions contemplated hereby.

         Filings with SEC; Financial Statements.

         SEC Filings. Harris has filed all required reports, schedules, forms, statements and other documents with the SEC since July 1, 1998 (such documents, together with any documents filed during such period by Harris with the SEC on a voluntary basis the "Harris SEC Documents"). As of their respective dates, the Harris SEC Documents (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Harris SEC Documents and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Harris Financial Statements. The financial statements of Harris included in the Harris SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Harris and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that do not reflect a Material Adverse Effect).

         No Undisclosed Liabilities. Except as set forth in the Harris SEC Documents filed prior to the date hereof, and except for such liabilities and obligations that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Harris, neither Harris nor any of its Subsidiaries has any liabilities whether or not accrued, contingent, and whether or not required to be recorded or reflected on a balance sheet under GAAP, and there is no condition, as of the date hereof, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation.

         Material Agreements. Section 5.6 of the Harris Disclosure Schedule sets forth each Material Agreement with a customer or supplier of Harris and its Subsidiaries which involve payments or receipts by such Person or any of its Subsidiaries of at least $500,000 over the term of each such Material Agreement. Each Material Agreement of Harris constitutes a valid and legally binding obligation of Harris or its Subsidiaries, and to the knowledge of Harris and its Subsidiaries, a valid and legally binding obligation of each other party thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect, in each case except for such failures that have not had, and would not be reasonably expected to have, a Material Adverse Effect on Harris. There is no default under any Material Agreement either by Harris or its Subsidiaries or, to Harris or its Subsidiaries' knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Harris or its Subsidiaries or, to Harris' or its Subsidiaries' knowledge, any other party, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. No party to any such Material Agreement has given notice to Harris or its Subsidiaries of or made a claim against Harris or its Subsidiaries with respect to any breach or default thereunder, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Absence Of Changes. Except as and to the extent disclosed in the Harris SEC Documents filed prior to the date hereof and as set forth in Section 5.7 of the Harris Disclosure Schedule, since the Balance Sheet Date, Harris and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

         Material Adverse Developments. Any event, occurrence or development (including, for the purpose of clarity, any audit adjustment covering periods prior to the Balance Sheet Date) which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris;

         Distributions. Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Harris, or any repurchase, redemption or other acquisition by Harris or any Subsidiary of any securities of Harris or of any of its Subsidiaries;

         Amendments. Any amendment of (or agreement to amend) any term of any outstanding equity securities of Harris or any Subsidiary;

         Debt and Guarantees. (i) Any incurrence or assumption (or agreement to incur or assume) by Harris or any Subsidiary of any indebtedness for borrowed money other than in the ordinary and usual course of business consistent with past practice or (ii) any guarantee, endorsement or other incurrence or assumption of (or agreement to guarantee, endorse, incur or assume) any material liability (whether directly, contingently or otherwise) by Harris or any Subsidiary for the obligations of any other Person (other than any Subsidiary of Harris), other than in the ordinary and usual course of business consistent with past practice;

         Liens. Any creation or assumption by Harris or any Subsidiary of any Lien on any material asset of Harris or any Subsidiary other than in the ordinary and usual course of business consistent with past practice;

         Loans and Contributions. Any making of any loan, advance or capital contribution to or investment in any Person by Harris or any Subsidiary other than (i) loans, advances or capital contributions to or investments in wholly owned Subsidiaries of Harris or (ii) loans or advances to employees of Harris or any Subsidiary made in the ordinary and usual course of business consistent with past practice;

         Material Agreements. (i) Any making of any Material Agreement by Harris or any Subsidiary except transactions, commitments, contracts or agreements with clients and customers for the performance of services in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement, (ii) any modification, amendment, assignment, termination or relinquishment by Harris or any Subsidiary of any Material Agreement or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris, (iii) any default under any Material Agreement by Harris or any of its Subsidiaries or, to Harris' or any of its Subsidiaries' knowledge, by any other party thereto, or event that with the lapse of time or the giving of notice or both would constitute a default thereunder by Harris or any of its Subsidiaries, or, to Harris' or any of its Subsidiaries' knowledge, any other party, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris, or (iv) any notice given by or claim made by any party to any such Material Agreement of Harris or any of its Subsidiaries with respect to any breach or default thereunder, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris

         Accounting Changes. Any material change in any method of accounting or accounting principles or practice by Harris or any Subsidiary, except for any such change required by reason of a change in GAAP or applicable Law; or

         Executives. Any (i) grant of any severance or termination pay to any Executive of Harris or its Subsidiaries, (ii) entering into of any written employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) with any Executive of Harris or its Subsidiaries, (iii) increase in benefits payable to any Executive of Harris or its Subsidiaries under any existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable to any Executive of Harris or any of its Subsidiaries.

         Information Supplied. None of the information supplied or to be supplied by Harris for inclusion or incorporation by reference in (i) the S-4 at the time the S-4 is filed with the SEC, at the time it is amended or supplemented, and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement/Prospectus will, at the date mailed to the stockholders of Harris, at the date mailed to the stockholders of Total, and at the time of each of the Stockholder Meetings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the votes at the Stockholder Meetings, any event with respect to Harris, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement/Prospectus, Harris shall promptly so advise Total and such event shall be so described, and such amendment or supplement (which Total shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Harris. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation is made in this Section 5.8 as to information provided by Total for inclusion in the S-4 or the Joint Proxy Statement/Prospectus.

         Consents and Approvals. Except for the Approvals, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Harris of this Agreement or the consummation by Harris of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         No Violation.

         Violations Related to Transaction. Neither the execution, delivery and performance of this Agreement by Harris or Merger Sub nor the consummation by Harris or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Organizational Documents of Harris or any of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the loss of any material benefit, or the creation of any Lien under, any of the terms, conditions or provisions of any Material Agreement of Harris or (iii) (assuming receipt of all Approvals) violate any Law applicable to Harris or any of its Subsidiaries or any of their respective properties or assets, except, in the case of (ii) or (iii), for violations, breaches or defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Violations Related to Documents and Agreements. Except for violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Harris, neither Harris nor any of its Subsidiaries is in violation in any material respect of any term of (i) its Organizational Documents, or (ii) any Material Agreement to which it is a party or by which it is bound.

         Violations Related to Law. The businesses of Harris and its Subsidiaries are not being conducted in violation of any Law applicable to Harris or its Subsidiaries, except for violations which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. To Harris's knowledge, no investigation or review by any Governmental Entity with respect to Harris or its Subsidiaries is pending or threatened, nor, to Harris's knowledge, has any Governmental Entity indicated an intention to conduct the same except for such investigations and reviews which have not had and would not be reasonably expected to have individually or in the aggregate, a Material Adverse Effect on Harris.

         Compliance With Environmental Laws. (i) Each of Harris and its Subsidiaries are, and at all times have been in material compliance with all Environmental Laws; each of Harris and it Subsidiaries have obtained, and each of them is in material compliance with all Environmental Permits required of the business of Harris and each of its Subsidiaries, or required of any real property owned, leased or operated by any of them, (ii) neither Harris nor its Subsidiaries is subject to any pending or threatened Environmental Claim which would give rise to a Material Adverse Effect, (iii) there are no facts, conditions or circumstances related to the business of Harris or any of its Subsidiaries, or to any real property currently or formerly owned, operated or leased by any of them which could give rise to any material obligation under Environmental Law to investigate, remediate or clean up, or to pay for the costs of any investigation, remediation or cleanup of any hazardous substances, and
(iv) neither Harris nor its Subsidiaries have transported, disposed of, or arranged for the transportation or disposal of any hazardous substances at any site which is subject to, or has been proposed for, an investigation or clean up under applicable Environmental Laws.

         Franchises; Permits. Harris and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses ("Harris Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. Harris and its Subsidiaries are in compliance with the terms of Harris Permits, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Litigation; Claims. Except as and to the extent disclosed in the Harris SEC Documents filed prior to the date hereof, or as set forth in Section 5.11 of the Harris Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to Harris's knowledge, threatened, against Harris or any of its Subsidiaries or any of their respective properties or assets which
(i)
involves a claim in excess of $100,000 which is not fully covered by insurance, or (ii) has had, or if decided adversely to Harris would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. Except as and to the extent disclosed in the Harris SEC Documents filed prior to the date hereof, none of Harris and its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. There are no complaints, charges or claims against Harris or any of its Subsidiaries or, to the knowledge of Harris, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment by Harris or any of its Subsidiaries of any individual, including any claim relating to employment discrimination, equal pay, employee safety and health, wages and hours or workers' compensation and neither Harris nor any of its Subsidiaries has violated any Law respecting such matter, in each case except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Employee Benefit Plans; ERISA.

         Benefit Plan Documents. Section 5.12.1 of the Harris Disclosure Schedule sets forth a true and complete list of each Harris Benefit Plan. With respect to each of the Harris Benefit Plans, Harris has made available to Total true and complete copies of each of the following documents: (i) the Harris Benefit Plan and related documents (including all amendments thereto), (ii) the most recent annual reports and financial statements, if any, (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA, if any, and (iv) the most recent determination letter received from the IRS with respect to each Harris Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

         No Change in Harris Benefit Plans. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris, since the Balance Sheet Date (i) neither Harris nor any of its Subsidiaries has made any plan or commitment, whether legally binding or not, to create any additional Harris Benefit Plan or modify or change any existing Harris Benefit Plan that would materially increase the benefits provided to any employee or former employee, consultant or director of Harris or any Subsidiary thereof and (ii) there has been no material change, amendment, modification to, or adoption of, any Harris Benefit Plan.

         Title IV of ERISA. No Harris Benefit Plan is subject to Title IV of ERISA.

         Prohibited Transactions. Neither Harris nor any of its Subsidiaries has incurred either directly or indirectly (including as a result of an indemnification obligation), any liability under (i) any foreign law or regulation relating to employee benefit plans, (ii) Section 406, 409, 502(i), or 502(l) of ERISA, or (iii) Section 4975 of the Code, or under any agreement, instrument, statute, rule or legal requirement pursuant to or under which Harris or any of its Subsidiaries or any Harris Benefit Plan has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such legal requirement), except for any such liability which has not had, and would not reasonably be expected to have, a Material Adverse Effect on Harris, and to the knowledge of Harris, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such liability to Harris, any of its Subsidiaries or to the Surviving Corporation, except for any such liability which has not had, and would not reasonably be expected to have, a Material Adverse Effect on Harris.

         No Multi-Employer Plans. None of the Harris Benefit Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer plan" (within the meaning of Section 413(c) of the Code), a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

         Determination Letters. A favorable determination letter has been issued by the Internal Revenue Service or the appropriate foreign Governmental Entity, as applicable, with respect to the each of the Harris Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code or under any law or regulation of any foreign jurisdiction or regulatory agency, respectively, and neither the consummation of the transaction contemplated hereby nor any other event or circumstance since the date of such letter has adversely affected or is reasonably expected to adversely affect such qualification or exemption. Each of the Harris Benefit Plans has been operated and administered in accordance with its terms and applicable laws, including but not limited to ERISA and the Code, except for such non-compliance which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. To the knowledge of Harris, no circumstances exist for which it would be prudent for Harris to undertake remediation efforts with respect to any Harris Benefit Plan pursuant to the Internal Revenue Service Employee Plans Compliance Resolution System or any similar program sponsored by the Internal Revenue Service or the Department of Labor.

         Actions Related to Benefit Plans. There are no actions, suits or claims pending, or, to the knowledge of Harris, threatened or anticipated (other than routine claims for benefits) against any Harris Benefit Plan, the assets of any Harris Benefit Plan or against Harris or any ERISA Affiliate of Harris with respect to any Harris Benefit Plan. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against or in favor of any Harris Benefit Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of Harris, threatened audits, examinations or investigations by any Governmental Entity involving any Harris Benefit Plan.

         Applicable Reports. There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents, and notices regarding any of the Harris Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or other documents to the participants or beneficiaries of such Harris Benefit Plans which, in either case, could result in a liability that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation.

         Effect of Transactions. Except for any such event which would not reasonably be expected to have a Material Adverse Effect on Harris, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, consultant, or director of Harris or any ERISA Affiliate of Harris to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee, consultant, or director, (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee, consultant, or director, (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered), (v) cause any compensation to fail to be deductible under
Section 162(m), or any other provision of the Code or any similar foreign law or regulation, (vi) result in a "change in control" or the occurrence of any other event specified in the Harris Benefit Plans which would entitle any Person to any payment thereunder, or (vii) result in any event described in Section 4062(e) of ERISA.

         Key Employees. Except as set forth in Section 5.13 of the Harris Disclosure Schedule or disclosed in the Harris SEC Documents filed prior to the date hereof, Harris is not aware that any Person has left employment since the Balance Sheet Date, or intends to leave employment, with Harris or any of its Subsidiaries, whose departure would have or could reasonably be expected to have a Material Adverse Effect on Harris.

         Taxes.

         Returns. All income Tax Returns and all material other Tax Returns required to be filed by Harris or its Subsidiaries on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions and all such Tax Returns are (or, as to Tax Returns not filed on the date hereof, will be) complete and accurate, except where the failure to so file or for such returns to be complete and accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Payments. All material Taxes that are required to be paid by Harris or its Subsidiaries, either (i) have been fully paid, or (ii) are adequately reflected as a liability on Harris's or its Subsidiaries' books and records, except for where the failure to fully pay such taxes or reflect them as a liability on Harris's or its Subsidiaries' books has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. All Taxes required to be collected or withheld from third parties by Harris or its Subsidiaries have been collected or withheld and paid over to the appropriate Government Entity, except where the failure to collect or withhold such Taxes from third parties or to pay over such Taxes has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Taxes Not Yet Due. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Harris and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements, except where the failure to make such accruals has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         Waivers of Statutes of Limitation. Neither Harris nor any of its Subsidiaries has waived any statute of limitations, or agreed to any extension of time, (i) with respect to U.S. federal income Taxes, or (ii) where the payment of the relevant state or foreign Taxes has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris with respect to such state or foreign Taxes.

         Audits.As of the date of this Agreement, there are no pending or, to the knowledge of Harris, threatened audits, examinations, investigations or other proceedings in respect of Taxes of Harris or its Subsidiaries and there are not any unresolved questions or claims concerning Harris's or any of its Subsidiaries' Tax liability that (i) were raised by any taxing authority in a communication to Harris or any Subsidiary, and (ii) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris, after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in Harris SEC Documents filed prior to the date hereof.

         Section 355. Neither Harris nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the

Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

         Real Property Interests. Section 5.15 of the Harris Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Harris and its Subsidiaries. Each of Harris and its Subsidiaries respectively has good and marketable title to each of its owned real properties free and clear of Liens except for Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. All of the leases, subleases, and similar agreements pursuant to which Harris and its Subsidiaries have the right to use and occupy any real property are in full force and effect, except for such failures as have not had, and would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect on Harris.

         Insurance. The insurance policies of Harris and its Subsidiaries are of a scope and provide coverage consistent with prudent and customary practice of comparable businesses.

         Absence Of Questionable Payments. Since July 1, 1998, neither Harris or any of its Subsidiaries nor, to Harris's knowledge, any director, officer, agent, employee or other person acting on behalf of Harris or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Harris or any of its Subsidiaries nor, to Harris's knowledge, any director, officer, agent, employee or other person acting on behalf of Harris or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

         Intellectual Property.

         Adequate Rights. Harris and its Subsidiaries own or possess, in all material respects, adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property used or held for use in connection with the business of Harris and its Subsidiaries as currently conducted, or except as set forth in Section 5.18.1 of the Harris Disclosure Schedule, as contemplated to be conducted, in each case except for such failures that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

         No Infringement; Claims. The use of any Intellectual Property by Harris and its Subsidiaries does not infringe on, or otherwise violate the rights of any Person and is in accordance with each applicable license pursuant to which Harris or any of its Subsidiaries acquired the right to use such Intellectual Property, in each case except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Harris. Neither Harris nor any of its Subsidiaries has received any notice (written or otherwise) of any assertion, challenge, or claim with respect to any Intellectual Property used by Harris or any of its Subsidiaries, in each case except as has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Harris.

        Harris and/or each of its Subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications, Internet domain names and licenses, except where failure to so protect or maintain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Harris.

         Protection of Confidentiality; Employees. Harris and its Subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of the Intellectual Property owned or used by Harris or any of its Subsidiaries. All officers, employees and consultants of Harris having access to or developing any Intellectual Property of Harris and any of its Subsidiaries have an agreement with Harris or such Subsidiary regarding the protection of proprietary information and the license or assignment of any Intellectual Property to Harris or such Subsidiary arising from the services performed by such Persons, and such Intellectual Property is licensed or assigned to Harris or such Subsidiary, or are works made-for-hire, and Harris or such Subsidiary is the author and owner of all such rights under the Copyright Act of 1976, as amended. No current or prior officers, employees, or consultants of Harris or any of its Subsidiaries claims or have a right to claim an ownership interest in any Intellectual Property as a result of having been involved in the development or licensing of any such property while employed by or consulting to Harris or any of its Subsidiaries.

         Certain Intellectual Property. Without limiting the representations and warranties contained in this Section 5.18 regarding the Intellectual Property owned or used by Harris and its Subsidiaries, Harris makes the following additional representations and warranties with regard to certain Intellectual Property except in each case as had not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on
Harris:

         (a) Neither Harris nor any of its Subsidiaries use or license, or have used or licensed, or plan to use or license, the method and system for conducting surveys over the Internet claimed by U.S. Patent No. 6,070,145 owned by NPD Group, Inc., and no Intellectual Property owned or used by Harris or any of its Subsidiaries now or in the past infringes upon such Patent.

         (b) Harris or any of its Subsidiaries own all right, title, and interest in and to the name and marks Harris Poll, Harris Online, Harris Poll Online, Harris Interactive, and Harris Poll Interactive as used in the business of Harris or its Subsidiaries in connection with the goods and services offered under such names and marks in the locations of such offering, except for those countries identified in the Schedule to the Trade Mark License Agreement between Harris and Taylor Nelson Sofres plc, dated February 1, 2000.

         (c) The Trade Mark License Agreement between Harris and Taylor Nelson Sofres plc, dated February 1, 2000, is in full force and effect and neither Harris nor any of its Subsidiaries has received any notice or claim that the TNS License has been breached or is subject to termination. To the knowledge of Harris there are no sublicenses or affiliate agreements, or comparable agreements, granted by Harris or any of its Subsidiaries, that would support such a notice or claim.

         Interested Party Transactions. Except as set forth in the Harris SEC Documents filed prior to the date hereof, or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since Harris' proxy statement dated September 28, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         Opinion of Financial Advisor. U.S. Bancorp Piper Jaffray, Inc. has delivered to the Harris Board its opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Harris common stock from a financial point of view, a copy of which has been furnished to Total.

         Brokers. No broker, finder or investment banker (other than U.S. Bancorp Piper Jaffray, Inc., a true, correct and complete copy of whose engagement agreement has been provided to

Total) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Harris or any of its Subsidiaries or affiliates.

         Tax Treatment. Neither Harris nor any of its Subsidiaries or affiliates has taken or agreed to take any action, or after consultation with PricewaterhouseCoopers LLP, its independent auditors, is aware of any fact or circumstance relating to Harris or any of its Subsidiaries, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Takeover Statutes. The Harris Board has approved, for purposes of
Section 203 of the Corporation Law, the Merger. Other than by reason of this Agreement or the transactions contemplated hereby, neither Harris nor any of its affiliates is, or has been, during the past three years an "interested stockholder" of Total, as that term is defined in Section 203 of the Corporation Law. Harris has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the requirements of any applicable "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations of any state.

         Voting Agreements.

Harris has delivered to Total Voting Agreements executed by the holders of at least 53% of the outstanding Harris Shares with respect to the Merger in form and substance satisfactory to Total.

         Employment Agreement. Contemporaneously herewith, Harris has entered into an employment agreement with Albert Angrisani, the effectiveness of which agreement is conditioned upon the Merger becoming effective.

         COVENANTS OF TOTAL

         Conduct Of Business Of Total.During the period from the date of this Agreement through and including the Effective Time, except as specifically contemplated by this Agreement or as set forth in Section 6.1 of the Total Disclosure Schedule, (i) Total shall consult with the Integration Committee regarding any matter covered by subsections 6.1.6 through 6.1.10 (inclusive), 6.1.11(ii) and (iii), 6.1.12, 6.1.14 through 6.1.17 (inclusive), 6.1.20, and
6.1.21(i) to the extent that it relates to another subsection enumerated in this subclause (i), and shall comply with such subsections unless otherwise consented to or approved in writing by Harris (which consent or approval shall not be unreasonably withheld), and (ii) Total shall comply with subsections 6.1.1 through 6.1.5 (inclusive), 6.1.11(i), 6.1.13, 6.1.18, 6.1.19, 6.1.21(i) to the
extent that it relates to another subsection enumerated in this subclause (ii), and 6.1.21(ii) unless otherwise consented to or approved in writing by Harris:

         Ordinary Course. The business of Total and each of its Subsidiaries shall be conducted only in, and Total and each of its Subsidiaries shall not take any action except in, the ordinary and usual course of business consistent with past practice.

         Organizational Documents. Neither Total nor any of its Subsidiaries shall make or propose any change or amendment in its Organizational Documents.

         Securities. Neither Total nor any of its Subsidiaries shall (i) issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any of its other securities or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or enter into any arrangement involving stock appreciation rights or the like, or enter into any arrangement or contract with respect to the purchase or voting of shares of its capital stock or adjust, split, combine or reclassify any of its securities, or make any other changes in its capital structure; provided, however, that Total may issue shares of its common stock pursuant to the terms of vested and exercisable Stock Options or (ii) except as contemplated by Sections 3.3 and 6.1.7, amend, waive or otherwise modify any of the terms of the Stock Option Plan or any Stock Option.

         Distributions. Total shall not declare, pay or make any dividend or other distribution or payment with respect to, or purchase, redeem or otherwise acquire, any shares of its capital stock (except to the extent necessary to meet minimum tax withholding obligations in connection with the exercise of any Stock Options) or otherwise make any payments to stockholders in their capacity as stockholders.

         Relationships. Total shall, and shall cause each of its Subsidiaries to, use all reasonable commercial efforts to preserve intact the business organization of Total and each of its Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the relationships and good will of customers, suppliers, and others having business relationships with it and its Subsidiaries such that there shall be no impairment in their ongoing businesses that has a Material Adverse Effect.

         Severance; Employment Agreements. Except as set forth in Section 6.1.6 of the Total Disclosure Schedule, and except as may be required by applicable Law, neither Total nor any of its Subsidiaries shall take any action with respect to (i) the grant of any severance or termination pay (otherwise than pursuant to written plans or agreements of Total or any of its Subsidiaries in effect on the date hereof and made available to Harris prior to the date hereof, or past severance practices set forth in Section 6.1.6 of the Total Disclosure Schedule), (ii) any increase of benefits payable under such written plans and agreements providing for severance or termination pay in effect on the date hereof, or (iii) the creation of any employment or consulting agreement or the like, except for new hire employees or consultants in the ordinary and usual course of business consistent with past practice whose annual salary does not exceed $100,000 and whose severance does not exceed six (6) months' base salary.

         Compensation. Neither Total nor any of its Subsidiaries shall (except for salary increases or other employee benefit arrangements in the ordinary and usual course of business consistent with past practice that do not result in a material increase in benefits or compensation expense to Total or any Subsidiary) (i) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee, (ii) increase in any manner the compensation or fringe benefits of any employee, or (iii) pay or grant any benefit not required by any existing plan or arrangement.

         Indebtedness; Guarantees; Liens. Except with respect to transactions between and among Total and any of its Subsidiaries or the endorsement of negotiable instruments in the ordinary and usual course of its business consistent with past practice, neither Total nor any of its Subsidiaries (i) shall incur, assume, or guarantee any indebtedness for money borrowed, (ii) pledge any of the capital stock of any Subsidiary, or (iii) create or allow to be created or suffer to exist any material Lien upon any of their material assets, whether tangible or intangible other than Liens outstanding on the date hereof or pursuant to an agreement in effect on the date hereof.

         Discharge of Liabilities. Except as set forth in Section 6.1.9 of the Total Disclosure Schedule, Total shall not and shall not permit any Subsidiary to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice, pursuant to contractual arrangements existing as of the date hereof or as required by Law.

         Disposition of Assets. Except in the ordinary and usual course of business consistent with past practice or in the case of obsolete or redundant assets, or those requiring replacement, Total shall not and shall not permit any Subsidiary to sell, lease or otherwise dispose of any of its material assets.

         Acquisitions; Material Agreements. Except as permitted by this Agreement, neither Total nor any of its Subsidiaries shall (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any Person or any equity interest therein, (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any of the Material Agreements, or (iii) authorize any new capital expenditure or expenditures which, individually or in the aggregate, are, or would reasonably be expected to be material to Total.

         Accounting Practices; Revaluation of Assets. Except as may be required as a result of a change in Law or in GAAP, neither Total nor any of its Subsidiaries shall change any of the accounting principles or practices used by it, or revalue in any material respect any of its assets, including, without limitation, writing down revenues or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP.

         Liquidation. Total shall not and shall not permit any of its Subsidiaries to authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Total or any of its Subsidiaries.

         Tax Liabilities. Total shall not and shall not permit any of its Subsidiaries to make any material tax elections or settle or compromise any material income tax liability.

         Waivers of Rights; Prepayments. Other than in the ordinary and usual course of business consistent with past practice, Total shall not and shall not permit any of its Subsidiaries to waive any material rights or make any payment, direct or indirect, of any material liability of Total or any of the Subsidiaries before the same comes due in accordance with its terms.

         Insurance. Total shall not and shall not permit any of its Subsidiaries to fail to maintain its existing material insurance coverage in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies that, in all material respects, are in at least such amounts and against such risks as are currently covered by such policies.

         Labor Agreements. Total shall not and shall not permit any of its Subsidiaries to enter into any new collective bargaining agreement or any successor collective bargaining agreement.

         Settlements. Except as set forth in Section 6.1.18 of the Total Disclosure Schedule, neither Total nor any of its Subsidiaries shall settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby, or settle or compromise any other pending or threatened suit, action or claim in any manner that has a Material Adverse Effect.

         Hindrance of Tax Free Merger. Neither Total nor any of its Subsidiaries shall take any action (including any action otherwise permitted by this Section 6.1) that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         Non-Competition. Neither Total nor any of its Subsidiaries shall enter into any agreement or arrangement that limits or otherwise restricts Total or any of its Subsidiaries or any successor thereto or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area.

         Other Agreements and Actions. Except as provided in this Section 6.1, neither Total nor any of its Subsidiaries shall take, propose to take, or agree in writing or otherwise to take, (i) any of the actions described in Sections
6.1.1 through 6.1.20 or, (ii) subject to the terms hereof, any action which would be reasonably likely to result in any of the conditions to the Merger set forth in Section 9 hereof not being satisfied.

         Access to Information. Between the date hereof and the Effective Time, Total will give Harris and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices, and other facilities and to all books and records of Total and its Subsidiaries, and will cause Total's officers and those of its Subsidiaries to furnish Harris with such financial and operating data and other information with respect to the business, properties and personnel of Total and its Subsidiaries as Harris may from time to time reasonably request, provided that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify any of the representations or warranties made by Total in this Agreement.

         Financial Statements. Between the date hereof and the Effective Time, Total shall furnish to Harris, (i) concurrently with the delivery thereof to management, such monthly financial statements and data as Harris may reasonably request and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for Total's SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of Total.

         No Solicitation.

         (a) Total shall not, nor will Total permit any of its Subsidiaries to, nor will Total authorize or permit any officer, director, employee, or any investment banker, attorney, accountant or other advisor or representative of Total or any of its Subsidiaries to, directly or indirectly, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Total or any of its Subsidiaries that if consummated would constitute a Total Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as a "Total Takeover Proposal"). Nothing contained in this Agreement shall prevent the Total Board at any time prior to the time at which the Required Total Vote shall have been obtained at the Total Stockholders Meeting (or at any adjournment or postponement thereof) (the "Required Total Vote Time") from (i) furnishing information to a Non-Harris Third Party (as defined below) which has made a bona fide Total Takeover Proposal that is a Superior Total Proposal (as defined below) not solicited in violation of this Agreement, provided that such Non-Harris Third Party has executed an agreement with confidentiality provisions substantially similar to those then in effect between Total and Harris or (ii) subject to compliance with the other terms of this Section 6.4, considering and negotiating a bona fide Total Takeover Proposal that is a Superior Total Proposal not solicited in violation of this Agreement; provided that, as to each of clauses (i) and (ii), the Total Board reasonably determines in good faith (after due consultation with independent counsel, which may be Kramer Levin Naftalis & Frankel LLP) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "Superior Total Proposal" means any proposal made by a Non-

Harris Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of Total entitled to vote generally in the election of directors or all or substantially all the assets of Total, on terms which the Total Board reasonably believes (after consultation with its financial advisor) to be more favorable from a financial point of view to its stockholders than the Merger, taking into account at the time of determination all factors relating to such proposed transaction deemed relevant by the Total Board, including, without limitation, the financing thereof, the proposed timing thereof and all other conditions thereto and any changes to the financial terms of this Agreement proposed by Harris and Merger Sub; provided, however, that a Superior Total Proposal may be subject to a due diligence review of confidential information and to other customary conditions. "Total Alternative Transaction" means any of (i) a transaction pursuant to which any Person (or group of Persons) other than Harris or its affiliates (a "Non-Harris Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of Total, whether from Total or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Total pursuant to which any Non-Harris Third Party acquires more than 25% of the outstanding equity securities of Total or the entity surviving such merger or business combination,
(iii) any transaction pursuant to which any Non-Harris Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Total's Subsidiaries and securities of the entity surviving any merger or business combination, including any of Total's Subsidiaries) of Total or any of its Subsidiaries having a fair market value (as determined by the Total Board in good faith) equal to more than 25% of the fair market value of all the assets of Total and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving Total or any "Significant Subsidiary" (as defined in Rule 1-02 under Regulation S-X) other than the transactions contemplated by this Agreement; provided, however, that the term Total Alternative Transaction shall not include any acquisition of securities in connection with arbitrage activities. Notwithstanding anything to the contrary contained in this Section 6.4 or elsewhere in this Agreement, prior to the Effective Time, the Total Board may, in connection with a possible Total Takeover Proposal, refer any Non-Harris Third Party to this Section 6.4 and
Section 9.1 and make a copy of this Section 6.4 and Section 9.1 available to a Non-Harris Third Party.

         (b) Total shall notify Harris and Merger Sub as promptly as practicable (but in no case later than 24 hours) after receipt of any Total Takeover Proposal, or any modification of or amendment to any Total Takeover Proposal, or any request for nonpublic information relating to Total or any of its Subsidiaries in connection with a Total Takeover Proposal or for access to the properties, books or records of Total or any of its Subsidiaries by any Person that informs the Total Board that it is considering making, or has made, a Total Takeover Proposal. Such notice to Harris and Merger Sub shall be made orally and in writing, and shall indicate the identity of the Person making the Total Takeover Proposal or intending to make the Total Takeover Proposal or requesting non-public information or access to the books and records of Total, the terms of any such Total Takeover Proposal or modification or amendment to a Total Takeover Proposal, and whether Total is providing or intends to provide the Person making the Total Takeover Proposal with access to information concerning Total as provided in Section 6.4(a). Total shall also promptly notify Harris and Merger Sub, orally and in writing, if it enters into negotiations concerning any Total Takeover Proposal.

         (c) Except as set forth in this Section 6.4, neither the Total Board nor any committee thereof shall (i) withdraw or modify, or indicate publicly its intention to withdraw or modify, in a manner adverse to Harris, the approval or recommendation by the Total Board or such committee of the Merger, (ii) approve or recommend, or indicate publicly its intention to approve or recommend, any Total Takeover Proposal, or (iii) cause Total to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Total Acquisition Agreement") related to any Total Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Required Total Vote Time the Total Board determines in good faith, with the advice of outside counsel, that the failure to do so could reasonably be determined to be a breach of its fiduciary duties to Total's stockholders under applicable law, the Total Board may (subject to this and the following sentences) approve or recommend a Superior Total Proposal and, in connection therewith, withdraw or modify its approval or recommendation of the Merger and/or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Total to enter into any Total Acquisition Agreement with respect to any Superior Total Proposal), but only at a time that is after the third business day following Harris' receipt of written notice advising Harris that the Total Board has received a Superior Total Proposal and, in the case of any previously received Superior Total Proposal that has been materially modified or amended, such modification or amendment, and specifying the material terms and conditions of such Superior Total Proposal, modification or amendment.

         (d) Nothing contained in this Section 6.4 shall prohibit Total from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Total's stockholders if, in the good faith judgment of the Total Board, with the advice of outside counsel, failure to so disclose could reasonably be determined to be a breach of its fiduciary duties to Total's stockholders under applicable law; provided, however, that neither Total nor the Total Board nor any committee thereof shall, except as permitted by Section 6.4(c), withdraw or modify, or indicate publicly its intention to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or indicate publicly its intention to approve or recommend, a Total Takeover Proposal.

         (e) Total shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Harris) conducted heretofore with respect to any of the foregoing. Total agrees not to release any Non-Harris Third Party (i) from the confidentiality provisions of, or, (ii) except with respect to a party to whom the Total Board is permitted to furnish information or with whom the Total Board is permitted to negotiate pursuant to Section 6.4(a), from the standstill provisions of, any agreement to which Total is a party. Total shall advise its officers and directors and any investment banker or attorney retained by Total in connection with the transactions contemplated by this Agreement of the restrictions set forth in this Section 6.4.

         Certain Consents. Total shall make all commercially reasonable and diligent efforts to obtain prior to the Closing Date such agreements, consents, waivers, or other actions as may be necessary to allow the Surviving Corporation to continue to receive the benefits of the agreements set forth in Section 9.2.4 of the Total Disclosure Schedules after the Closing Date; provided, however, that the actual receipt of such agreements, consents, waivers or other actions shall not be a condition to closing.

         COVENANTS OF HARRIS

         Conduct of Business of Harris. During the period from the date of this Agreement through and including the Effective Time, except as specifically contemplated by this Agreement or as set forth in Section 7.1 of the Harris Disclosure Schedule, (i) Harris shall consult with the Integration Committee regarding any matter covered by subsections 7.1.1 through 7.1.10 (inclusive), 7.1.11(ii), 71.12 through 7.1.16 (inclusive), and 7.1.21(i) to the extent that it relates to another subsection enumerated in this subclause (i), and shall comply with such subsections unless otherwise consented to or approved in writing by Total (which consent or approval shall not be unreasonably withheld),
(ii) Harris shall consult with the Integration Committee regarding any matter covered by subsections 7.1.18, 7.1.19, and 7.1.20, and (iii) Harris shall comply with subsections 7.1.11(i), 7.1.17, 7.1.21(i) to the extent that it relates to another subsection enumerated in this subclause (ii), and 7.1.21(ii) unless otherwise consented to or approved in writing by Total:

         Ordinary Course. The business of Harris and each of its Subsidiaries shall be conducted only in, and Harris and each of its Subsidiaries shall not take any action except in, the ordinary and usual course of business, consistent with past practice.

         Organizational Documents. Neither Harris nor any of its Subsidiaries shall make or propose any change or amendment in its Organizational Documents except in connection with an acquisition (by merger, consolidation, or acquisition of stock or assets or otherwise) of any Person or any equity interest therein permitted by Section 7.1.9.

         Securities. Neither Harris nor any of its Subsidiaries shall issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any of its other securities or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or enter into any arrangement involving stock appreciation rights or the like, or enter into any arrangement or contract with respect to the purchase or voting of shares of its capital stock or adjust, split, combine or reclassify any of its securities, or make any other changes in its capital structure; provided, however, that (i) Harris may issue shares of its common stock pursuant to the terms of vested and currently exercisable stock options, (ii) Harris may grant options in the ordinary course under the Incentive Plan, and (iii) Harris may issue not more than 1,000,000 shares of its common stock in connection with acquisitions of going concern businesses.

         Distributions. Harris shall not declare, pay or make any dividend or other distribution or payment with respect to, or purchase, redeem or otherwise acquire, any shares of its capital stock (except to the extent necessary to meet minimum tax withholding obligations in connection with the exercise of stock options) or otherwise make any payments to stockholders in their capacity as stockholders.

         Relationships. Harris shall, and shall cause each of its Subsidiaries to, use all reasonable commercial efforts to preserve intact the business organization of Harris and each of its Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the relationships and good will of customers, suppliers, and others having business relationships with it and its Subsidiaries such that there shall be no impairment in their ongoing businesses that has a Material Adverse Effect.

         Indebtedness; Guarantees; Liens.

         Except with respect to transactions between and among Harris and any of its Subsidiaries, the endorsement of negotiable instruments in the ordinary and usual course of its business consistent with past practice, or in connection with an acquisition (by merger, consolidation, or acquisition of stock or assets or otherwise) of any Person or any equity interest therein, neither Harris nor any of its Subsidiaries (i) shall incur, assume, or guarantee any material indebtedness for money borrowed, (ii) pledge any of the capital stock of any Subsidiary, or (iii) create or allow to be created or suffer to exist any material Lien upon any of their material assets, whether tangible or intangible other than Liens outstanding on the date hereof or pursuant to an agreement in effect on the date hereof.

         Discharge of Liabilities. Harris shall not and shall not permit any Subsidiary to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice, pursuant to contractual arrangements existing as of the date hereof or as required by Law.

         Disposition of Assets. Except in the ordinary and usual course of business consistent with past practice or in the case of obsolete or redundant assets, or those requiring replacement, Harris shall not and shall not permit any Subsidiary to sell, lease or otherwise dispose of any of its material assets.

         Acquisitions; Material Agreements.

Except as permitted by this Agreement or as set forth in Section 7.1.9 of the Harris Disclosure Schedules, neither Harris nor any of its Subsidiaries shall
(i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any Person or any equity interest therein, (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any of the Material Agreements, or (iii) authorize any new capital expenditure or expenditures which, individually or in the aggregate, are, or would reasonably be expected to be material to Harris.

         Accounting Practices; Revaluation of Assets. Except as may be required as a result of a change in Law or in GAAP, neither Harris nor any of its Subsidiaries shall change any of the accounting principles or practices used by it, or revalue in any material respect any of its assets, including, without limitation, writing down revenues or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP.

         Liquidation. Harris shall not (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Harris, and (ii) permit any of its Subsidiaries to authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of any of such Subsidiaries.

         Tax Liabilities.

Harris shall not and shall not permit any of its Subsidiaries to make any material tax elections or settle or compromise any material income tax liability.

         Waivers of Rights; Prepayments. Other than in the ordinary and usual course of business consistent with past practice, Harris shall not and shall not permit any of its Subsidiaries to waive any material rights or make any payment, direct or indirect, of any material liability of Harris or any of the Subsidiaries before the same comes due in accordance with its terms.

         Insurance. Harris shall not and shall not permit any of its Subsidiaries to fail to maintain its existing material insurance coverage in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies that, in all material respects, are in at least such amounts and against such risks as are currently covered by such policies.

         Labor Agreements. Harris shall not and shall not permit any of its Subsidiaries to enter into any new collective bargaining agreement or any successor collective bargaining agreement.

         Settlements. Neither Harris nor any of its Subsidiaries shall settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby, or settle or compromise any other pending or threatened suit, action or claim in any manner that has a Material Adverse Effect.

         Hindrance of Tax Free Merger. Neither Harris nor any of its Subsidiaries shall take any action (including any action otherwise permitted by this Section 7.1) that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         Non-Competition. Neither Harris nor any of its Subsidiaries shall enter into any agreement or arrangement that limits or otherwise restricts Harris or any of its Subsidiaries or any successor thereto or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area.

         Severance; Employment Agreements. Except with prior approval of the Integration Committee, and except as may be required by applicable Law, neither Harris nor any of its Subsidiaries shall take any action with respect to (i) the grant of any severance or termination pay (otherwise than pursuant to written plans or agreements of Harris or any of its Subsidiaries in effect on the date hereof and made available to Total prior to the date hereof, (ii) any increase of benefits payable under such written plans and agreements providing for severance or termination pay in effect on the date hereof, or (iii) the creation of any employment or consulting agreement or the like, except for new hire employees or consultants in the ordinary and usual course of business consistent with past practice whose annual salary does not exceed $100,000 and whose severance does not exceed six (6) months' base salary.

         Compensation. Except with prior approval of the Integration Committee, neither Harris nor any of its Subsidiaries shall (except for salary increases or other employee benefit arrangements in the ordinary and usual course of business consistent with past practice that do not result in a material increase in benefits or compensation expense to Harris or any Subsidiary) (i) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee, (ii) increase in any manner the compensation or fringe benefits of any employee, or (iii) pay or grant any benefit not required by any existing plan or arrangement.

         Other Agreements and Actions. Except as provided in this Section 7.1, neither Harris nor any of its Subsidiaries shall (i) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections
7.1.1 through 7.1.20 inclusive, or, (ii) subject to the terms hereof, any action which would be reasonably likely to result in any of the conditions to the Merger set forth in Section 9 hereof not being satisfied.

         Access to Information. Between the date hereof and the Effective Time, Harris will give Total and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices, and other facilities and to all books and records of Harris and its Subsidiaries, and will cause Harris' officers and those of its Subsidiaries to furnish Total with such financial and operating data and other information with respect to the business, properties and personnel of Harris and its Subsidiaries as Total may from time to time reasonably request, provided that no investigation pursuant to this Section 7.2 shall affect or be deemed to modify any of the representations or warranties made by Harris in this Agreement.

         Financial Statements. Between the date hereof and the Effective Time, Harris shall furnish to Total, (i) concurrently with the delivery thereof to management, such monthly financial statements and data as Total may reasonably request and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for Harris' SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of Harris.

         Listing of Stock. Harris shall use its reasonable best efforts to cause the Harris Shares to be issued as Merger Consideration and upon the exercise of the Assumed Stock Options to be approved for listing on the Nasdaq National Market System on or prior to the Closing Date, subject to official notice of issuance.

         Rule 144 Reporting. From and after the Effective Time, unless and until each "affiliate" of Total (as such term is defined for purposes of paragraphs
(c) and (d) of Rule 145 under the Securities Act) has disposed of all the Harris Shares received by it as Merger Consideration, or such shares are permitted to be resold pursuant to Rule 145(d)(3) under the Securities Act, Harris shall use all reasonable best efforts to make and keep "available adequate current public information" (as those terms are understood and defined in Rule 144 under the Securities Act) with respect to Harris and, upon any reasonable request by such an affiliate, provide a statement as to such availability.

         Amendment of 401(k) Plan. Harris shall amend the Harris Interactive Inc. 401(k) Plan, effective as of the Effective Time, to be a non-standardized form of prototype plan and shall exclude Total employees from participation under such plan. Notwithstanding the foregoing, Harris may, after the Effective Time, amend the Harris Interactive Inc. 401(k) Plan to permit participation by Total employees, whether as part of the unified program of employee benefits pursuant to Section 8.14.2 hereof, or otherwise.

         ADDITIONAL AGREEMENTS

         SEC Matters.

         Preparation of S-4 and the Joint Proxy Statement/Prospectus. Harris and Total will, as promptly as practicable, jointly prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus in connection with the respective votes of the stockholders of Total and Harris with respect to the Merger, and if the parties so agree at the time, the S-4. Harris and Total will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates. Harris shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Harris Shares in the Merger, and Total shall furnish all information concerning Total and the holders of Total Shares as may be reasonably requested by Harris in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement/Prospectus. No filing of, or amendment or supplement to, the S-4 will be made by Harris, and no filing of, or amendment or supplement to the Joint Proxy Statement/Prospectus will be made by Total, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the

Stockholder Meetings any information relating to Total or Harris, or any of their respective affiliates, directors or officers, should be discovered by Total or Harris which should be set forth in an amendment or supplement to either the S-4 or the Joint Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Total and Harris, respectively. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus or the S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement/Prospectus, the S-4 or the Merger and (ii) all orders of the SEC relating to the S-4, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process. Total and Harris each will use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable date.

         Compliance. Harris and Total each shall comply in all material respects with the Securities Act and the Exchange Act in all matters related to this Agreement and the Merger, including the requirement that all public written communications with security holders and the markets related to the Merger be filed with the SEC no later than the date of first use and include all required legends and information enumerated in Rule 165 of the Securities Act and Rule 14a-12 under the Exchange Act.

         Letter from Accountants. If the parties so request, within 30 days prior to the Effective Time, each of Total and Harris shall use all reasonable best efforts to cause to be delivered to the other a letter of their respective independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the other, in form and substance reasonably satisfactory to the other and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         Meetings of Stockholders.

         Total Meeting.

         (a) Total shall take all lawful action to (i) cause a special meeting of its stockholders to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement, and (ii) solicit proxies from its stockholders to obtain the Required Total Vote with respect to such adoption.

         (b) The Total Board shall recommend adoption of this Agreement by Total's stockholders and, except as permitted by Section 6.4, the Total Board shall not withdraw, amend or modify in a manner adverse to Harris such recommendation (or announce publicly its intention to do so) notwithstanding (i) the making of any Total Alternative Transaction, or (ii) any determination by the Total Board, at any time subsequent to the adoption of this Agreement and of the Merger by Total stockholders, that this Agreement or the Merger is no longer advisable.

         Harris Meeting. Harris shall take all lawful action to (i) cause a special meeting of its stockholders to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the adoption of the Merger pursuant to the agreement of merger (within the meaning of Section 251 of the Corporation Law) contained in this Agreement, and (ii) solicit proxies from its stockholders to obtain the Required Harris Vote with respect to such adoption. The Harris Board shall recommend approving the issuance of the Harris Shares to the Total stockholders in the Merger and the Harris Board shall not withdraw, amend or modify in a manner adverse to Total such recommendation (or announce publicly its intention to do so) notwithstanding any determination by the Harris Board, at any time subsequent to adoption of the Agreement and of the Merger, that this Agreement or the Merger is no longer advisable.

         Reasonable Best Efforts.


         Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, if at any time prior to the Effective Time, any further action is necessary or desirable to consummate more effectively the actions contemplated by this Agreement, at the request of the other party hereto and at the expense of the party so requesting, Harris, on the one hand, and Total, on the other hand, shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request.

         Litigation. In the event any action, suit, claim, investigation or other proceeding relating to this Agreement, the Merger or the other transactions contemplated hereby shall be commenced, each of the parties hereto agrees (subject to the fiduciary obligations of the respective Harris Board and Total Board under applicable law as advised by independent legal counsel) to cooperate with each other party hereto and to use its commercially reasonable best efforts to respond to and to defend vigorously against such proceeding.

         Filings/Consents. Total and Harris shall cooperate with one another (i) in connection with the preparation of disclosure and offering documents, (ii) in determining whether any other action by or in respect of, or filing with, any Governmental Entity or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith, and seeking timely to obtain any such actions, consents, approvals or waivers (including as may be required under Section 8.5).

         Antitrust Matters. Each of Harris and Total shall make all reasonable best efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law including without limitation Hart-Scott.

         Cooperation. Each of Harris and Total shall, in connection with the efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity (including the FTC and the DOJ) and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iii) permit the other
party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

         Proceedings. In furtherance and not in limitation of the covenants of the parties contained in this Section 8.5, each of Harris and Total shall use its reasonable best efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Harris and Total shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 8.5 shall (i) limit a party's right to terminate this Agreement pursuant to Section 10 so long as such party has theretofore complied in all material respects with its obligations under this Section 8.5, or (ii) require Harris to (x) enter into any "hold-separate" agreement or other agreement with respect to the disposition of any assets or businesses of Harris or any of its Subsidiaries or Total or any of its Subsidiaries in order to obtain clearance from the FTC or DOJ or any other Governmental Entity in order to proceed with the consummation of the transactions contemplated hereby, where such disposition would reasonably be expected to have a Material Adverse Effect on Harris or the Surviving Corporation or (y) consummate the transactions contemplated hereby in the event that any consent, approval or authorization of any Governmental Entity obtained or sought to be obtained in connection with this Agreement is conditioned upon the imposition of any other significant restrictions upon, or the making of any material accommodation (financial or otherwise) in respect of the transactions contemplated hereby or the conduct of the business of the Surviving Corporation (including any agreement not to compete in any geographic area or line of business) or results, or would result in, the abrogation or diminishment of any authority or license granted by any Governmental Entity, where such restrictions, accommodation, abrogation or diminishment would reasonably be expected to have a Material Adverse Effect on Harris or the Surviving Corporation.

         Public Announcements. Neither Harris nor Total will issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of the other; provided, however, that either party may issue a press release or make public statements with respect to the transactions contemplated by this Agreement as may be required by applicable Law or Nasdaq Marketplace Rules, as determined in good faith by Harris or Total, as the case may be provided that, if and to the extent reasonably practical, such party consults with the other before issuing such press release or otherwise making such public statement.

         Indemnification; Directors' And Officers' Insurance.


         Organizational Documents of Surviving Corporation. The provisions with respect to indemnification contained in the Organizational Documents of the Surviving Corporation shall contain provisions with respect to indemnification no less favorable than those set forth in the Organizational Documents of Total on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Total in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

         Indemnity. From and after the Effective Time, Harris and the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of Total (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld), or otherwise incurred in connection with any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part by reason of the fact that such person is or was a director or officer of Total and arising out of actions, events or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), in each case to the full extent permitted under Law or in any applicable contract or agreement (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the Corporation Law), which rights pursuant to such provisions shall survive the Merger and continue in full force and effect after the Effective Time.

         Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain independent legal counsel satisfactory to them, provided that such other counsel shall be reasonably acceptable to the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Surviving Corporation will use its reasonable best efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 8.7 upon learning of any such Claim shall promptly notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 8.7, except to the extent such failure materially prejudices the Surviving Corporation's position with respect to such Claim), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the Corporation Law. The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), an actual conflict between the interests of any two or more Indemnified Parties, in which event such additional counsel as may be required may be retained by the Indemnified Parties.

         Director's and Officer's Insurance. For a period of six years after the Effective Time, Harris and the Surviving Corporation shall cause to be maintained in effect the liability insurance policies for directors and officers that are currently maintained by Total with respect to Claims arising from facts or events that occurred before the Effective Time (provided that Harris may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties). Notwithstanding the foregoing, Harris shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by Total prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

         Final Orders. Total and Harris shall have no obligation under this
Section 8.7 to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. In the event that it shall be determined in a final and non-appealable judicial proceeding that a person who has received advance payments of expenses or putative indemnification sums pursuant to this Section 8.7 shall not be entitled to indemnification hereunder such person shall repay to Harris or Total, as the case may be, all such expenses and sums promptly following such determination.

         Third Party Beneficiaries. Each Indemnified Party shall have rights as a third party beneficiary under this Section 8.7 as separate contractual rights for his or her benefit and such right shall be enforceable by such Indemnified Party, its heirs and personal representatives and shall be binding on Harris and the Surviving Corporation and its successors and assigns.

         Notification. Each of Total and Harris shall, upon obtaining knowledge of any of the following, give prompt notice to the other, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated hereby not to be satisfied, (ii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any Material Agreement that would reasonably be expected to have a Material Adverse Effect on the applicable party, (iii) any notice or other communication from any Governmental Entity in connection with the Merger, (iv) any actions, suits, claims, investigations or other proceedings (or communications indicating that the same may be contemplated) commenced or threatened against the applicable party or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.5, 4.11, 5.5, and 5.11 respectively, or which relate to the consummation of the Merger, (v) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or
(vi) any event or occurrence that is, or would reasonably be likely to be, a Material Adverse Effect with respect to such party; provided, however, that the delivery of any notice pursuant to this Section 8.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of the Agreement for the purposes of Sections 9.2.2, 9.3.2, 10.3.1 or 10.4.1 unless the failure to give such notice results in material prejudice to the other party.

         Affiliates. Section 8.9 of the Total Disclosure Schedule sets forth a list of all persons who are, and all persons who to Total's knowledge will be at the Total Stockholders Meeting, "affiliates" of Total for purposes of Rule 145 under the Securities Act and applicable SEC rules. Total will cause such lists to be updated promptly through the Total Stockholders Meeting. Total shall use its reasonable best efforts to cause each of its "affiliates" to deliver to Harris at or prior to the Total Stockholders Agreement either a Voting Agreement as described in
Section 4.25 or a written agreement substantially in the form attached as Exhibit A.

         Takeover Statutes. If any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Law is or may become applicable to the Merger, each of Harris and Total shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Law on the Merger.

         Tax Treatment . Each of Harris, Merger Sub and Total shall use its best efforts to cause the Merger to qualify, and will not take or fail to take any actions which could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. To the extent required by the Code or the regulations thereunder, Harris shall, and shall cause the Surviving Corporation to report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         Harris shall include as an exhibit to the S-4 tax opinions of Harris Beach LLP and Kramer Levin Naftalis & Frankel LLP, in form and substance reasonably satisfactory to Harris and to Total, on the basis of customary representations, warranties and covenants of Harris, Total and their respective affiliates and assumptions set forth in such opinions, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that each of Harris, Merger Sub and Total will be a party to the reorganization within the meaning of Section 368(b) of the Code.

         Each of Harris and Total shall make, and shall cause their affiliates to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by Harris Beach LLP and Kramer Levin Naftalis & Frankel LLP in order for such firms to render their opinions referred to above and in Section 9.1.6.

         Integration Committee.

Upon the execution of this Agreement, the parties agree that they will establish an integration committee (the "Integration Committee") comprised of Thomas D. Berman, Gordon S. Black, David Brodsky, James R. Riedman, and Howard L. Shecter whose purpose and power shall be overseeing the integration of Harris and Total and addressing the matters described in Sections 6.1 and 7.1 of this Agreement.

         Director Re-Election.

Subject to the applicable fiduciary obligations of the Harris Board and in the case of Albert Angrisani, subject to his continued employment by Harris at the time of re-nomination, Harris shall use its best efforts to have the Expansion Directors nominated for re-election at the next upcoming Harris annual stockholders meeting at which such individual's class is up for re-election.

         Employee Benefits.


         Continuation of Benefits. From the Effective Time through the time that the unified program of employee benefits is implemented as contemplated by
Section 8.14.2, (the "Benefits Continuation Period"), the Surviving Corporation shall provide each person who, as of the Effective Time, is an employee of Total or a Subsidiary of Total (a "Total Employee") with salary, bonus opportunity and other employee benefits that are no less favorable than those provided to such Total Employee immediately prior to the Effective Time; provided, however, that subject to the foregoing, the Surviving Corporation shall have the right to amend any Total Benefit Plans in effect as of the Effective Time.


         Unified Benefit Program. During the six-month period following the Effective Time, the Harris Board shall develop and implement a unified program of employee benefits that will provide equivalent employee benefits to all similarly situated employees of Harris and its Subsidiaries, including the Surviving Corporation.

         CONDITIONS TO CONSUMMATION OF THE MERGER


         Conditions To Each Party's Obligations To Effect The Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

         Consents of Stockholders. The agreement of merger (within the meaning of Section 251 of the Corporation Law) contained within this Agreement shall have been approved and adopted by the Required Total Vote and the Required Harris Vote.

         No Restraint. No Governmental Entity shall have enacted, issued, or enforced any Law (including any decree, injunction, or order) that materially restricts or prohibits the consummation of the Merger, and no Governmental Entity shall have instituted any judicial or administrative proceeding which continues to be pending seeking to materially restrict or prohibit consummation of the Merger.

         Consents. All authorizations, consents, orders, or approvals of, and all expirations of any waiting periods imposed by any Governmental Entity that are necessary for consummation of the Merger, other than immaterial consents the failure to obtain which would not have a Material Adverse Effect on the Surviving Corporation, shall have been obtained and shall be in full force and effect at the Effective Time.

         Registration. The S-4 shall have been declared effective by the SEC and shall be effective under the Securities Act at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws relating to the issuance of the Harris common stock which constitutes the Merger Consideration shall have been received.

         Listing of Harris Stock. The Harris common stock required to be issued as Merger Consideration hereunder and upon the exercise of the Assumed Stock Options shall have been approved for listing on the Nasdaq National Markets System, subject only to official notice of issuance.

         9.1.6 Tax Opinions. Total shall have received a written opinion of Kramer Levin Naftalis & Frankel LLP, and Harris shall have received a written opinion of Harris Beach LLP, in form and substance reasonably satisfactory to Harris and Total, delivered as of the date of the Effective Time and on the basis of customary representations, warranties and covenants of Harris, Total and their affiliates and assumptions set forth in such opinions, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that each of Harris, Merger Sub and Total will be a party to the reorganization within the meaning of Section 368(b) of the Code.

         Conditions To The Obligations Of Harris. The obligations of Harris to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the

Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Harris to the extent permitted by applicable Law:

         Representations and Warranties. The representations and warranties of Total contained herein that are qualified by Material Adverse Effect, shall have been true and, the representations and warranties that are not so not qualified, shall have been true, except where the failure to be true does not have, and is not reasonably expected to have, a Material Adverse Effect on Total, in each case when made and on and as of the Effective Time as though made on and as of the Effective Time (except for (i) changes contemplated by this Agreement, including Section 6.1, and (ii) representations and warranties made as of a specified date, which need be true, or true as qualified above, as the case may be, only as of the specified date).

         Performance. Total shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Effective Time; provided, however, that unless Total knowingly breaches Section 6.1.21, Total shall be deemed to have complied with Section 6.1.21 unless the failure to comply with such section also results in the failure of the condition set forth in Section 9.2.1.

         Officer's Certificate. Total shall have delivered to Harris a certificate of Total, dated the date of the Closing, signed by the Chief Executive Officer or President of Total, certifying as to the fulfillment of the conditions specified in Sections 9.2.1 and 9.2.2.

         Consents. All material authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 9.1.3 hereof) required to be obtained by Total for the lawful execution and delivery of this Agreement and the performance of Total's obligations hereunder, shall have been made or obtained (without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not, and would not reasonably be expected to, have individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation. Except as set forth in Section 9.2.4 of the Total Disclosure Schedule, all material authorizations, consents or approvals of any other Person with respect to any Material Agreement of Total required such that the execution and delivery of this Agreement and the performance of the obligations hereunder do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, shall have been made or obtained (without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation).

         Conditions To The Obligations Of Total. The obligations of Total to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by Total to the extent permitted by applicable Law:

         Representations and Warranties. The representations and warranties of Harris contained herein that are qualified by Material Adverse Effect, shall have been true and, the representations and warranties that are not so not qualified, shall have been true, except where the failure to be true does not have, and is not reasonably expected to have, a Material Adverse Effect on Harris, in each case when made and on and as of the Effective Time as though made on and as of the Effective Time (except for (i) changes contemplated by this Agreement, including Section 7.1, and (ii) representations and warranties made as of a specified date, which need be true, or true as qualified above, as the case may be, only as of the specified date).

         Performance. Harris shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Effective Time; provided, however, that unless Harris knowingly breaches Section 7.1.16, Harris shall be deemed to have complied with Section 7.1.16 unless the failure to comply with such section also results in the failure of the condition set forth in Section 9.3.1.

         Officer's Certificate. Harris shall have delivered to Total a certificate of Harris, dated the date of the Closing, signed by the Chief Executive Officer or President of Harris, certifying as to the fulfillment of the conditions specified in Sections 9.3.1 and 9.3.2.

         Consents. All material authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 9.1.3 hereof) required to be obtained by Harris for the lawful execution and delivery of this Agreement and the performance of Harris' obligations hereunder, shall have been made or obtained (without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation. All material authorizations, consents or approvals of any other Person with respect to any Material Agreement of Harris required such that the execution and delivery of this Agreement and the performance of the obligations hereunder do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, shall have been made or obtained (without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation).

         TERMINATION


         Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Required Total Vote and the Required Harris Vote, by mutual written consent of Total and Harris by action of their respective Boards of Directors.

         Termination by Either Harris or Total. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Required Total Vote and the Required Harris Vote, by action of the Board of Directors of either Harris or Total under any of the following circumstances:

         Termination Date. The Merger shall not have been consummated by the Termination Date; provided, however, that the right to terminate this Agreement under this Section 10.2.1 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date.

         Required Total Vote. The Required Total Vote shall not have been obtained at the Total Stockholders Meeting or at any adjournment or postponement thereof. 1.1.1 Required Harris Vote. The Required Harris Vote shall not have been obtained at the Harris Stockholders Meeting or at any adjournment or postponement thereof.

         Legal Restraint. Any Law (including any decree, injunction, or order) permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.4 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

         Termination By Total.


         Harris Breach. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Total Board if there is a breach by Harris of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 9.3.1 or 9.3.2, which has not been cured (or is not capable of being cured) within ten business days following receipt by Harris of written notice of such breach, provided that Total may not terminate this Agreement pursuant to this Section 10.3.1 if Total is in material breach of this Agreement.

         Superior Total Proposal. This Agreement may be terminated by Total and the Merger may be abandoned by Total at any time prior to the Required Total Vote Time in accordance with Section 6.4(c) hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 10.3.2 shall not be available if Total has breached in any material respect Section 6.4 hereof.

         Withdrawal of Recommendation. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Total Board if the Harris Board, whether or not permitted to do so by this Agreement, shall have withdrawn or adversely modified its approval, or recommendation of this Agreement or the Merger, or shall have failed to call the Harris Stockholders Meeting or to solicit proxies from its stockholders in connection therewith.

         Termination By Harris.


         Total Breach. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Harris Board if there is a breach by Total of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 9.2.1 or 9.2.2, which has not been cured (or is not capable of being cured) within ten business days following receipt by Total of written notice of such breach, provided that Harris may not terminate this Agreement pursuant to this Section 10.4.1 if Harris is in material breach of this Agreement.


         Withdrawal of Recommendation. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Harris Board if the Total Board, whether or not permitted to do so by this Agreement, shall have withdrawn or adversely modified its approval, or recommendation of this Agreement or the Merger, or shall have failed to call the Total Stockholders Meeting or to solicit proxies from its stockholders in connection therewith.

         Effect of Termination and Abandonment.


         Agreement Terminated. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 10 by Total, on the one hand, or Harris, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than this Section 10.5 and 11) shall become void, and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any representation, warranty, covenant or agreement contained in this Agreement. If this Agreement is terminated as provided herein, each party shall use all commercially reasonable efforts to redeliver all documents, work papers and other material (including any copies, summaries or analyses thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.


         Termination Fee. In the event that (i) this Agreement is terminated by Total pursuant to Section 10.3.2, or (ii) this Agreement is terminated by Harris pursuant to Section 10.4.2, or (iii)(A) a Total Takeover Proposal shall have been made to Total or shall have been made directly to the stockholders of Total generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Total Takeover Proposal, (B) this Agreement is terminated by either Harris or Total pursuant to Section 10.2.1 or Section 10.2.2, and (C) within nine months after such termination, Total enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Total Takeover Proposal, then Total shall (i) pay Harris a fee equal to $1,250,000 (the "Total Termination Fee") and (ii) reimburse Harris in immediately available funds for the out-of-pocket expenses of Harris (including, without limitation, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) in an aggregate amount not to exceed $500,000 in connection with this Agreement or the transactions contemplated hereby, in each case by wire transfer of same-day funds, on the date of the first to occur of the events referred to in clause (i), (ii), or (iii)(C).

         Payment of Expenses in Connection with Total Breach. Without limiting any other right or remedy of Harris, Total agrees that if this Agreement is terminated pursuant to Section 10.4.1 hereof, Total will pay to Harris, as promptly as practicable but in no event later than two business days following termination of this Agreement, the amount of all documented and reasonable costs and expenses, up to a maximum amount of $625,000, incurred by Harris and Merger Sub (including but not limited to fees and expenses of counsel, accountants, and financial advisors) in connection with this Agreement or the transactions contemplated hereby.


         Payment of Expenses in Connection with Harris Breach. Without limiting any other right or remedy of Total, Harris agrees that if this Agreement is terminated pursuant to Section 10.3.1 hereof, Harris will pay to Total, as promptly as practicable but in no event later than two business days following termination of this Agreement, the amount of all documented and reasonable costs and expenses, up to a maximum amount of $625,000, incurred by Total (including but not limited to fees and expenses of counsel, accountants, and financial advisors) in connection with this Agreement or the transactions contemplated hereby.

         Integral Part of Agreement. Each of Harris and Total acknowledge that the agreements contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that without these agreements neither party would have entered into this Agreement. Each party respectively agrees to pay any costs and expenses of the other, including fees, disbursements and charges of counsel to the other, of enforcing its rights under this Section
10.5 in the event of any failure by the other to honor its obligations hereunder.

         Confidentiality Agreement. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

         MISCELLANEOUS

         Nonsurvival Of Representations And Warranties.

         (a) None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time; provided, however, that this Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         (b) Any disclosure made with reference to one or more Sections of the Total Disclosure Schedule or the Harris Disclosure Schedule shall not be deemed disclosed with respect to any other section therein, provided that either party may incorporate disclosures by cross reference to other sections of the schedule. Disclosure of any matter in the Total Disclosure Schedule or the Harris Disclosure Schedule shall not be deemed an admission that such matter is material.

         Confidentiality Agreement. The Confidentiality Agreement is incorporated into this Agreement by reference and the terms thereof shall be deemed to be part hereof.

         Entire Agreement. This Agreement (including the schedules) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         Expenses. Except as provided in Section 10.5, all Expenses incurred in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that, if the Merger is not consummated, each of Harris and Total shall bear and pay one-half of (i) the Expenses incurred in connection with filing, printing, and mailing the S-4 and Joint Proxy Statement/Prospectus, and (ii) the filing fees for the premerger notification and report forms under Hart-Scott and any similar foreign antitrust laws.

         Assignments; Successors; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Amendment.


         Writing Required. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Amendment After Stockholder Action. This Agreement may be amended by action taken by Total and Harris at any time before or after approval of the Merger by the Required Total Vote and Required Harris Vote, but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval.

         Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights, and no single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise thereof by either party.

         Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:


         If to Harris:              Harris Interactive Inc.
                                    135 Corporate Woods
                                    Rochester, New York 14623
                                    Attention:  Chief Financial Officer
                                    Facsimile:  716-272-8763


          With a copy to:           Harris Beach LLP
                                    130 E. Main Street
                                    Rochester, New York 14604
                                    Attention:  Beth Ela Wilkens, Esq.
                                    Facsimile:  716-232-6925

         If to Total:               Total Research Corporation
                                    5 Independence Way
                                    Princeton, New Jersey 08543
                                    Attention:  President
                                    Facsimile:  609-987-8839

          With a copy to:           Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, New York 10022
                                    Attention:  Howard A. Sobel, Esq.
                                    Facsimile:  212-715-8000


or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (except to the extent that provisions of the Corporation Law are mandatorily applicable), without giving effect to the choice of Law principles thereof.

         Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of New York.

         Joint Work Product. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signed facsimile copies of this Agreement will legally bind the parties to the same extent as original documents.

                            [signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                     HARRIS INTERACTIVE INC.


                                     By:  /s/ Gordon S. Black
                                          --------------------------
                                     Its: Chairman & CEO
                                          --------------------------


                                     TOTAL RESEARCH CORPORATION

                                     By:  /s/ Albert A. Angrisani
                                          --------------------------
                                     Its: President & CEO
                                          --------------------------

                                     TOTAL MERGER SUB INC.

                                     By:  /s/ Gordon S. Black
                                          --------------------------
                                     Its: Chairman & CEO
                                          --------------------------

                                                 August 5, 2001


Board of Directors
Total Research Corporation
5 Independence Way
Princeton, NJ  08543-5305

         Re: Agreement and Plan of Merger by and among Total Merger Sub Inc., a wholly-owned subsidiary of Harris Interactive Inc., and Total Research Corporation

Members of the Board of Directors:

         We understand that Total Research Corp. (the "Company"), Harris Interactive Inc. ("Acquiror") and Total Merger Sub Inc., a wholly owned subsidiary of Acquiror ("Merger Sub"), are proposing to enter into an Agreement and Plan of Merger (the "Agreement") which will provide, among other things, for the merger ("Merger") of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror. Under the terms set forth in a draft of the Agreement dated August 5, 2001 ("Draft Agreement"), at the effective time of the Merger, each outstanding share of common stock of the Company, par value $.001 per share ("Company Common Stock"), other than shares of Company Common Stock held in the Company's treasury or owned by Acquiror, Merger Sub or their respective subsidiaries (which shall be canceled pursuant to the Agreement) will be converted into the right to receive 1.222 shares of the common stock, par value $.001 per share, of Acquiror ("Acquiror Common Stock"). The terms and conditions of the Merger are set out more fully in the Agreement.

         You have asked us whether, in our opinion, the Exchange Ratio (as defined in the Draft Agreement) is fair from a financial point of view as of the date hereof to the holders of Company Common Stock other than Acquiror, Merger Sub, or any subsidiaries of Acquiror or Merger Sub ("Holders of Company Common Stock").

         For purposes of this opinion we have, among other things:

         (i) reviewed certain publicly available historical financial statements and other historical business, financial and operating information of the Company and Acquiror, respectively;

Board of Directors
Total Research Corporation
August 5, 2001
Page 2



         (ii) reviewed certain internal historical financial statements and other historical business, financial and operating data of the Company and Acquiror prepared by the managements of the Company and Acquiror, respectively;

         (iii) reviewed certain financial forecasts and other forward looking financial and operating information prepared by the managements of the Company and Acquiror, respectively;

         (iv) held discussions with the managements of the Company and Acquiror, respectively, concerning their businesses, past and current operations, financial condition and future prospects on both an independent and combined basis, including cost savings and other synergies that may result from the Merger, as well as their views regarding the strategic rationale for the Merger;

         (v) reviewed the financial terms set forth in the Draft Agreement, including the Exchange Ratio;

         (vi) reviewed the price and trading history of the Company Common Stock and the Acquiror Common Stock;

         (vii) compared the historical financial performance of the Company and the Acquiror and the trading prices and volume of the Company Common Stock and the Acquiror Common Stock with that of certain other publicly traded companies which we believe are relevant;

         (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we believe are relevant;

         (ix) reviewed the anticipated pre-tax pro forma impact of the Merger on the earnings per share of the Acquiror Common Stock;

         (x) reviewed and considered information prepared by members of management of the Company and Acquiror relating to the relative historical and expected pre-tax pro forma contributions of the Company and Acquiror to the combined company on a post-Merger basis;

         (xi) prepared a discounted cash flow analysis of the Company and the Acquiror;

         (xii) participated in discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors;

Board of Directors
Total Research Corporation
August 5, 2001
Page 3


         (xiii) reviewed reports and analyses as prepared by Ernst & Young, LLP, the Company's consultant with respect to certain due diligence;

         (xiv)    reviewed the Draft Agreement; and,

         (xv) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

         In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by management of the Company and Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of the Company and Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal.

         With respect to the financial forecasts and projections (and the assumptions and bases therefor) for each of the Company and Acquiror that we have reviewed, we have assumed, upon the advice of the managements of the Company and Acquiror, that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company and Acquiror, respectively. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "purchase method" business combination in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared in accordance with U.S. GAAP consistently applied and maintained throughout the relevant periods, and that such historical financial statements fairly present the financial condition, results of operations, cash flows and shareholders equity of the Company and Acquiror, respectively.

Board of Directors
Total Research Corporation
August 5, 2001
Page 4


         This opinion is necessarily based upon market, economic and other conditions as in effect on the date hereof, and information made available to us. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Common Stock of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or
(iii) what the value of Acquiror Common Stock will be when issued to the Company's stockholders pursuant to the Merger or the price at which the shares of Acquiror Common Stock that are issued pursuant to the Merger may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger.

         In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Merger.

         We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement as financial advisor to the Company in connection with the Merger, including the rendering of this opinion. The Company has a line of credit and other banking relationships with entities affiliated with us. In the ordinary course of business, entities affiliated with us may trade in the Company's securities and Acquiror's securities for their affiliated entities own account and the account of their customers and, accordingly, may at any time hold a long or short position in the Company's securities or Acquiror's securities.

         Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or Acquiror as to how such stockholder should vote, or take any other action, with respect to the Merger. Our opinion letter may be included, but only in its entirety, in any proxy statement or other document distributed (or intended to be distributed) to shareholders of the Company in connection with the Merger. Reference to us may be made, summaries of, excerpts from and descriptions or summaries of our analysis supporting our opinion letter may be used, and public reference to our opinion letter may be made (other than as provided in the preceding sentence), only with our prior approval, which consent, in the context of any disclosure contained in a proxy statement mailed (or intended to be mailed) to the Company's stockholders, shall not be unreasonably withheld.

Board of Directors
Total Research Corporation
August 5, 2001
Page 5

         Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Holders of Company Common Stock from a financial point of view.




                                                   Very truly yours,

                                                   /s/ Howard, Lawson & Co., LLC
                                                   HOWARD, LAWSON & CO., LLC

                                    ANNEX C

[LOGO]


800 Nicollet Mall
Minneapolis, MN 55402-7020

612-303-6000






August 5, 2001

Personal and Confidential

Board of Directors
Harris Interactive Inc.
135 Corporate Woods
Rochester, NY 14623

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Harris Interactive Inc. ("Harris") of the Exchange Ratio (as defined below) pursuant to an Agreement and Plan of Merger dated August 5, 2001 (the "Agreement"), among Harris, Total Merger Sub Inc. ("Merger Sub"), a wholly owned subsidiary of Harris, and Total Research Corporation ("Total"). The Agreement provides for the merger (the "Merger") of Merger Sub with and into Total pursuant to which, among other things, (i) each share of common stock of Total will be converted into the right to receive 1.222 (the "Exchange Ratio") shares of common stock of Harris, and (ii) each option to purchase shares of common stock of Total will be converted into an option to purchase shares of common stock of Harris on the terms set forth in the Agreement. The Merger and the other transactions contemplated by the Agreement are collectively referred to as the "Transaction." The terms and conditions of the Transaction are more fully set forth in the Agreement.

U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Harris in connection with the Transaction and will receive a fee from Harris which is contingent upon the consummation of the Merger. We will also receive a fee for providing this opinion, which will be credited against the fee for financial advisory services. This opinion fee is not contingent upon the consummation of the Transaction. Harris has also agreed to indemnify us against certain liabilities in connection with our services. U.S. Bancorp Piper Jaffray makes a market in the common stock of Harris, has written research reports on Harris during the last 12 months, and acted as co-manager for the public offering of common stock of Harris in December 1999. In the ordinary course of our business, we and our affiliates may actively trade securities of Harris and Total for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We reviewed, among other things, (i) a draft dated August 5, 2001 of the Agreement,
(ii) financial and other information that was publicly available or furnished to us by Harris and Total, including information provided during discussions with the management of each company, (iii) certain publicly available market and securities data of Harris and Total, (iv) to the extent publicly available, information concerning selected transactions deemed comparable to the Merger, and (iv) to the extent publicly available, certain financial and securities data of selected other companies whose securities are traded in public markets. We also conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Harris and Total or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Harris' and Total's management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of Harris's and Total's management, is based on reasonable judgments and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that the Transaction will qualify as a reorganization under the United States Internal Revenue Code, and will be accounted for using the purchase method. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither Harris nor Total are party to any material pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. In arriving at our opinion, we have assumed that all the necessary regulatory approval and consents required for the transaction will be obtained in a manner that will not change the purchase price for Total.

We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of Harris or Total, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Harris, Total or any of their respective affiliates is a party or may be subject and, at Harris's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of common stock of Harris or Total have traded or may trade at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is directed to the Board of Directors of Harris in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of Harris. This opinion may be reproduced in full in any proxy, information or registration statement mailed to stockholders of Harris or Total. This opinion shall not otherwise be published or used, nor shall any public references to us be made, without our prior written approval.

This opinion addresses solely the fairness, from a financial point of view, to Harris of the Exchange Ratio and does not address any other terms or agreement relating to the Transaction. Our opinion does not address, nor should it be construed to address, the relative merits of the Transaction, on the one hand, or any alternative business strategies or alternative transactions that may be available to Harris, on the other hand. We were not authorized to solicit, and did not solicit, any other potential participants relative to a possible transaction. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction.

Based upon and subject to the foregoing and based upon such factors as we consider relevant, it is our opinion that the Exchange Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Harris as of the date hereof.

Sincerely


/s/ U.S. Bancorp Piper Jaffray Inc.
U.S. Bancorp Piper Jaffray Inc.










M1:776739.02

                                     ANNEX D

                             HARRIS INTERACTIVE INC.
                            LONG-TERM INCENTIVE PLAN

Section 1    General

         1.1 Purpose. This Harris Interactive Inc. Long-Term Incentive Plan (the "Plan") has been established by Harris Interactive Inc. (the "Company") (a) to attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

         1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacements of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

         1.3 Operation, Administration and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to Operation and Administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 1.4 of the Plan).

         1.4 Defined Terms. For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARS, Stock Awards and Cash Awards.

         (b) Board. The term "Board" shall mean the Board of Directors of the Company.

         (c) Change in Control. The term "Change in Control" means a change in control occurring after the Effective Date of this Plan of a nature that would be required to be reported in a proxy statement with respect to the Company (even if the Company is not actually subject to said reporting requirements) in response to Item 6(e) (or any comparable or successor Item) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors (the "Voting Stock") prior to said combination receive 75% or more of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of this Plan; and provided that, without limitation of the foregoing, such change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, excluding any stock purchase or employee stock ownership plan maintained by the Company or a Related Company) becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 15% of the outstanding Voting Stock of the Company or its successors; or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period.

         (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (e) The term "Committee" is as defined in Section 5.

         (f) The term "Eligible Individual" shall mean any employee, officer or non-employee director of the Company or a Related Company.

         (g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

                  (i) If the Stock is at the time listed or admitted to trading on any stock exchange or a national market system, including without limitation the Nasdaq National Market, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

                  (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

                  (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

         (h) Related Companies. The term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least 50% of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (11) any corporation, partnership, joint venture or other entity during any period in which at least 50% voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is a Related Company by reason of clause (i) next above.

         (i) Stock. The term "Stock" shall mean shares of common stock of the Company.

Section 2.   Options and SARs

         2.1 Descriptions.

         (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.

         (b) A stock appreciation right (a "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of. (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee pursuant to Section 2.2 of the Plan.

         2.2 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date (or less than 110% of the Fair Market Value of a share of Stock as of the Pricing Date in the case of Participants owning 10% of the voting stock of the Company). For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted.

         2.3 Exercise. An Option and SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

         2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

         (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection 2.4(c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or, at the option of the Committee, by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

         (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.5 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or SAR as the Committee determines to be desirable.


Section 3    Other Awards

         3.1 Stock Award. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards may consist of cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, and stockholder returns. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

         3.2 Cash Award. A Cash Award is a right denominated in cash or cash units to receive a payment, which may be in the form of cash, shares of Stock or a combination, based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. The performance goals that may be used by the Committee for such awards may consist of cash generation targets, profits, revenue and market share targets, profitability targets as measured by return ratio, stockholder returns and such other goals as may be designated by the Committee. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

Section 4    Operation and Administration

         4.1 Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of September 7, 1999 (the "Effective Date"); provided, however, that to the extent that Awards are made under the Plan prior to its approval by stockholders, they shall be contingent on approval of the Plan by the stockholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by stockholders.

         4.2 Shares Subject to Plan.

         (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2,750,000.

             (ii) Any shares of Stock granted under the Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (iii) If the Exercise Price of any Option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

         (b) Subject to subsection 4.2(c), the following additional maximums are imposed under the Plan.

             (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,250,000 shares.

             (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARS) shall be 500,000 shares during any three consecutive calendar years.

             (iii) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards and Cash Awards) shall be $ 1,000,000 for any single or combined performance goals established for any specified performance period. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

         (c) Subject to Section 4.14 below relating to changes in control, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee (a) will make any appropriate adjustments to the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this subsection 4.2(a) and (b), and
(b) will adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of. (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARS; as well as any other adjustments that the Committee determines to be equitable.

         4.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or a national market system, including without limitation the Nasdaq National Stock Market.

        4.4 Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

        4.5 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        4.6 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

        4.7 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        4.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        4.9 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         4.10 Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

        (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        4.11 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be canceled.

        4.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        4.13 Exceeding Limitations. To the extent that the aggregate Fair Market Value of Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $ 1 00,000, such Options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

        4.14 Change in Control. Subject to the provisions of subsection 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

         (a) All outstanding Options (regardless of whether in tandem with SARS) shall become fully exercisable.

         (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

         (c) All Stock Awards shall become fully vested.

        4.15. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

         4.16. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


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

Section 5    Committee

         5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

         5.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

         5.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section
6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

         (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).


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

         (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by a writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

        5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 6    Effect, Discontinuance, Cancellation, Amendment and Termination

         6.1 Effect on Other Awards or Bonuses. Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant Awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Eligible Individuals.

         6.2 Discontinuance, Cancellation, Amendment and Termination. The Board may at any time discontinue granting Awards under the Plan. The Board may at any time or times alter or amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of (a) the Company's stockholders, to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Stock is listed or quoted, (i) increase the maximum number of shares available under the Plan, (ii) change the group of persons eligible to receive Awards under the Plan, (iii) extend the time within which Awards may be granted, or (iv) amend the provisions of this Section 6.2, and (b) each affected Participant if the amendment, alteration or termination would adversely affect the Participant's rights or obligations under any Award made prior to the date of the amendment, alteration or termination. The termination of the Plan would not affect the validity of any Award outstanding on the date of termination.


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